       As filed with the Securities and Exchange Commission on October 27, 1997
                                                           Registration No. 333-
________________________________________________________________________________
________________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ______________________

                                       FORM S-4
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                                ______________________

                                    U.S. BANCORP
                (Exact name of registrant as specified in its charter)

         Delaware                            6711                 41-0255900
(State or other jurisdiction     (Primary Standard Industrial  (I.R.S Employer
of incorporation or organization) Classification Code Number Identification No.)

                               601 Second Avenue South
                          Minneapolis, Minnesota 55402-4302
                                    (612) 973-1111
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                     Lee R. Mitau
                                     U.S. Bancorp
                               601 Second Avenue South
                          Minneapolis, Minnesota 55402-4302
                                    (612) 973-1111
 (Name, address, including zip code,  and telephone number, including area code, of agent for service)
                                ______________________

                                      Copies to:
    Elizabeth C. Hinck, Esq.                           John G. Kost, Esq.
     Dorsey & Whitney LLP                           Fredrikson & Byron, P.A.
    220 South Sixth Street                          1100 International Centre
 Minneapolis, Minnesota 55402                        900 Second Avenue South
                                                   Minneapolis, Minnesota 55402
                                ______________________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                                ______________________

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                                ______________________

                            CALCULATION OF REGISTRATION FEE

________________________________________________________________________________
________________________________________________________________________________

                                                        Proposed           Proposed
     Title of Each                      Amount           Maximum            Maximum           Amount of
  Class of Securities                   to be         Offering Price        Aggregate        Registration
  to be Registered(1)                 Registered        Per Share         Offering Price         Fee
_________________________________________________________________________________________________________
Common Stock, $1.25 par value     960,000 shares(2)   Not Applicable     Not Applicable       $9,101(3)
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Zappco, Inc. ("Zappco") in connection with the merger described herein.
(2) Based on the approximate maximum aggregate number of shares of the Registrant's Common Stock issuable in the merger described herein.
(3) Pursuant to Rule 457(f)(2), the registration fee was calculated based upon the book value, calculated as of September 30, 1997, of the securities to be received by Registrant in the merger described herein (or $30,032,313).
                                ______________________

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________
________________________________________________________________________________

                                 [ZAPPCO LETTERHEAD]

                                                                   ______, 1997

Dear Shareholder of Zappco, Inc.:

    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Zappco, Inc. ("Zappco") to be held on _____, 1997 at ___ __.m., local time, at ___________, St. Cloud, Minnesota. A notice of the Special Meeting, proxy statement and form of proxy containing information about the matters to be acted upon are enclosed. All holders of Zappco's outstanding shares of Common Stock, $1.00 par value (the "Zappco Common Stock"), including participants in Zappco's Employee Stock Ownership Plan, as of ______, 1997 will be entitled to notice of and to vote at the Special Meeting.

    At the Special Meeting you will be asked to consider and vote upon approval of a proposed Agreement and Plan of Merger, dated September 12, 1997 (the "Merger Agreement"), which provides for the merger (the "Merger") of Zappco with and into U.S. Bancorp ("USB"). If the proposed Merger described in the accompanying Proxy Statement/Prospectus becomes effective, shareholders of Zappco will receive, for each issued and outstanding share of Zappco Common Stock they own, a number of shares of the common stock, par value $1.25 per share, of USB ("USB Common Stock") equal to $68 million (as may be adjusted pursuant to the Merger Agreement as described in the accompanying Proxy Statement/Prospectus) divided by the average of the closing prices of USB Common Stock as quoted on the New York Stock Exchange for the ten consecutive trading days ending with the day preceding the date on which the Merger becomes effective, divided by the number of shares of Zappco Common Stock outstanding on the effective date of the Merger. Any fractional share of USB Common Stock will be paid in cash. You will also be asked to consider and vote upon approval of any payments that separately or in the aggregate could or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "280G Payments").

    The proposed Merger has been approved by the Boards of Directors of Zappco and USB and is subject to approval by holders of a majority of the outstanding shares of Zappco Common Stock in addition to the approval of bank regulators. Zappco shareholders are also being asked to approve the adjournment of the Special Meeting to a later date to permit the further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. Approval of the adjournment requires the affirmative vote of at least a majority of the shares represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum.

    The Board of Directors of Zappco believes that the Merger is in the best interests of Zappco and its shareholders and therefore recommends that you vote in favor of the Merger Agreement, in favor of the 280G Payments and in favor of adjournment of the Special Meeting if necessary to permit further solicitation of proxies. It is expected that all of the 4,601 shares of Zappco Common Stock beneficially owned by the directors and executive officers of Zappco and their affiliates (approximately 29.04% of the outstanding shares of Zappco Common Stock) will be voted for approval of the Merger Agreement, for approval of the 280G Payments and for approval of adjournment of the Special Meeting if necessary to permit further solicitation of proxies. If the Merger is consummated, Zappco shareholders will no longer hold any interest in Zappco other than through their interest in USB Common Stock received in the Merger. Details of the background and reasons for the proposed Merger appear and are explained in the Proxy Statement/Prospectus. Additional information regarding Zappco and USB is also set forth in the Proxy Statement/Prospectus or is incorporated by reference therein from other documents. I urge you to read this material carefully.

    In order to ensure that your vote is represented at the Special Meeting, please indicate your choice on the enclosed form of proxy, date and sign it, and return it in the enclosed envelope or vote via facsimile at (612) 347-7077. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF THE 280G PAYMENTS AND FOR APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES. You are welcome to attend the Special Meeting and vote in person even if you have previously returned the form of proxy. If you do not attend the Special Meeting, you may still revoke your proxy at any time prior to the Special Meeting by providing written notice of such revocation or by delivering a duly executed proxy bearing a later date to Edward J. Zapp, President of Zappco.

    In addition to returning your proxy, please sign the enclosed representation letter pursuant to which you represent that it is your current intent to hold at least 50% of the USB Common Stock issued to you pursuant to the Merger (the "Representation Letter"). Zappco is required under the terms of the Merger Agreement to use its best efforts to obtain such a Representation Letter from each Zappco shareholder in order to assure the tax-free treatment of the Merger.

    Please do not send in any stock certificates at this time. A separate mailing to you will contain instructions regarding the surrender of your existing stock certificates.

                                                  Sincerely,


                                                  _______________________
                                                  Edward J. Zapp
                                                  Chairman of the Board
                                                  and President

                                     ZAPPCO, INC.
                             1015 St. Germain Street West
                           St. Cloud, Minnesota 56302-0531
                                    (320) 259-8400




                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON ________, 1997

                                     _______________





    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Zappco, Inc. ("Zappco") will be held at ________, St. Cloud, Minnesota at ____ __.m., local time, on _______, 1997 to consider and take action on the following:

    1. A proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated September 12, 1997, by and among U.S. Bancorp ("USB") and Zappco, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Appendix A. Pursuant to the Merger Agreement, among other things, Zappco will be merged with and into USB (the "Merger"), and each issued and outstanding share of the common stock, $1.00 par value, of Zappco (the "Zappco Common Stock"), will be exchanged for the right to receive the Merger Consideration (as defined in the accompanying Proxy Statement/Prospectus).

    2. A proposal to approve payments that separately or in the aggregate could or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "280G Payments").

    3. A proposal to adjourn the Special Meeting to a later date to permit further solicitation of proxies in the event an insufficient number of shares is present in person or by proxy at the Special Meeting to approve the Merger Agreement.

    4. Such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

    Any action may be taken on any of the foregoing proposals at the Special Meeting on such date or on any date or dates to which the Special Meeting may be properly adjourned or postponed. The Board of Directors is not aware of any other business to come before the Special Meeting.

    Only shareholders of record of Zappco Common Stock at the close of business on ______, 1997, are entitled to notice of, and to vote at, the Special Meeting. Approval by Zappco shareholders of the Merger Agreement requires the affirmative vote of a majority of the shares of Zappco Common Stock outstanding and entitled to vote at the Special Meeting. Approval of the 280G Payments requires the affirmative vote of more than 75% of the voting power of all outstanding shares of Zappco Common Stock, excluding those shares held or constructively owned by the individuals (Edward J. Zapp and John E. Leisen) whose compensation is being considered. Approval of the adjournment of the Special Meeting by Zappco shareholders requires the affirmative vote of at least a majority of the shares of Zappco Common Stock represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum.

THE BOARD OF DIRECTORS OF ZAPPCO UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER, FOR APPROVAL OF THE 280G PAYMENTS AND FOR
     ---                         ---                                   ---
APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATIONS OF PROXIES.

    Holders of Zappco Common Stock who do not vote their shares in favor of the Merger Agreement and who strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") have the right to dissent from the Merger Agreement and make written demand for payment of the "fair value" of their shares ("Dissenting Shares"). For a description of the rights of holders of Dissenting Shares, see Section 302A.471 of the MBCA, a copy of which is included in Appendix C to the accompanying Proxy Statement/Prospectus. In addition, a description of the procedures to be followed in order to obtain payment for Dissenting Shares is set forth under the caption "Rights of Dissenting Shareholders" in the Proxy Statement/Prospectus.

    Your attention is directed to the Proxy Statement/Prospectus and the Appendices for more complete information regarding the Merger Agreement.

    It is important that all shareholders of Zappco Common Stock be represented at the Special Meeting. We urge you to sign and return the enclosed proxy as promptly as possible--whether or not you plan to attend the Special Meeting. The proxy should be returned to Fredrikson & Byron, P.A., special counsel to Zappco, in the enclosed envelope or you may vote via facsimile at (612) 347-7077. The proxy may be revoked at any time prior to its exercise. Your proxy will not be used if you attend and vote at the Special Meeting in person.

                                      By Order of the Board of Directors


                                      __________________________________
                                      Edward J. Zapp
                                      Chairman of the Board
                                      and President



St. Cloud, Minnesota
Date:  ______, 1997

YOUR VOTE IS IMPORTANT. HOLDERS OF ZAPPCO COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE OR SEND IT VIA FACSIMILE AT (612) 347-7077. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. INSTRUCTIONS REGARDING THE PROCEDURE FOR THE EXCHANGE OF YOUR CERTIFICATES WILL BE SENT TO YOU IN A SEPARATE MAILING; SUCH PROCEDURE IS EXPLAINED IN THE PROXY STATEMENT/PROSPECTUS.

                                    PROXY STATEMENT
                                          OF
                                     ZAPPCO, INC.
                                     ____________

                                      PROSPECTUS
                                          OF
                                     U.S. BANCORP
                            COMMON STOCK, $1.25 PAR VALUE
                                     ____________

    This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), is being furnished to holders of common stock, $1.00 par value ("Zappco Common Stock"), of Zappco, Inc., a Minnesota corporation ("Zappco"), in connection with the solicitation of proxies by the Board of Directors of Zappco for use at a special meeting of such holders (the "Special Meeting") to be held on ______, 1997, commencing at ___ __.m., local time, and at any adjournment or postponement thereof. At the Special Meeting, holders of Zappco Common Stock will be asked to consider and act upon (i) a proposal to approve the Agreement and Plan of Merger, dated September 12, 1997 (the "Merger Agreement"), by and among U.S. Bancorp, a Delaware corporation ("USB"), and Zappco, and the transactions contemplated thereby, pursuant to which, among other things, Zappco would be acquired by USB by means of a merger of Zappco with and into USB (the "Merger") and (ii) a proposal to approve payments of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "280G Payments"). A copy of the Merger Agreement is attached hereto as APPENDIX A and is incorporated herein by reference.

    Pursuant to the Merger Agreement, each issued and outstanding share of Zappco Common Stock will be converted into the right to receive a number of shares of the common stock, par value $1.25 per share, of USB ("USB Common Stock") equal to $68 million (the "Purchase Price," as may be adjusted pursuant to the Merger Agreement and described herein) divided by the average of the closing prices of USB Common Stock as quoted on the New York Stock Exchange (the "NYSE") for the ten consecutive trading days ending with the day preceding the date on which the Merger becomes effective, divided by the number of shares of Zappco Common Stock outstanding on the date on which the Merger becomes effective. Any fractional share of USB Common Stock will be paid in cash. Shares of USB Common Stock issued pursuant to the Merger, plus cash paid in lieu of fractional shares, constitute the "Merger Consideration." See "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders." The outstanding shares of USB Common Stock are, and it is a condition to the consummation of the Merger that the shares of USB Common Stock to be issued in the Merger be, listed on the NYSE under the symbol "USB." The last reported sale price of USB Common Stock on the NYSE Composite Tape on _____, 1997 was $____ per share, and the average closing price for the ten consecutive trading days ending on such date was $____ per share.

                                                       (CONTINUED ON NEXT PAGE)
                                     ____________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROXY STATEMENT/PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE SHARES OF USB COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
         DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND
            ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
                  BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE
                        FUND OR ANY OTHER GOVERNMENTAL AGENCY.

             THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ______, 1997.

Based on such average closing price, and assuming no adjustment to the Purchase Price, the number of shares of USB Common Stock issued in exchange for each share of Zappco Common Stock would be ____. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF THE USB COMMON STOCK AT ANY TIME BEFORE THE EFFECTIVE DATE OR AS TO THE MARKET PRICE OF THE USB COMMON STOCK AT ANY TIME THEREAFTER.

    For additional information regarding the terms of the Merger, see the Merger Agreement attached as APPENDIX A hereto and "The Merger" herein.

    Consummation of the Merger is conditioned upon, among other things, receipt of all required shareholder and regulatory approvals. If there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement, the Zappco shareholders may be asked to approve adjournment of the Special Meeting to permit further solicitation of proxies. See "Adjournment of the Special Meeting" and "The Merger--Regulatory Approvals Required."

    HOLDERS OF ZAPPCO COMMON STOCK WHO COMPLY WITH THE REQUIREMENTS OF SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT (THE "MBCA") ARE ENTITLED TO ASSERT DISSENTERS' RIGHTS WITH RESPECT TO THE PROPOSED MERGER AND TO OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES IF THE PROPOSED MERGER IS CONSUMMATED. IN ORDER TO PERFECT DISSENTERS' RIGHTS, A SHAREHOLDER MUST SEND A NOTICE TO THE CORPORATION BEFORE THE DATE OF THE VOTE AND MUST NOT VOTE IN FAVOR OF THE MERGER BY PROXY OR OTHERWISE. A COPY OF SECTIONS 302A.471 AND 302A.473 OF THE MBCA IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX C. SEE "RIGHTS OF DISSENTING SHAREHOLDERS."

    THE BOARD OF DIRECTORS OF ZAPPCO UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ZAPPCO VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF THE 280G PAYMENTS AND FOR APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

    This Proxy Statement/Prospectus also constitutes a prospectus of USB with respect to the shares of USB Common Stock issuable to shareholders of Zappco upon consummation of the Merger. USB has supplied all information contained in this Proxy Statement/Prospectus relating to USB and its subsidiaries, and Zappco has supplied all information contained in this Proxy Statement/Prospectus relating to Zappco and its subsidiaries.

    This Proxy Statement/Prospectus and the accompanying form of proxy for the Special Meeting are first being mailed to the shareholders of Zappco on or about ______, 1997.

    This Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by USB, relating to the registration under the Securities Act of 1933, as amended, of up to 960,000 shares of USB Common Stock to be issued in connection with the Merger.

                                  TABLE  OF CONTENTS

AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .    1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . . . .    1

SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
    The Parties to the Merger  . . . . . . . . . . . . . . . . . . . . . .    4
    The Proposed Merger  . . . . . . . . . . . . . . . . . . . . . . . . .    4
    Special Meeting of Zappco Shareholders . . . . . . . . . . . . . . . .    5
    Vote Required to Approve the Merger, the 280G Payments and the
    Adjournment; Quorum  . . . . . . . . . . . . . . . . . . . . . . . . .    5
    Recommendation of the Zappco Board of Directors  . . . . . . . . . . .    5
    Summary of Reasons for the Merger  . . . . . . . . . . . . . . . . . .    6
    The Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . .    6
    Effective Date of the Merger . . . . . . . . . . . . . . . . . . . . .    6
    Surrender of Zappco Common Stock Certificates  . . . . . . . . . . . .    6
    Regulatory Approvals Required  . . . . . . . . . . . . . . . . . . . .    7
    Conditions, Waiver and Amendment and Termination . . . . . . . . . . .    7
    Limitation on Negotiations . . . . . . . . . . . . . . . . . . . . . .    7
    Interests of Certain Persons in the Merger . . . . . . . . . . . . . .    8
    Certain Federal Income Tax Consequences to Zappco Shareholders . . . .    8
    Resale of USB Common Stock . . . . . . . . . . . . . . . . . . . . . .    9
    Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . .    9
    Dissenters' Rights of Appraisal  . . . . . . . . . . . . . . . . . . .    9
    Market and Market Prices . . . . . . . . . . . . . . . . . . . . . . .   10
    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    Differences in Rights of Zappco Shareholders . . . . . . . . . . . . .   10
    Excess Parachute Payments  . . . . . . . . . . . . . . . . . . . . . .   10

COMPARATIVE UNAUDITED PER SHARE DATA . . . . . . . . . . . . . . . . . . .   12

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . .   14

SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . . . . . . .   14

SELECTED HISTORICAL FINANCIAL DATA OF
    U.S. BANCORP . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SELECTED HISTORICAL FINANCIAL DATA OF
    ZAPPCO, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

INFORMATION CONCERNING THE SPECIAL MEETING . . . . . . . . . . . . . . . .   17
    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    Solicitation, Voting and Revocability of Proxies . . . . . . . . . . .   17
    Beneficial Ownership of Zappco Common Stock  . . . . . . . . . . . . .   18

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    Terms of the Merger; Consideration to be Received by Zappco
    Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    Background of and Reasons for the Merger . . . . . . . . . . . . . . .   22
    The Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . .   23
    Effective Date of the Merger . . . . . . . . . . . . . . . . . . . . .   27
    Surrender of Zappco Common Stock Certificates  . . . . . . . . . . . .   27
    Conditions to Consummation of the Merger . . . . . . . . . . . . . . .   28
    Regulatory Approvals Required  . . . . . . . . . . . . . . . . . . . .   30

                                     (i)


    Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . . . . .   31
    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    Limitation on Negotiations . . . . . . . . . . . . . . . . . . . . . .   32
    Conduct of Zappco Business Pending the Merger  . . . . . . . . . . . .   32
    Interests of Certain Persons in the Merger . . . . . . . . . . . . . .   35
    Certain Federal Income Tax Consequences to Zappco Shareholders . . . .   36
    Stock Exchange Listing of USB Common Stock . . . . . . . . . . . . . .   37
    Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . .   37
    USB Escrow Deposit . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    Resale of USB Common Stock Received by Zappco Shareholders . . . . . .   38
    USB Dividend Reinvestment and Common Stock Purchase Plan . . . . . . .   39
    Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . .   39
    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
    Certain Differences in Rights of Zappco Shareholders . . . . . . . . .   39

EXCESS PARACHUTE PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . .   45

RIGHTS OF DISSENTING SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . .   45

BUSINESS OF USB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
    Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . .   48
    Management and Additional Information  . . . . . . . . . . . . . . . .   49

BUSINESS OF ZAPPCO . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    Market Area and Competition  . . . . . . . . . . . . . . . . . . . . .   49
    Properties and Employees . . . . . . . . . . . . . . . . . . . . . . .   50
    Market Prices and Dividends on Zappco Common Stock . . . . . . . . . .   50
    Supervision and Regulation . . . . . . . . . . . . . . . . . . . . . .   50

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS OF ZAPPCO  . . . . . . . . . . . .   51
    Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . .   51
    Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . .   52
    Net Interest Income  . . . . . . . . . . . . . . . . . . . . . . . . .   53
    Analysis of Interest Income  . . . . . . . . . . . . . . . . . . . . .   54
    Non-Interest Income  . . . . . . . . . . . . . . . . . . . . . . . . .   54
    Non-Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . .   55
    Tax Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
    Loan Portfolio Review  . . . . . . . . . . . . . . . . . . . . . . . .   56
    Loan Portfolio Distribution  . . . . . . . . . . . . . . . . . . . . .   57
    Allowance for Loan Losses  . . . . . . . . . . . . . . . . . . . . . .   57
    Non-Performing Assets  . . . . . . . . . . . . . . . . . . . . . . . .   59
    Securities Portfolio . . . . . . . . . . . . . . . . . . . . . . . . .   60
    Deposit Distribution . . . . . . . . . . . . . . . . . . . . . . . . .   61
    Other Borrowed Money . . . . . . . . . . . . . . . . . . . . . . . . .   61
    Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    Capital Ratios . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    Interest Rate Risk Management  . . . . . . . . . . . . . . . . . . . .   63
    Interest Rate Risk Management Guidelines . . . . . . . . . . . . . . .   64
    Liquidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
    Liquidity Management Guidelines  . . . . . . . . . . . . . . . . . . .   66

DESCRIPTION OF USB CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . .   67

                                    (ii)


    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
    Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
    Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    Certain Provisions of the USB Certificate and USB Bylaws . . . . . . .   72

DESCRIPTION OF ZAPPCO CAPITAL STOCK  . . . . . . . . . . . . . . . . . . .   73
    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

ADJOURNMENT OF THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . .   73

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

APPENDIX A--AGREEMENT AND PLAN OF MERGER . . . . . . . . . . . . . . . . .  A-1

APPENDIX B--OPINION OF DAIN BOSWORTH, INCORPORATED . . . . . . . . . . . .  B-1

APPENDIX C--SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTANESS
    CORPORATION ACT--DISSENTERS' APPRAISAL RIGHTS  . . . . . . . . . . . .  C-1



                                    (iii)

                                AVAILABLE INFORMATION

    USB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by USB with the Commission may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. The USB Common Stock is listed on the NYSE. The periodic reports, proxy statements and other information filed by USB also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    USB has filed a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of USB Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Proxy Statement/Prospectus as to the contents of any document are not necessarily complete and, in each instance, reference is made to the copies of such document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO USB (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO JOHN DANIELSON, INVESTOR AND CORPORATE RELATIONS, U.S. BANCORP, 601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402-4302, TELEPHONE NUMBER (612) 973-2261. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS BEFORE THE SPECIAL MEETING.

    The following documents which have been filed by USB (formerly known as First Bank System, Inc.) with the Commission are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K"); (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997;
(iii) two Current Reports on Form 8-K dated March 20, 1997; (iv) Current Report on Form 8-K dated June 24, 1997; (v) Current Report on Form 8-K dated August 1, 1997; (vi) Current Report on Form 8-K dated September 30, 1997; (vii) Current Report on Form 8-K dated October 17, 1997; (viii) the portions of USB's Proxy Statement for the Annual Meeting of Stockholders held on April 24, 1997 that have been incorporated by reference in the 1996 Form 10-K; and (ix) the description of the USB Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering described herein.

    All documents filed by USB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and before the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Also incorporated by reference herein is the Merger Agreement, which is attached to this Proxy Statement/Prospectus as APPENDIX A. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                          -----------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES AND OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USB OR ZAPPCO.

    THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY, OR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO PURCHASE ANY SECURITIES, IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFER MAY NOT LAWFULLY BE MADE.

    THIS PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALES OF THE USB COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY SHAREHOLDERS OF ZAPPCO DEEMED TO BE "AFFILIATES" OF ZAPPCO OR USB UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

    NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF USB OR ZAPPCO SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           CAUTIONARY STATEMENT CONCERNING
                             FORWARD-LOOKING INFORMATION

    THIS PROXY STATEMENT/PROSPECTUS (INCLUDING INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN) CONTAINS OR MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES, FUTURE PERFORMANCE AND BUSINESS OF EACH OF USB AND ZAPPCO. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES; (1) EXPECTED COST SAVINGS FROM THE MERGER OF FIRST BANK SYSTEM, INC. AND U.S. BANCORP ON AUGUST 1, 1997 (THE "FBS/USB MERGER") CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE FBS/USB MERGER ARE LOWER THAN EXPECTED, OR DEPOSIT ATTRITION, OPERATING COSTS OR CUSTOMER LOSS AND BUSINESS DISRUPTION FOLLOWING THE FBS/USB MERGER ARE GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURES AMONG DEPOSITORY AND OTHER FINANCIAL INSTITUTIONS INCREASE SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF FIRST BANK SYSTEM, INC. AND THE FORMER U.S. BANCORP ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (6) GENERAL ECONOMIC OR BUSINESS CONDITIONS, EITHER NATIONALLY, IN MINNESOTA OR IN THE STATES IN WHICH USB IS OTHERWISE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY OR A REDUCED DEMAND FOR CREDIT; (7) LEGISLATIVE OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH USB IS ENGAGED; AND (8) CHANGES IN THE SECURITIES MARKETS.

                                       SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "USB" AND "ZAPPCO" REFER TO U.S. BANCORP AND ZAPPCO, INC., RESPECTIVELY, AND, WHERE THE CONTEXT SO REQUIRES, TO SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES. ALL INFORMATION CONCERNING USB INCLUDED HEREIN HAS BEEN FURNISHED BY USB, AND ALL INFORMATION INCLUDED HEREIN CONCERNING ZAPPCO HAS BEEN FURNISHED BY ZAPPCO.

THE PARTIES TO THE MERGER

    USB. USB is a regional multi-state bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and headquartered in Minneapolis, Minnesota. USB operates five banks and eleven trust companies with offices in 17 contiguous states from Illinois to Washington. The banking subsidiaries of USB are engaged in general retail and commercial banking business, and provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities and other financial institutions. USB also has various other subsidiaries engaged in financial services.

    For further information concerning USB, see "Business of USB" and "Selected Historical Financial Data of U.S. Bancorp" herein and the USB documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference." The principal executive offices of USB are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111).

    ZAPPCO. Zappco is a multi-bank holding company registered under the Bank Holding Company Act. Its principal noncash assets consist of three banks, including Zapp National Bank ("Zapp Bank"), First National Bank of Little Falls ("First National") and Melrose State Bank ("Melrose State") (together, the "Banks"), which together have six commercial banking offices located in the Minnesota cities of St. Cloud, Sartell, Little Falls and Melrose, in addition to Zapp Data, Inc., a data processing center ("Zapp Data"), and Zapp Bank Plaza Partnership, a real estate partnership ("Zapp Plaza"), both of which are located in St. Cloud (together with the Banks, the "Subsidiaries"). The Banks provide general commercial and consumer banking services, including commercial lending, mortgage origination and ATM locations, in addition to a complete range of deposit products including checking accounts, savings accounts, certificates of deposit and money market accounts. Zapp Bank also provides trust and brokerage services. Zapp Data provides data processing services primarily to the Banks, and Zapp Plaza owns and manages the building in which Zapp Bank's main office is located. As of June 30, 1997, Zappco had consolidated assets of $346.0 million and total deposits of $295.0 million.

    For further information concerning Zappco, see "Business of Zappco," "Selected Historical Financial Data of Zappco, Inc.," and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Zappco" herein. The principal executive offices of Zappco are located at 1015 St. Germain St. West, St. Cloud, Minnesota (telephone (320) 259-8400).

THE PROPOSED MERGER

    The Agreement and Plan of Merger, dated September 12, 1997, among USB and Zappco, provides for the merger of Zappco with and into USB, with USB as the surviving corporation. Assuming the Merger Agreement is approved by the shareholders of Zappco, the Merger will become effective upon the filing of an appropriate certificate of merger and articles of merger with the Secretaries of State in the States of Delaware and Minnesota, respectively (the "Effective Date"). Upon consummation of the Merger, each issued and outstanding share of Zappco Common Stock will be converted into the right to receive the Merger Consideration. If the Merger is consummated, Zappco shareholders will no longer hold any interest in Zappco other than through their interest in USB
Common Stock received in the Merger. Each outstanding share of USB capital stock will remain outstanding and unchanged following the Merger. See "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders."

    The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. See "The Merger--Conditions to Consummation of the Merger."

    Pursuant to the Merger Agreement, the certificate of incorporation and bylaws of USB as in effect prior to the Effective Date will be the certificate of incorporation and bylaws of USB, as the surviving corporation in the Merger, after the Effective Date. In addition, the officers and directors of USB prior to the Effective Date will be the officers and directors of USB, as the surviving corporation in the Merger, after the Effective Date until their successors are duly elected or appointed and qualified.

SPECIAL MEETING OF ZAPPCO SHAREHOLDERS

    The Special Meeting to consider and vote upon the Merger Agreement and the
280G Payments will be held in St. Cloud, Minnesota, at             , on       ,
1997 at    .m.  local time.  Only holders of record of Zappco Common Stock
at the close of business on      , 1997 (the "Record Date"), will be entitled
to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 15,842 shares of Zappco Common Stock. Each share of Zappco Common Stock is entitled to one vote on the Merger Agreement. See "Information Concerning the Special Meeting."

VOTE REQUIRED TO APPROVE THE MERGER, THE 280G PAYMENTS AND THE ADJOURNMENT;
QUORUM

    Pursuant to Minnesota law, approval of the Merger Agreement requires the affirmative vote of the holders of a majority of all shares of Zappco Common Stock outstanding at the Record Date. Approval of the 280G Payments requires the affirmative vote of more than 75% of the voting power of all outstanding shares of Zappco Common Stock, excluding those shares held or constructively owned by the individuals (Edward J. Zapp and John E. Leisen) whose compensation is being considered. A majority of all shares of Zappco Common Stock outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum for the Special Meeting. Approval of the adjournment of the Special Meeting requires the affirmative vote of at least a majority of the outstanding shares of Zappco Common Stock represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum. Approval of the Merger Agreement by the shareholders of USB is not required under applicable law.

    It is expected that all of the 4,601 shares of Zappco Common Stock beneficially owned by directors and executive officers, and their affiliates, of Zappco at the Record Date (approximately 29.04% of the total number of outstanding shares of Zappco Common Stock at such date) will be voted for approval of the Merger Agreement and the 280G Payments (excluding shares owned or controlled by Edward J. Zapp and John F. Leisen who will receive such payments) and for adjournment of the Special Meeting under the circumstances described herein. As of the Record Date, USB beneficially owned no shares of Zappco Common Stock, and directors and officers of USB and their affiliates beneficially owned no shares of Zappco Common Stock. See "Information Concerning the Special Meeting--Solicitation, Voting and Revocability of Proxies."

RECOMMENDATION OF THE ZAPPCO BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF ZAPPCO RECOMMENDS THAT ZAPPCO SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF THE 280G PAYMENTS AND FOR APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

     The Board of Directors of Zappco recommends that the shareholders of Zappco approve the Merger Agreement. The Zappco Board believes that the terms of the Merger Agreement are fair and that the Merger is in the best interests of Zappco and its shareholders. In making its recommendation, the Zappco Board considered the opinion of Dain Bosworth Incorporated, financial advisor to the Zappco Board, dated September 12, 1997, to the effect that the Merger Consideration is fair to the shareholders of Zappco from a financial
point of view.  See "The Merger--The Fairness Opinion." On     , 1997, the
last sale price for USB Common Stock on the NYSE was $   per share, and the
average closing price for the ten consecutive trading days ending on such
date was $   per share. Based on such average closing price, and assuming no adjustment to the Purchase Price, the number of shares of USB Common Stock
issued in exchange for each share of Zappco Common Stock would be    .  See
"The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders." The directors and executive officers of Zappco have unanimously indicated that they intend to vote the Zappco Common Stock that they hold in favor of the Merger Agreement and in favor of the 280G Payments (to the extent their shares can be voted for such). See "Information Concerning the Special Meeting--Beneficial Ownership of Zappco Common Stock."

SUMMARY OF REASONS FOR THE MERGER

    The Zappco Board of Directors, after careful study and evaluation of economic, financial, legal and market factors, believes that the Merger Agreement is in the best interests of Zappco and Zappco's shareholders. The Zappco Board believes that the Merger Consideration is fair and that the USB Common Stock has greater market liquidity than Zappco Common Stock. See "The Merger - Background of and Reasons for the Merger."

THE FAIRNESS OPINION

    Dain Bosworth Incorporated ("Dain"), financial advisor to Zappco, has rendered to the Zappco Board of Directors a written opinion dated September 12, 1997, to the effect that, as of such date and based upon and subject to certain matters stated in the opinion, the Merger Consideration is fair to the holders of Zappco Common Stock from a financial point of view. A copy of the opinion of Dain is attached hereto as APPENDIX B and should be read carefully in its entirety. See "The Merger - The Fairness Opinion."

EFFECTIVE DATE OF THE MERGER

    The Merger will become effective upon the filing of an appropriate certificate of merger and articles of merger relating thereto with the Secretaries of State in the States of Delaware and Minnesota, respectively. The Merger Agreement provides that the parties to the Merger Agreement will cause the Merger to be effected as soon as practicable after receipt of all necessary regulatory approvals, provided that each of the conditions to consummation of the Merger has been satisfied or waived. The Merger cannot become effective until Zappco shareholders have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken. The Merger Agreement may be terminated by either USB or Zappco if the Merger has not become effective by February 28, 1998 (unless failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder). Accordingly, there can be no assurance as to whether or when the Merger will become effective. See "The Merger--Effective Date of the Merger," "--Conditions to Consummation of the Merger" and "--Regulatory Approvals Required."

SURRENDER OF ZAPPCO COMMON STOCK CERTIFICATES

    In a mailing separate from this Proxy Statement/Prospectus, Zappco (or a representative of Zappco) will send a notice and transmittal form, with instructions, to each holder of Zappco Common Stock of record advising such holder of the procedure for surrendering his or her certificates evidencing

Zappco Common Stock. Such notice and transmittal form will be sent prior to the Zappco Special Meeting. Zappco shareholders should not send in their stock certificates until they receive such separate instructions from Zappco. See "The Merger--Surrender of Zappco Common Stock Certificates."

REGULATORY APPROVALS REQUIRED

    The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act. The acquisition of control of Melrose State by USB as a result of the Merger is also subject to the prior approval of the Minnesota Commissioner of Commerce (the "Commissioner") under Section 46.048 of the Minnesota Statutes (the "Minnesota Change in Control Statute"). USB filed its notice of its intent to acquire Zappco with the Federal Reserve Board on October 1, 1997.
USB also filed its notice of its intent to acquire Melrose State as a result of the Merger with the Commissioner on October 1, 1997. See "The Merger--Regulatory Approvals Required."

CONDITIONS, WAIVER AND AMENDMENT AND TERMINATION

    The respective obligations of USB and Zappco to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger,
(ii) the approval of the Merger Agreement and 280G Payments by the requisite vote of Zappco shareholders and (iii) certain other conditions customary in transactions of this kind. A failure of any of such conditions to be satisfied would, if not waived, prevent consummation of the Merger.

    At any time before the Effective Date, any party to the Merger Agreement may (i) extend the time for performance of any obligations or other acts of the other party under the Merger Agreement or (ii) waive compliance with any of the agreements of the other parties or with any conditions of its own obligations contained in the Merger Agreement, to the extent that such obligations, agreements and conditions are intended for such party's own benefit. In addition, the Merger Agreement may be amended by written instrument approved by the parties and signed on behalf of each of the parties. See "The Merger--Waiver and Amendment."

    The Merger Agreement may be terminated at any time before the Effective Date (i) by mutual consent of USB and Zappco; (ii) by either USB or Zappco, if any of the conditions to such party's obligation to consummate the transaction contemplated in the Merger Agreement have become impossible to satisfy; or
(iii) by either USB or Zappco, if the Effective Date is not on or before February 28, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder). See "The Merger--Termination."

LIMITATION ON NEGOTIATIONS

    The Merger Agreement provides that Zappco will not, and will cause its Subsidiaries and Zappco's and each Subsidiary's officers, directors, employees, agents and affiliates, not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any officers or employees of Zappco or its Subsidiaries) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Zappco or any Subsidiary, or other similar transaction or business combination involving Zappco or any Subsidiary, or participate in any negotiations in connection with or in furtherance of any of the foregoing or permit any person other than USB and its representatives to have any access to the facilities of, or furnish to any person other than USB and its representatives any non-public information with respect to, Zappco or any Subsidiary in connection with or in furtherance of any of the foregoing. The Merger Agreement also requires Zappco promptly to notify USB if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made concerning any such transactions and promptly to provide USB with such information concerning such matters as USB may request. See "The Merger--Limitation on Negotiations."

    The foregoing provisions may have the effect of discouraging competing offers to acquire or merge with Zappco.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    SALARY CONTINUATION AGREEMENTS. Zappco is party to salary continuation agreements with Edward J. Zapp, its President and Chairman of the Board and a shareholder, and with John E. Leisen, its Vice President, a director and a shareholder. USB has agreed to assume and be bound by the terms of such salary continuation agreements. As a result of the Merger and the anticipated continuation of such agreements, USB and Zappco expect that Messrs. Zapp and Leisen will each receive an annual amount of $60,000 in salary continuation payments following the Merger.

    NONCOMPETITION AGREEMENTS. Simultaneously with the execution of the Merger Agreement, each of Messrs. Zapp and Leisen entered into a Noncompetition Agreement with USB, pursuant to which each of Messrs. Zapp and Leisen received separate consideration to be paid by USB in an annual amount of $200,000 for approximately eight and seven years, respectively, subject to adjustment, as well as certain retiree medical benefits. See "The Merger--Noncompetition Agreements."

    OFFER OF CONTINUED EMPLOYMENT. Mr. Leisen and certain other employees of Zappco have been offered continued employment with USB following the anticipated closing of the Merger. Mr. Leisen has been offered continued employment through December 31, 1998, or longer as mutually agreed upon, during which time Mr. Leisen will receive an annual base salary of $165,000, as well as benefits normally offered to eligible employees of USB. Mr. Leisen will also be granted 4,000 shares of USB Restricted Stock, which will vest over a three-year period.

    SEVERANCE PAYMENTS. Pursuant to the Merger Agreement, certain employees mutually agreed upon by USB and Zappco will enter into severance agreements with USB substantially in the form provided by USB to Zappco. With respect to employees of Zappco or any of its Subsidiaries not subject to any other severance agreement, the Merger Agreement provides that USB will pay severance to such employees in accordance with USB's General Severance Pay Program, as the same may be amended from time to time.

    PURCHASE OF CERTAIN ASSETS. Pursuant to the Merger Agreement, Mr. Zapp has agreed to purchase from Zappco, immediately prior to the Effective Date, certain assets of a personal and historical interest to the founding families listed on a schedule to the Merger Agreement at the book value of such assets as of the last day of the month preceding the month in which the Effective Date occurs.

    The foregoing interests of members of management or shareholders of Zappco and its affiliates in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of nonaffiliated shareholders. See "The Merger--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO ZAPPCO SHAREHOLDERS

    Fredrikson & Byron, P.A., counsel to Zappco, will deliver to Zappco an opinion of counsel, which will be based upon various representations and assumptions and subject to various qualifications, to the effect that for federal income tax purposes the Merger will qualify as a "reorganization" under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that accordingly (a) no gain or loss will be recognized for federal income tax purposes by USB or Zappco as a result of the consummation of the Merger,
(b) no gain or loss will be recognized for federal income tax purposes by any

Zappco shareholder upon the receipt of USB Common Stock for Zappco Common Stock in the Merger (except to the extent of any cash received in lieu of fractional shares), and (c) the tax basis of the USB Common Stock received by a Zappco shareholder who exchanges Zappco Common Stock for USB Common Stock will be the same as the basis of the Zappco Common Stock surrendered in exchange therefor. EACH ZAPPCO SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR ANY SUBSEQUENT SALES OF THE USB COMMON STOCK RECEIVED AS PART OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH SHAREHOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. SEE "THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO ZAPPCO SHAREHOLDERS."

RESALE OF USB COMMON STOCK

    The USB Common Stock issuable to holders of Zappco Common Stock upon consummation of the Merger has been registered under the Securities Act, and will be transferable freely and without restriction by those holders of Zappco Common Stock who receive such shares following consummation of the Merger and who are not deemed to be "affiliates" (as defined under the Securities Act). Zappco has agreed in the Merger Agreement to use its best efforts to obtain (i) signed representation letters (the "Affiliate Letter") (in the form attached as Exhibit A to the Merger Agreement) from each shareholder of Zappco who may reasonably be deemed an "affiliate" of Zappco (as such term is used in Rule 145 under the Securities Act) to the effect that such person will not dispose of shares issued to him pursuant to the Merger except in compliance with Rule 145 under the Securities Act, in a transaction that is otherwise exempt from the registration requirements under the Securities Act or in an offering registered under the Securities Act, and (ii) signed representation letters from all of the shareholders of Zappco (the "Representation Letter") (a copy of which is enclosed with this Proxy Statement/Prospectus) to the effect that it is each such person's plan and intent to hold (and not to sell, transfer or otherwise dispose of) at least 50% of the shares of USB Common Stock issued to him or her pursuant to the Merger. See "The Merger--Resale of USB Common Stock Received by Zappco Shareholders."

    Until the second anniversary of the Effective Date, upon request, USB has agreed to purchase from the former shareholders of Zappco up to an aggregate of 30% of the total number of shares of USB Common Stock issued upon exchange of Zappco Common Stock in the Merger. The purchase price for each such share purchased by USB shall be equal to the closing price for a share of USB Common Stock as quoted on the NYSE on the trading day immediately prior to the day on which such purchase occurs. At any such time as USB has purchased a number of shares of USB Common Stock representing 30% of the total number of shares issued pursuant to the Merger, USB's obligation to purchase shares shall cease.

 In addition, USB may, in its sole and absolute discretion, suspend its obligation to purchase shares in the event of restrictions imposed by federal securities laws or accounting requirements for transactions accounted for as a pooling-of-interests.

ACCOUNTING TREATMENT

    USB intends to account for the Merger using the purchase method of accounting under generally accepted accounting principles ("GAAP"). See "The Merger--Accounting Treatment."

DISSENTERS' RIGHTS OF APPRAISAL

    Under Section 302A.471 of the MBCA, any holder of Zappco Common Stock who does not vote in favor of the Merger and who strictly complies with the procedural requirements of Section 302A.473 of the MBCA, the full text of which is included in APPENDIX C to this Proxy Statement/Prospectus, will have the right to dissent to the Merger Agreement and make written demand for the payment of "fair value" of such holder's shares of Zappco Common Stock. See "Rights of Dissenting Shareholders."

MARKET AND MARKET PRICES

    USB Common Stock is listed on the NYSE under the symbol "USB." There is no public market for shares of Zappco Common Stock. The following table sets forth the closing price per share of USB Common Stock and the "equivalent per share price" (as defined below) of Zappco Common Stock as of (i) September 12, 1997, the last trading day before USB announced execution of the Merger
Agreement, and (ii)      , 1997.  The "equivalent per share price" of the
Zappco Common Stock as of each such date equals the average closing price per share of USB Common Stock for the ten consecutive trading days ending on such date multiplied by the number derived by dividing the Purchase Price, assuming no adjustments, divided by the number of shares of Zappco Common Stock outstanding on such date. See "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders."

         Market Price             USB              Equivalent
         Per Share              Common              Per Share
         At:                     Stock                Price
    ------------------         -----------       -------------
    September 12, 1997         $     90.38       $    4,545.86
                , 1997         $                 $

    Apart from the publicly disclosed information concerning USB which is included and incorporated by reference in this Proxy Statement/Prospectus, USB does not know what factors account for changes in the market price of its stock. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICES OF USB COMMON STOCK AT ANY TIME BEFORE THE EFFECTIVE DATE, OR AT ANY TIME THEREAFTER. See "--The Proposed Merger" above and "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders."

EXPENSES

    The Merger Agreement provides that all costs and expenses incurred in connection with such agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, except for certain costs and expenses that USB has agreed to reimburse to Zappco. See "The Merger--Expenses."

DIFFERENCES IN RIGHTS OF ZAPPCO SHAREHOLDERS

    Upon consummation of the Merger, holders of Zappco Common Stock will become holders of USB Common Stock. As a result, their rights as shareholders, which are now governed by Minnesota corporate law and Zappco's Articles of Incorporation and Bylaws, will be governed by Delaware corporate law and USB's Certificate of Incorporation and Bylaws. Because of certain differences between Minnesota and Delaware corporate law and between the provisions of Zappco's Articles of Incorporation and Bylaws and USB's Certificate of Incorporation and Bylaws, the current rights of Zappco shareholders will change significantly after the Merger. For a discussion of the material differences between the rights of shareholders of Zappco and the rights of shareholders of USB, see "The Merger--Certain Differences in Rights of Zappco Shareholders."

EXCESS PARACHUTE PAYMENTS

    The Merger Agreement provides that Zappco or its successor, USB, shall make no payments that separately or in the aggregate could or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, unless and until such payments are approved by Zappco's shareholders in accordance with the provisions of Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code. In order to avoid the denial of deductibility and the imposition of the excise tax which applies to 280G Payments, Zappco's shareholders are being asked to approve such payments. Approval of the 280G Payments requires the affirmative vote of more than 75% of the voting power of all outstanding shares of Zappco Common Stock, excluding those shares held or constructively owned by the individuals (Messrs. Zapp and Leisen) whose compensation is being considered. See "Excess Parachute Payments."

    As described in more detail elsewhere in this Proxy Statement/Prospectus, Mr. Zapp will receive an annual amount of $60,000 in salary continuation payments for 15 years following the Merger and annual payments of $200,000 from USB for eight years under the terms of his Noncompetition Agreement. Mr. Leisen will receive an annual amount of $60,000 in salary continuation payments for 15 years following the Merger, annual payments of $200,000 for seven years under his Noncompetition Agreement, and compensation for continued employment with USB consisting of an annual base salary of $165,000 and certain contingent incentive compensation. See "The Merger--Noncompetition Agreements" for a description of the Noncompetition Agreements.

    Shareholder approval of the 280G Payments is a condition to Zappco consummating the Merger.

                     COMPARATIVE UNAUDITED PER SHARE DATA


    The following table presents selected comparative unaudited per share data for USB on a historical and pro forma combined basis, and for Zappco on a historical and pro forma equivalent basis, giving effect to the Merger using the purchase method of accounting. The information presented below is derived from the consolidated historical financial statements of USB and Zappco, including the related notes thereto, incorporated by reference into, or appearing elsewhere in, this Proxy Statement/Prospectus. This information should be read in conjunction with such historical financial statements and the related notes thereto. See "Incorporation of Certain Documents by Reference" and "Consolidated Financial Statements of Zappco, Inc."

    The per share data included within is not necessarily indicative of the results of future operations of the combined entity or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.



                                   USB Common Stock      Zappco Common Stock
                               ----------------------- -------------------------
                                             Pro Forma               Pro Forma
                                Historical   Combined   Historical   Equivalent
                               ------------ ---------- ------------ ------------

BOOK VALUE (1):
 June 30, 1997 ............... $     23.36  $   23.36  $  1,866.43  $  1,175.00
 December 31, 1996 ...........       22.82      22.82     1,788.85     1,147.85

DIVIDENDS DECLARED (2):
 Six months ended:
    June 30, 1997 ............         .93        .93        28.10        46.78
 Year ended:
    December 31, 1996 ........        1.65       1.65        37.85        83.00

NET INCOME (3):
 Six months ended:
    June 30, 1997 ............        2.38       2.38       105.16       119.71
 Year ended:
    December 31, 1996 ........        4.74       4.74       276.23       238.42





                              (NOTES ON FOLLOWING PAGE)

                    NOTES TO COMPARATIVE UNAUDITED PER SHARE DATA

    (1) The pro forma combined book values per share of USB Common Stock are based upon the pro forma total common equity for USB and Zappco, divided by the total pro forma shares of USB Common Stock assuming conversion of Zappco Common Stock at an exchange ratio of 50.3 shares of USB Common Stock for each share of Zappco Common Stock (the "Pro Forma Exchange Ratio"). The pro forma equivalent book values per share of Zappco Common Stock represent the pro forma combined amounts multiplied by the Pro Forma Exchange Ratio. See "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders".

    (2) The pro forma combined dividends declared assume no changes in the historical dividends declared per share of USB Common Stock. The pro forma equivalent dividends per share of Zappco Common Stock represent the cash dividends declared on a share of USB Common Stock multiplied by the Pro Forma Exchange Ratio. See "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders".

    (3) The pro forma combined net income per share has been computed based on the average number of outstanding shares and common equivalent shares of USB, and the average number of outstanding shares of Zappco adjusted for the Pro Forma Exchange Ratio. The pro forma equivalent net income per share of Zappco Common Stock represents the pro forma combined net income multiplied by the Pro Forma Exchange Ratio. See "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders".

                         PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information is not presented as the requisitionof Zappco by USB, to be accounted for as a purchase, does not meet the requirements of a significant business combination as defined by Reg. 210.1-02 and Reg. 210.11-01 of the Commission.


                          SELECTED HISTORICAL FINANCIAL DATA

    The following tables set forth certain selected historical consolidated financial information for USB and Zappco. The selected historical financial data for the five years ended December 31, 1996 is derived from audited consolidated financial statements of USB and Zappco. The selected historical financial data for the six months ended June 30, 1997 is derived from the unaudited historical financial statements of USB and Zappco and reflect, in the respective opinions of management of USB and Zappco, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. On August 1, 1997, USB (formerly First Bank System, Inc.) completed its acquisition of U.S. Bancorp. Accordingly, USB's consolidated financial statements and the related supplemental financial data have been restated to give effect to the merger using the pooling-of-interests method of accounting, as filed as an exhibit to USB's Current Report on Form 8-K dated September 30, 1997, and incorporated by reference herein. This information should be read in conjunction with the consolidated historical financial statements of USB and Zappco, and the related notes thereto, incorporated by reference or included elsewhere in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference" and "Consolidated Financial Statements of Zappco, Inc."

                        SELECTED HISTORICAL FINANCIAL DATA OF
                                 U.S. BANCORP

                                                   Six Months Ended
                                                       June 30,                        Years Ended December 31,
                                                ----------------------  ----------------------------------------------------------
                                                   1997        1996        1996        1995        1994        1993        1992
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
(Dollars in Millions, Except Per Share Data)
CONDENSED INCOME STATEMENT:
Net interest income (taxable-equivalent basis)  $  1,541.5  $  1,486.6  $  3,034.7  $  2,886.6  $  2,809.6  $  2,658.2  $  2,334.0
Provision for credit losses                          185.3       122.6       271.2       239.1       243.7       239.3       340.5
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net interest income after provision
  for credit losses                                1,356.2     1,364.0     2,763.5     2,647.5     2,565.9     2,418.9     1,993.5
Securities gains (losses)                              3.6        19.4        20.8         3.0      (124.2)         .8        48.4
Other nonrecurring gains                                --       326.4       330.6        44.8        52.6        65.1        12.5
Other noninterest income                             781.4       715.4     1,431.7     1,265.5     1,186.5     1,177.9     1,073.9
Merger, integration, and resizing                       --        88.1        88.1        98.9       225.3        72.2       110.4
Other nonrecurring charges                              --        56.9       118.2        38.2        27.2          --          --
Other noninterest expense                          1.165.0     1,163.9     2,331.8     2,338.8     2,479.6     2,442.7     2,215.5
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Income from continuing operations before
  income taxes and cumulative effect
  of changes in accounting principles                976.2     1,116.3     2,008.5     1,484.9       948.7     1,147.8       802.4
Taxable-equivalent adjustment                         29.7        32.1        64.1        63.9        69.0        71.1        72.0
Income taxes                                         349.3       413.3       725.7       523.9       311.5       374.9       245.9
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Income from continuing operations before
  cumulative effect of changes in
  accounting principles                              597.2       670.9     1,218.7       897.1       568.2       701.8       484.5
Income (loss) from discontinued operations              --          --          --          --        (8.5)        2.5         2.7
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Income before cumulative effect of
  changes in accounting principles                   597.2       670.9     1,218.7       897.1       559.7       704.3       487.2
Cumulative effect of changes in
 accounting principles                                  --          --          --          --          --          --       173.3
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income                                     $    597.2  $    670.9  $  1,218.7  $    897.1  $    559.7  $    704.3 $     660.5
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
FINANCIAL RATIOS
Return on average assets                              1.76%       2.02%       1.81%       1.42%        .89%       1.17%       1.22%
Return on average common equity                       21.2        23.7        21.1        17.2        10.9        14.7        15.9
Efficiency ratio                                      50.2        51.8        52.9        59.0        67.5        64.5        68.0
Net interest margin                                   5.07        5.01        5.04        5.10        4.99        4.95        4.81
SELECTED FINANCIAL RATIOS BEFORE MERGER-RELATED
 AND NONRECURRING ITEMS AND CUMULATIVE EFFECT
 OF CHANGES IN ACCOUNTING PRINCIPLES
Return on average assets                              1.75        1.69        1.69        1.51        1.23        1.18         .98
Return on average common equity                       21.1        19.7        19.8        18.3        15.3        14.9        12.5
Efficiency ratio                                      50.2        52.9        52.2        56.3        62.1        63.7        65.0
PER COMMON SHARE:
Primary income from continuing operations
 before cumulative effect of changes in
 accounting principles                          $     2.38  $     2.60  $     4.74  $     3.51  $     2.16  $     2.67  $     1.92
Income (loss) from discontinued operations              --          --          --          --        (.03)        .01         .01
Cumulative effect of changes in
 accounting principles                                  --          --          --          --          --          --         .74
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Primary net income                              $     2.38  $     2.60  $     4.74  $     3.51  $     2.13  $     2.68  $     2.67
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Fully diluted income from continuing
 operations before cumulative effect
 of changes in accounting principles            $     2.37  $     2.58  $     4.69  $     3.46  $     2.14  $     2.64  $     1.89
 Income (loss) from discontinued operations             --          --          --          --        (.03)        .01         .01
 Cumulative effect of changes in
 accounting principles                                  --          --          --          --          --          --         .71
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Fully diluted net income                        $     2.37  $     2.58  $     4.69  $     3.46  $     2.11  $     2.65  $     2.61
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Dividends paid*                                 $      .93  $     .825  $     1.65  $     1.45  $     1.16  $     1.00  $      .88

AVERAGE BALANCE SHEET DATA:
Loans                                           $   52,975  $   50,028  $   50,855  $   47,703  $   44,584  $   41,092  $   37,209
Earnings assets                                     61,371      59,648      60,201      56,556      56,233      53,726      48,503
Assets                                              68,386      66,794      67,402      63,084      62,708      60,187      54,172
Deposits                                            47,425      46,820      47,252      44,726      46,146      46,616      41,377
Long-term debt                                       6,262       4,743       4,908       4,162       3,796       2,916       2,800
Common equity                                        5,616       5,619       5,679       5,090       4,887       4,502       3,924
Total shareholders' equity                           5,766       5,865       5,919       5,345       5,180       5,012       4,395
PERIOD-END BALANCE SHEET DATA:
Loans                                           $   54,158  $   51,286  $   52,355  $   49,345  $   46,375   $  43,870  $   39,520
Assets                                              71,675      68,973      69,749      65,668      64,737      62,457      60,633
Deposits                                            50,812      48,487      49,356      45,779      46,115      47,834      47,457
Long-term debt                                       7,583       4,877       5,369       4,583       4,225       3,231       2,588
Common equity                                        5,703       5,839       5,613       5,089       4,837       4,758       4,325
Total shareholders' equity                           5,853       6,078       5,763       5,342       5,105       5,186       4,866
----------------------------------------------------------------------------------------------------------------------------------

-------------
*DIVIDENDS PER SHARE HAVE NOT BEEN RESTATED FOR THE U.S. BANCORP ("USB"), METROPOLITAN FINANCIAL CORPORATION ("MFC") OR COLORADO NATIONAL BANKSHARES, INC. ("CNB") MERGERS.

USB PAID COMMON DIVIDENDS OF $168.7 MILLION IN 1996 ($1.18 PER SHARE), $133.1 MILLION IN 1995 ($1.06 PER SHARE), $116.0 MILLION IN 1994 ($.94 PER
SHARE), $100.8 MILLION IN 1993 ($.85 PER SHARE) AND $88.5 MILLION IN 1992 ($.76 PER SHARE). MFC PAID COMMON DIVIDENDS OF $25.1 MILLION IN 1994 ($.80 PER SHARE), $12.1 MILLION IN 1993 ($.39 PER SHARE) AND $7.7 MILLION IN 1992 ($.27 PER SHARE). CNB PAID COMMON DIVIDENDS OF $3.2 MILLION IN 1992 ($.28 PER SHARE).

                        SELECTED HISTORICAL FINANCIAL DATA OF
                                     ZAPPCO, INC.

                                                   Six Months Ended
                                                       June 30,
                                                     (unaudited)                       Years Ended December 31,
                                                ----------------------  ----------------------------------------------------------
                                                   1997        1996        1996        1995        1994        1993        1992
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                      (In thousands, except per share amounts)
CONDENSED INCOME STATEMENT DATA:
Interest income                                 $   13,380   $  12,030  $   25,262  $   22,350  $   19,208  $   19,675  $   21,057
Interest expense                                     6,151       5,177      10,674      10,008       7,320       7,447       9,534
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income                                7,229       6,853      14,588      12,342      11,888      12,228      11,523
Provision for loan losses                               58          84         288         152         440         650         910
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income after
  provision for loan losses                     $    7,171  $    6,769  $   14,300  $   12,190  $   11,448  $   11,578  $   10,613
Non-interest income                                  2,002       3,277       5,234       4,379       4,009       3,726       3,766
Non-interest expense                                 6,391       5,944      12,865      12,343      12,039      11,687      11,160
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before income taxes                           2,782       4,102       6,669       4,226       3,418       3,617       3,219
Applicable income taxes                              1,116       1,573       2,293       1,707       1,327       1,390       1,227
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before cumulative effect of
  change in accounting principles                    1,666       2,529       4,376       2,519       2,091       2,227       1,992
Cumulative effect of change
  in accounting principles                              --          --          --          --          --         283          --
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income                                      $    1,666  $    2,529  $    4,376  $    2,519  $    2,091  $    2,510  $    1,992
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

Average common shares                               15,842      15,842      15,842      15,842      15,842      15,842      15,843

PER COMMON SHARE DATA:
Net income                                      $   210.33  $   319.28  $   276.23  $   159.01  $   131.98  $   158.43  $   125.76
Dividends paid                                       39.15        8.50       21.25       16.00       15.50       15.00       12.00

FINANCIAL RATIOS:
Return on average  assets                             0.98%       1.66%       1.39%       0.87%       0.76%       0.94%       0.76%
Return on average common
  equity                                             11.37%      19.50%      16.17%      10.59%       9.51%      12.57%      11.08%
Net interest margin                                   4.70        4.93        5.11        4.82        4.82        5.05        4.97

AVERAGE BALANCE SHEET DATA:
Total gross loans                               $  231,345  $  196,768  $  207,584  $  185,234  $  176,659  $  168,180  $  164,745
Total assets                                       339,909     305,163     315,512     288,728     273,595     268,005     263,576
Deposits                                           285,344     254,588     263,727     240,528     229,064     225,160     222,695
Shareholders' equity                                29,307      25,945      27,058      23,780      21,993      19,967      17,983

BALANCE SHEET DATA AT PERIOD END:
Total gross loans                               $  235,282  $  202,431  $  224,772  $  189,071  $  183,515  $  171,598  $  165,770
Total assets                                       346,241     308,214     339,221     309,287     282,463     275,812     273,726
Deposits                                           294,600     259,621     283,479     258,116     237,095     232,665     232,564
Shareholders' equity                                29,568      26,404      28,339      24,714      22,084      20,555      18,284

                      INFORMATION CONCERNING THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to holders of Zappco Common Stock as part of the solicitation of proxies by the Zappco Board of Directors for use at the Special Meeting to be held on ______, 1997 and at any adjournment or postponement thereof. This Proxy Statement/Prospectus, and the accompanying form of proxy, are being first mailed to Zappco shareholders on or about ______, 1997.

  The principal purpose of the Special Meeting is to consider and vote upon
(i) the proposal to approve the Merger Agreement, dated September 12, 1997, among USB and Zappco, which sets forth the terms and conditions of the Merger and (ii) the proposal to approve the 280G Payments. Upon consummation of the Merger, each outstanding share of Zappco Common Stock will be converted into the right to receive the Merger Consideration. See "The Merger--Terms of the Merger; Consideration to be Received by Zappco Shareholders." The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. See "The Merger--Conditions to Consummation of the Merger."

  In addition to approval of the Merger Agreement and the 280G Payments, the shareholders of Zappco may be asked to approve a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. See "Adjournment of the Special Meeting."

EACH HOLDER OF ZAPPCO COMMON STOCK IS REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND REPRESENTATION LETTER AND RETURN BOTH PROMPTLY TO ZAPPCO IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE. THE MERGER WILL BE APPROVED IF IT RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE SPECIAL MEETING, AND THE 280G PAYMENTS PROPOSAL WILL BE APPROVED IF IT RECEIVES THE AFFIRMATIVE VOTE OF THE HOLDERS OF MORE THAN 75% OF THE OUTSTANDING SHARES OF ZAPPCO COMMON STOCK, EXCLUDING SHARES HELD OR CONSTRUCTIVELY OWNED BY EDWARD J. ZAPP AND JOHN E. LEISEN, PROVIDED A QUORUM IS PRESENT OR REPRESENTED BY PROXY.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  The Board of Directors of Zappco has fixed the close of business on ______, 1997 as the Record Date for the determination of the shareholders of Zappco entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Zappco Common Stock at the close of business on such date will be entitled to vote at the Special Meeting, with each share entitling its owner to one vote on all matters properly presented at the Special Meeting. On the Record Date, there were 113 holders of record, including the Zappco Employee Stock Ownership Plan, of the 15,482 shares of Zappco Common Stock then outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Zappco Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Under Minnesota law, the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote is required to approve the Merger Agreement. Approval of the 280G Payments requires the affirmative vote of 75% of the voting power of all outstanding shares of Zappco Common Stock, excluding those shares held or constructively owned by the individuals (Edward J. Zapp and John E. Leisen) whose compensation is being considered. Approval of the adjournment of the Special Meeting requires the affirmative vote of at least a majority of the outstanding shares of Zappco Common Stock represented in person or by proxy at the Special Meeting, even if such number of shares is less than a quorum. If an executed form of proxy is returned and the shareholder has affirmatively abstained from voting on any matter, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor as to such matter.

  It is expected that all of the 4,601 shares of Zappco Common Stock beneficially owned by directors and executive officers of Zappco and their affiliates at the Record Date (29.04% of the total number of outstanding shares of Zappco Common Stock at such date) will be voted for approval of the Merger Agreement, the 280G Payments (excluding shares held or constructively owned by Messrs. Zapp and Leisen) and for adjournment of the Special Meeting under the circumstances described herein. As of the Record Date, USB beneficially owned no shares of Zappco Common Stock and directors and executive officers of USB beneficially owned no shares of Zappco Common Stock.

  If the accompanying form of proxy is properly executed and returned to Zappco in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT, "FOR" APPROVAL OF THE 280G PAYMENTS AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES. The Board of Directors of Zappco does not know of any matters other than those described in the notice of the Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, one or more of the persons named in the form of proxy will vote the shares represented by such proxy upon such matters as determined in their best judgment.

  THE BOARD OF DIRECTORS OF ZAPPCO UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ZAPPCO VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF THE 280G PAYMENTS AND FOR APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

  The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Edward J. Zapp, President, Zappco, Inc., 1015 St. Germain St. West, P.O. Box 531, St. Cloud, Minnesota 56302-0531, or by attending the Special Meeting and voting in person. A shareholder may vote via facsimile by sending the executed proxy to (612) 347-7077.

  The cost of printing and mailing this Proxy Statement/Prospectus to Zappco Shareholders will be borne by USB, and any additional cost of soliciting proxies for the Special Meeting will be borne by Zappco. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph or facsimile by directors, officers and employees of Zappco, who will not be specially compensated for such activities. Zappco will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. Zappco will reimburse such persons for their reasonable expenses incurred in that connection.

  SHAREHOLDERS OF ZAPPCO ARE INSTRUCTED NOT TO SEND IN THE STOCK CERTIFICATES REPRESENTING THEIR SHARES OF ZAPPCO COMMON STOCK WITH THEIR PROXY. SHAREHOLDERS OF ZAPPCO WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES IN A SEPARATE MAILING. SEE "THE MERGER--SURRENDER OF ZAPPCO COMMON STOCK CERTIFICATES."

BENEFICIAL OWNERSHIP OF ZAPPCO COMMON STOCK

  The following table sets forth, as of ______, 1997, the Record Date for the Special Meeting, certain information with respect to the beneficial ownership of Zappco Common Stock by (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Zappco Common Stock, (ii) each executive officer of Zappco and each director of Zappco, and (iii) all directors and executive officers as a group.


                                                   Common Stock
                                       -------------------------------------
   Name, Title and                        Amount and Nature       Percent of
      Address                          of Beneficial Ownership      Class
----------------------                 -----------------------    ----------
Edward J. Zapp(1)
  President, Director                            1,131              7.14%
  1015 St. Germain St. West
  St. Cloud, MN 56302

Mary Anne Geving(2)
  Director                                         889              5.61

S. Edward Maehren(3)
  Director                                         755              4.77

L. Michael Hall(4)
  Director                                         630              3.98

Joseph H. Wenner(5)
  Director                                         422              2.66

John E. Leisen(6)
  Director                                         422              2.66

Gretchen L. Leisen(7)
  Director                                         235              1.48

Vincent J. Leisen(8)
  Director                                         223              1.41

Gerald J. Plachecki(9)
  Director                                         113                 *

Robert C. Bogard
  Director                                          35                 *

Clarence N. Kremer
  Director                                          31                 *

James A. Hall(10)
  Director                                          20                 *

All directors and executive officers             4,601             29.04
    as a group(12 persons)

Thomasine Baston Revocable Trust                 1,430              9.03
P.O. Box 887
St. Cloud, MN 56302

Herbert J. Hall Revocable Trust                    907              5.73
P.O. Box 887
St. Cloud, MN 56302


--------------------
*  Less than 1%

(1) Mr. Zapp is a brother to Ms. Gering, a director. Includes 171 shares held in the Marion F. Zapp Revocable Trust, for which Mr. Zapp and Ms. Geving are co-trustees, and 134 shares held by the Zappco Employee Stock Ownership Plan Trust, for which Mr. Zapp is a co-trustee.

(2) Ms. Geving is a sister of Mr. Edward J. Zapp. Includes 171 shares held in the Marion F. Zapp Revocable Trust, for which Ms. Geving and Mr. Zapp are co-trustees.

(3)  Includes 40 shares held by Mr. Maehren's wife.

(4) Includes (i) 524 shares held by Cloud & Company, a trust over which Mr. Hall has sole voting and investment power; (ii) three shares held in Mr. Hall's IRA; (iii) 17 shares held by Zapp Bank as custodian for Mary D. Hall, Mr. Hall's wife; and (iv) one share held by the T.H.E. Partnership, pursuant to which Mr. Hall has shared voting and investment power.

(5)  Includes 140 shares held by Mr. Wenner's wife.

(6) Mr. Leisen is a brother to each of Gretchen Leisen and Vincent Leisen. Includes 134 shares held by the Zappco Employee Stock Ownership Plan Trust, for which Mr. Leisen is a co-trustee.

(7) Ms. Leisen is a sister to each of Mr. John Leisen and Mr. Vincent Leisen. Represents 235 shares held in the Gretchen Leisen Revocable Trust, for which Ms. Leisen has sole voting and investment power.

(8)  Mr. Leisen is a brother to Mr. John Leisen and Ms. Gretchen Leisen.

(9) Includes 70 shares held in the Gerald J. Plachecki Revocable Trust, over which Mr. Plachecki has sole voting and investment power, and 43 shares held in the Doris S. Plachecki Revocable Trust. Ms. Placheki is Mr. Placheki's wife.

(10) Does not include 907 shares held by the Herbert J. Hall Estate as Mr. Hall has no voting or investment power.

                                      THE MERGER
                                   (PROPOSAL NO. 1)

  THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. TO THE EXTENT THAT IT RELATES TO THE MERGER AGREEMENT, THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE EXHIBITS THERETO AND THE OTHER APPENDICES HERETO IN THEIR ENTIRETY.

TERMS OF THE MERGER; CONSIDERATION TO BE RECEIVED BY ZAPPCO SHAREHOLDERS

  On the Effective Date, Zappco will merge with and into USB, with USB as the surviving corporation. The officers and directors of USB immediately prior to the Effective Date will be the officers and directors of USB, as the surviving corporation, after the Effective Date until their successors are duly elected or appointed and qualified. The Certificate of Incorporation and Bylaws of USB as in effect immediately prior to the Merger will be the Certificate of Incorporation and Bylaws of the surviving corporation until further amended as provided therein and in accordance with law. On the Effective Date, each issued and outstanding share of Zappco Common Stock (other than shares to be canceled as set forth below and Dissenting Shares) will be converted into the right to receive a number of shares of USB Common Stock equal to $68 million (the "Purchase Price," as may be adjusted as set forth below) divided by the average of the closing prices of USB Common Stock as quoted on the NYSE for the ten consecutive trading days ending with the day preceding the Effective Date divided by the number of shares of Zappco Common Stock outstanding on the Effective Date, with cash paid in lieu of fractional shares (the "Merger Consideration"). Each share of Zappco Common Stock held directly or indirectly by USB, other than shares of Zappco Common Stock held in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled, retired and cease to exist when the Merger becomes effective, and no payment or exchange will be made with respect to such shares.

  At least five business days prior to the Effective Date, Zappco will deliver to USB a balance sheet of Zappco dated as of the last day of the month immediately preceding the Effective Date (the "Final Balance Sheet"). The Purchase Price will be (i) increased by the amount, if any, by which the Final Retained Earnings (as defined below) exceeds $22,596,472 and (ii) decreased by the amount, if any, by which the Final Retained Earnings is less than $22,596,472. Zappco reported Retained Earnings as of June 30, 1997 to be $23,818,963, which represents an increase from December 31, 1996 of $1,222,491. USB and Zappco have agreed to cooperate and promptly commence good faith negotiations to resolve any disputes regarding the Final Balance Sheet. The "Final Retained Earnings" shall be equal to the amount of Zappco's retained earnings (referred to therein as "undivided profits") as reflected on the Final Balance Sheet (which Final Balance Sheet will be as mutually agreed to by Zappco and USB) plus an amount equal to the product of (i) the Average Daily Retained Earnings (as defined below) times (ii) the number of days from, but excluding the date of, the Final Balance Sheet to and including the Effective Date. The "Average Daily Retained Earnings" shall be equal to the quotient derived by calculating the difference between retained earnings as reflected on the Final Balance Sheet and $22,596,472 and dividing that difference (if positive) by the number of calendar days in the period from but excluding December 31, 1996 to and including the date of Final Balance Sheet.

  In determining the Final Retained Earnings and the Average Daily Retained Earnings, Zappco will prepare the Final Balance Sheet in accordance with the accounting methods and practices used by Zappco in preparing the financial statements previously provided to USB, except that in no event will any gains on sale of assets not in the ordinary course of business or other extraordinary or unusual items be included in determining the Final Retained Earnings. Without limiting the generality of the foregoing, Zappco will continue to make provision for loan losses and other reserves on the balance sheets of its Subsidiaries in a manner consistent with past practices, and Zappco will not alter or vary its practices and policies relating to classified loans and loan write-offs.

  The Merger Agreement provides that if, between September 12, 1997 (the date of the Merger Agreement) and the Effective Date, shares of USB Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon is declared with a record date within such period, then the number of shares issued as a result of the Merger will be appropriately and proportionately adjusted so that holders of Zappco Common Stock will receive that number of shares of USB Common Stock that they would have received if the record date for such reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or stock dividend had been immediately following the Effective Date.

  No fractional shares of USB Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that in lieu of any fractional share, USB will pay to each holder of Zappco Common Stock who otherwise would be entitled to receive a fractional share of USB Common Stock a cash amount (without interest) determined by multiplying (i) the average closing price used in the computation of Merger Consideration by (ii) the fractional share interest to which such holder would otherwise be entitled.

  Shares of USB capital stock issued and outstanding immediately prior to the Effective Date will remain issued and outstanding thereafter and will not be affected by the Merger.

  The market price of USB Common Stock as of a recent date is set forth herein under "Summary--Market and Market Prices." NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF USB COMMON STOCK AT ANY TIME BEFORE THE EFFECTIVE DATE OR AS TO THE MARKET PRICE OF USB COMMON STOCK AT ANY TIME THEREAFTER.

BACKGROUND OF AND REASONS FOR THE MERGER

  BACKGROUND OF THE MERGER.  In November 1996, USB (formerly First Bank
System, Inc.) provided an unsolicited written proposal to acquire Zappco. The Zappco Board of Directors discussed such proposal at its regular meeting on November 14, 1996, at which meeting the Zappco Board of Directors adopted a resolution affirming that Zappco was not for sale and preferred to remain independent, although its Board of Directors would review substantive proposals submitted by highly qualified buyers which offered the prospect of an extraordinary premium price to Zappco shareholders. The Zappco Board of Directors at such meeting further appointed a Long Range Planning Committee to further review the USB proposal.

  An exchange of correspondence, various meetings and discussions ensued. Representatives of USB and the Zappco Board of Directors Long Range Planning Committee and their respective counsel met on May 21, 1997 to refine the terms of a possible merger. USB and Zappco executed a Confidentiality Agreement on June 13, 1997 and representatives of USB commenced an off-site due diligence review of Zappco.

  USB and Zappco executed a Letter Agreement and Summary Term Sheet, including funding of an Option Deposit, on July 24, 1997. Representatives of USB and Zappco and their respective counsel thereafter negotiated the form of the Agreement and Plan of Merger, and on September 11, 1997, the Zappco Board of Directors met to consider the Merger Agreement. Based on a variety of factors, including receipt of a Fairness Opinion orally from Dain, the Zappco Board of Directors approved the Merger Agreement at such meeting. The Merger Agreement was executed and delivered by the parties on September 12, 1997. Following the execution and delivery of the Merger Agreement, USB and Zappco formally announced the execution of the Merger Agreement on September 15, 1997.

  REASONS OF ZAPPCO FOR THE MERGER. The Board of Directors of Zappco, after careful study and evaluation of economic, financial, legal and market factors, believes that the Merger Agreement is in the best interests of Zappco and Zappco's shareholders. The Board believes that the Merger

Consideration is fair and that the receipt of the Merger Consideration represents an opportunity for the holders of Zappco Common Stock to exchange their shares of Zappco Common Stock for USB Common Stock as an equity security with a greater market liquidity. Among the factors considered by the Board of Directors of Zappco in deciding to approve and recommend the execution of the Merger Agreement were the terms and conditions of the Merger Agreement; recent market prices for USB Common Stock; the lack of a public trading market for Zappco Common Stock; the nature of the banking business of Zappco and USB; the competitive position and outlook in a changing banking and financial services industry that is facing the development of interstate banking, a trend toward bank consolidation and increasing pressure to realize economies of scale; the various needs of Zappco shareholders; and the consideration to be received by the shareholders of Zappco in the Merger. While the Board of Directors did not give greater weight to any one of the factors listed above, the Board of Directors of Zappco considered the proposed exchange of Zappco Common Stock for USB Common Stock to be advantageous to its shareholders, both because the aggregate Purchase Price to be received per share of Zappco Common Stock has a value substantially in excess of the book value of such Zappco Common Stock and because the Zappco shareholders will receive securities which have a greater market liquidity than the Zappco Common Stock and which has historically paid dividends at a rate higher than the rate of dividends paid on the Zappco Common Stock which will be exchanged therefor in the Merger.

  RECOMMENDATION OF ZAPPCO BOARD OF DIRECTORS. The Board of Directors of Zappco recommends that the shareholders of Zappco approve the Merger Agreement. The Zappco Board believes that the terms of the Merger Agreement are fair and that the Merger is in the best interests of Zappco and its shareholders. In making its recommendation, the Zappco Board considered the opinion of Dain, financial advisor to the Zappco Board, dated September 12, 1997 to the effect that the Merger Consideration is fair to the shareholders of Zappco from a financial point of view. See "--The Fairness Opinion." On _______, 1997, the last sale price for USB Common Stock on the NYSE was $____ per share and the average closing price for the ten consecutive trading days ending on such date was $____ per share. Based on such average closing price, and assuming no adjustment to the Purchase Price, the number of shares of USB Common Stock issued in exchange for each share of Zappco Common Stock would be _____. The directors and executive officers of Zappco have unanimously indicated that they intend to vote the Zappco Common Stock that they hold in favor of the Merger Agreement. See "Information Concerning the Special Meeting--Beneficial Ownership of Zappco Common Stock."

  THE BOARD OF DIRECTORS OF ZAPPCO RECOMMENDS THAT ZAPPCO SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  REASONS OF USB FOR THE MERGER. The acquisition of Zappco by USB will expand USB's retail banking operations in Minnesota. The acquisition will allow USB to leverage its existing presence in Minnesota, providing the opportunity to realize economies from consolidation.

THE FAIRNESS OPINION

  Dain has acted as financial advisor to Zappco in connection with the Merger. Dain was selected by Zappco based on a recommendation of Zappco legal counsel. Further, the Zappco Board expressly desired to obtain such a written opinion from a nationally recognized investment banking firm with experience in the valuation of financial institutions and securities and which had never been previously engaged by Zappco. Dain is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  In connection with Dain's engagement, Zappco requested that Dain evaluate the fairness of the consideration to be received by the Zappco shareholders from a financial point of view. Dain rendered to the Zappco Board a written opinion dated September 12, 1997 to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration was fair to the holders of Zappco Common Stock from a financial point of view.

  THE FULL TEXT OF DAIN'S WRITTEN OPINION TO THE ZAPPCO BOARD DATED SEPTEMBER 12, 1997, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF ZAPPCO ARE URGED TO READ THIS OPINION CAREFULLY IN IT ENTIRETY. DAIN'S OPINION RELATED ONLY TO THE FAIRNESS OF THE CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ZAPPCO SPECIAL MEETING. THE SUMMARY OF THE OPINION OF DAIN SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at its opinion, Dain reviewed the Merger Agreement and certain publicly available business and financial information relating to Zappco and USB. Dain also reviewed certain other information relating to Zappco and USB, including financial forecasts provided to Dain by Zappco, and met with the management of Zappco to discuss the business and prospects of Zappco. Dain also discussed with the management of USB expected savings that might be realized as a result of the Merger. Dain also considered certain financial data of Zappco and certain financial and stock market data of USB and compared that data with similar data for other publicly held companies in businesses similar to those of Zappco and USB and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected. Dain also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Dain deemed relevant.

  In connection with its review, Dain did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by Dain and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, Dain assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Zappco as to the future financial performance of Zappco. Dain was not requested to conduct, and did not conduct, a review of individual credit files or make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zappco nor was Dain furnished with any such evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect thereto, and Dain assumed that such allowances of Zappco are in the aggregate adequate to cover such losses. Dain further assumed that in the course of obtaining the necessary regulatory and third-party consents for the proposed Merger and transactions contemplated thereby, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the
Merger or the transactions contemplated thereby.   Dain's opinion was
necessarily based upon information available to Dain, and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Dain did not express any opinion as to the actual value of the USB Common Stock when issued pursuant to the Merger or the prices at which the USB Common Stock will trade subsequent to the Merger. In connection with its engagement, Dain was not requested to, and did not, solicit third-party indications of interest in acquiring all or any part of Zappco. Although Dain evaluated the consideration from a financial point of view, Dain was not requested to, and did not, recommend the specific consideration payable in the Merger, which consideration was determined through negotiation between Zappco and USB. No other limitations were imposed by Zappco on Dain with respect to the investigations made or procedures followed by Dain in rendering its opinion.

  In preparing its opinion to the Zappco Board, Dain performed a variety of financial and comparative analyses, including those described below. The summary of Dain's analyses set forth below does not purport to be a complete description of the analyses underlying Dain's opinion, but rather, sets forth a description of the material analyses performed by Dain for purposes of such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Dain made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Dain believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Dain made numerous assumptions with respect to Zappco, USB, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Zappco and USB. No company, transaction or business used in such analyses as a comparison is identical to Zappco, USB or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Dain's opinion and financial analyses constituted only one of many factors considered by the Zappco Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of Zappco's Board or management with respect to the consideration or the proposed Merger.

  The following is a summary of each of the material financial analyses performed by Dain in connection with its opinion dated September 12, 1997:

  CALCULATION OF IMPLIED VALUE OF CONSIDERATION. Dain calculated the implied value of the consideration based on the closing price of USB Common Stock on September 9, 1997, which indicated an implied equity value for Zappco of
approximately $4,490 per share.    Dain also calculated the implied value of the
consideration based on the closing price of USB Common Stock on September 9, 1997 and assumed a 15% discount to reflect expected transferability restrictions on 50% of USB Common Stock to be issued in the Merger. Such process indicated an implied equity value of $3,817 per share. The implied equity value of $4,490 per share equated to implied multiples for Zappco of latest twelve months' earnings per share ("EPS"), estimated calendar 1997 EPS, estimated calendar 1998 EPS, and most recent book value and tangible book value of 20.4x, 17.8x, 16.7x, 2.34x and 2.39x, respectively. The implied equity value of $3,817 per share equated to implied multiples for Zappco of latest twelve months' EPS, estimated calendar 1997 EPS, estimated calendar 1998 EPS and most recent book value and tangible book value of 17.3x, 15.1x, 14.2x, 1.99x and 2.03x, respectively. Dain then compared these results with those derived from the analyses described below.

  SELECTED TRANSACTIONS ANALYSIS. Using publicly available information, Dain analyzed the purchase prices and implied transaction multiples paid in 25 selected transactions in the banking industry that occurred between January 1, 1996 and September 5, 1997, where the sellers' assets were in the range of $100 million to $650 million, and where the sellers' headquarters was located in one of the following states: Minnesota, Illinois, Iowa, Kansas, North Dakota, South Dakota, Wisconsin, or Nebraska (the "Selected Transactions"). All multiples were based on information available at the time of the transaction. This analysis indicated median multiples for the Selected Transactions of latest 12 months' EPS, most recent book value and tangible book value and core deposit premium of 14.8x, 1.83x, 1.87x, and 11.8%, respectively. These multiples compare to implied multiples for Zappco based on consideration equal to $4,490 per share of 20.4x, 2.34x, 2.39x, and 14.8%, respectively. The

Selected Transactions multiples compared to implied multiples for Zappco based on consideration received equal to $3,817 per share of 17.3x, 1.99x, 2.03x and 11.0%, respectively.

  STAND ALONE VALUATION ANALYSIS. Dain estimated the present value of Zappco Common Stock on a stand-alone basis based upon a forecast provided by Zappco management assuming that the Merger did not occur. The value of the stock was calculated by applying multiples ranging from 10.5x to 12.5x to earnings per share for each year through 2001. The projected stock values and dividends expected to be paid by Zappco were then discounted to present values using discount rates ranging from 12% to 18%. This analysis indicated an implied equity reference range for Zappco of approximately $2,095 to $3,041 per share.

  Dain also estimated the present value of Zappco Common Stock on a stand-alone basis by applying multiples ranging from 0.9x to 1.3x to the projected year-end book value each year through 2001. The projected stock values and dividends expected to be paid by Zappco were then discounted to present values using discount rates ranging from 12% to 18%. This analysis indicated an implied equity reference range for Zappco of approximately $1,516 to $2,805 per share.

  DISCOUNTED DIVIDEND ANALYSIS. Dain estimated the present value of the future dividends that Zappco could pay on a stand-alone basis through fiscal year 2001 based a forecast provided by Zappco management assuming that the Merger did not occur. The range of estimated terminal values was calculated by applying multiples ranging from 0.9x to 1.3x to the projected 2001 year-end book value of Zappco. The dividends and estimated terminal values were then discounted to present values using discount rates ranging from 12% to 18%. This analysis indicated an implied equity reference range for Zappco of approximately $1,530 to $2,616 per share.

  SELECTED COMPANIES ANALYSIS. Dain analyzed certain financial, operating and stock market data of selected publicly traded companies in the banking industry deemed to be similar to Zappco. Such companies included: BNCCORP; Gold Banc Corporation; Mahaska Investment Company; MNB Bancshares; National City Bancorp; and State Financial Services Corporation ("Selected Companies"). EPS estimates for the Selected Companies were based on estimates of selected investment banking firms as compiled by First Call. All multiples were based on closing stock prices of September 9, 1997. This analysis indicated a median of multiples for the Selected Companies for latest twelve months' EPS, estimated calendar 1997 EPS, estimated calendar 1998 EPS and most recent book value and tangible book values of 17.5x, 16.0x, 13.4x, 1.67x, and 1.84x, respectively. These multiples compare to implied multiples for Zappco based on consideration received equal to $4,490 per share of 20.4x, 17.8x, 16.7x, 2.34x, and 2.39x respectively. The Selected Companies' multiples compare to implied multiples for Zappco based on consideration received equal to $3,817 per share of 17.3x, 15.1x, 14.2x, 1.99x, and 2.03x, respectively.

  CONTRIBUTION ANALYSIS. Dain analyzed the relative contributions of Zappco and USB to, among other things, the estimated net income of the pro forma combined company for the 1997 and 1998 fiscal years, before giving effect to certain cost savings which the management of USB estimated could be achieved in the Merger, with particular emphasis on the combined net income of Zappco and USB before taking into account such cost savings. This analysis indicated that, without giving effect to such cost savings, Zappco would contribute approximately 0.32% and 0.31% of the net income of the combined company in fiscal 1997 and 1998, respectively. Under the terms of the Merger, Zappco shareholders would own approximately 0.32%, of the combined company upon consummation of the Merger.

  PRO FORMA MERGER ANALYSIS. Dain analyzed the potential pro forma effect of the Merger on USB's EPS for calendar year 1998 relative to USB on a stand-alone basis. This analysis indicated that the Merger could be accretive to USB's EPS in calendar year 1998, assuming certain cost savings anticipated by the management of USB to result from the Merger are achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  MISCELLANEOUS. Pursuant to the terms of Dain's engagement, Zappco has agreed to pay Dain for its services in connection with providing the Fairness Opinion a fee of $100,000 which was payable upon delivery of the Fairness Opinion to the Zappco Board. Zappco also has agreed to indemnify Dain and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of Dain's engagement. Dain has in the past provided financial services to USB unrelated to the proposed Merger, for which services Dain has received compensation.

  In the ordinary course of its business, Dain may actively trade the debt and equity securities of USB for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

EFFECTIVE DATE OF THE MERGER

  The Merger will become effective upon the filing of an appropriate certificate of merger and articles of merger relating thereto with the Secretaries of State of the States of Delaware and Minnesota, respectively. The Merger Agreement provides that the parties thereto will cause the Merger to be effected as soon as practicable after receipt of all necessary regulatory approvals, provided that each of the conditions to consummation of the Merger has been satisfied or waived. See "--Conditions to Consummation of the Merger." The Merger cannot become effective until Zappco shareholders have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken. See "--Regulatory Approvals Required." The Merger Agreement may be terminated by either USB or Zappco if the Merger has not become effective by February 28, 1998 (unless failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder). See "--Termination."

SURRENDER OF ZAPPCO COMMON STOCK CERTIFICATES

  In a separate mailing, Zappco (or a representative of Zappco) will send a notice and transmittal form to each holder of Zappco Common Stock of record advising such holder of the procedure for surrendering his or her certificates evidencing Zappco Common Stock to Zappco. Zappco will hold such shares in trust until the Effective Date. Such notice and transmittal form will be sent as soon as practicable after the mailing of this Proxy Statement/Prospectus. ZAPPCO SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE SUCH SEPARATE INSTRUCTIONS FROM ZAPPCO.

  Each holder of a certificate or certificates representing shares of Zappco Common Stock may surrender such certificate or certificates to Zappco, together with a properly completed and signed letter of transmittal, to effect the exchange of such certificate or certificates on his or her behalf. Following shareholder approval of the Merger, and on or about the Effective Date, Zappco will present such certificates to USB and USB will distribute to the person in whose name such certificate is registered (or such other name as may be authorized by the holder) (1) a certificate or certificates representing the number of whole shares of USB Common Stock that such holder is entitled to receive in the Merger and (2) a cash payment in lieu of any fractional shares of USB Common Stock.

  THE SURRENDER OF CERTIFICATES TO ZAPPCO IS INTENDED TO EXPEDITE THE CERTIFICATE EXCHANGE PROCESS, AND IS SEPARATE AND APART FROM THE SOLICITATION OF PROXIES. EVEN IF A SHAREHOLDER SUBMITS HIS OR HER CERTIFICATES TO ZAPPCO TO HOLD UNTIL THE EFFECTIVE DATE, SUCH SHAREHOLDER MAY CONTINUE TO REVOKE HIS OR HER PROXY AT ANY TIME PRIOR TO ITS EXERCISE. NO PROXY WILL BE USED IF SUCH SHAREHOLDER ATTENDS AND VOTES AT THE SPECIAL MEETING IN PERSON. SEE "INFORMATION CONCERNING THE SPECIAL MEETING--SOLICITATION, VOTING AND REVOCABILITY OF PROXIES." SHAREHOLDERS WHO HAVE SURRENDERED CERTIFICATES TO ZAPPCO IN ADVANCE OF THE SPECIAL MEETING MAY ALSO BE ELIGIBLE TO ASSERT HIS OR HER RIGHTS AS A DISSENTING SHAREHOLDER IF SUCH SHAREHOLDER SATISFIES THE PROCEDURAL REQUIREMENTS SPECIFIED IN THE MBCA. SEE "RIGHTS OF DISSENTING SHAREHOLDERS."

  At and after the Effective Date and until surrendered and exchanged as described above, certificates which, immediately prior to the Effective Date, represented shares of Zappco Common Stock shall be deemed for all purposes to represent and evidence only the right to receive the Merger Consideration to be paid therefor. After the Effective Date, the record holder of an outstanding certificate formerly evidencing Zappco Common Stock will be entitled to vote the shares of USB Common Stock into which such shares of Zappco Common Stock shall have been converted on any matters on which the holders of record of USB Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. However, until such certificates are surrendered by Zappco to USB, no dividend or distribution payable to holders of record of USB Common Stock will be paid to the holders of record of such unsurrendered certificates. Upon the surrender of such a certificate, there will be paid to the holder thereof, without interest, the amount of any dividends or distributions not previously paid to such holder which had a record date on or after the Effective Date with respect to such number of whole shares of USB Common Stock. In any matters relating to such certificates, USB may rely conclusively upon the record of shareholders maintained by Zappco containing the names and addresses of the holders of record of Zappco Common Stock at the Effective Date.

  If any certificate formerly evidencing Zappco Common Stock has been lost, stolen or destroyed, Zappco will, upon the making of an affidavit of that fact by the holder thereof, issue a replacement certificate and present such certificate to USB. USB will pay in exchange for such lost, stolen or destroyed certificate Merger Consideration as may be required pursuant to the Merger Agreement; provided, however, that USB may, in its sole discretion and as a condition to the issuance and payment of the Merger Consideration to which the holder of such certificate is entitled as a result of the Merger, require the owner thereof to deliver a bond in such sum as USB may direct as indemnity against any claim that may be made against USB, Zappco or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.
After the Effective Date, there shall be no further registration of transfers on the records of USB of certificates formerly evidencing Zappco Common Stock, and if a certificate is presented, it shall be canceled and exchanged for the Merger Consideration as described above. Certificates formerly evidencing shares of Zappco Common Stock surrendered by any former shareholder of Zappco who is deemed an "affiliate" of Zappco will not be exchanged for the Merger Consideration until such shareholder has executed and delivered to USB an Affiliate Letter (in the form attached as Exhibit A to the Merger Agreement) with respect to the resale of shares of USB Common Stock received by such shareholders in the Merger. See "--Resale of USB Common Stock Received by Zappco Shareholders."

  All Merger Consideration issued and paid upon the surrender of Zappco Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Zappco Common Stock.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The Merger will occur only if the Merger Agreement is approved by the requisite vote of Zappco shareholders. In addition, consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived (to the extent such waiver is permitted by law). A failure of any such conditions to be satisfied, if not waived, would prevent consummation of the Merger.

  The obligations of both USB and Zappco to consummate the Merger are subject to satisfaction of the following conditions, among others: (i) regulatory approval for the consummation of the transactions contemplated by the Merger Agreement shall have been obtained from the Federal Reserve Board and any other governmental authority from whom approval is required, and all applicable regulatory waiting periods shall have lapsed; (ii) no injunction or other court order shall have been issued and remain in effect which would impair consummation of the transactions contemplated by the Merger Agreement; (iii) no law, statute, rule or regulation shall have been enacted or promulgated which would materially impair consummation of the transactions contemplated by the Merger Agreement; (iv) no action shall have been taken, nor any statute, rule, regulation, judgment, order or injunction shall have been proposed, enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Merger Agreement by any court, government or governmental authority or agency, which would reasonably be expected to result in (a) restraining or prohibiting the consummation of the transactions contemplated by the Merger Agreement or obtaining material damages from Zappco, any of its Subsidiaries, USB or any of its subsidiaries, (b) prohibiting ownership or operation by USB of all or a material portion of the business or assets of Zappco, Zappco's Subsidiaries or USB or any of its subsidiaries, or compelling the disposal of or the holding separately of all or a material portion of the business or assets of USB, Zappco or their subsidiaries, or (c) requiring divestiture by USB of any of its, Zappco, or any Zappco Subsidiary's business or assets, (v) no party to the Merger Agreement shall have terminated such agreement as permitted therein and (vi) approval by Zappco shareholders of the 280G Payments. The Merger Agreement provides that no regulatory approval referred to in (i) above shall contain any conditions or restrictions that USB reasonably believes will materially restrict or limit the business or activities of USB, Zappco or Zappco's Subsidiaries or have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of USB and its subsidiaries taken as a whole, on the one hand, or Zappco or Zappco's Subsidiaries, taken as a whole, on the other hand.

  In addition to the foregoing conditions, the obligation of Zappco to consummate the Merger is subject to satisfaction of the following conditions, among others: (i) the representations and warranties of USB set forth in the Merger Agreement shall be true and correct as of the date of such agreement and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of USB and its subsidiaries, taken as a whole; and USB shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Merger Agreement at or prior to the Effective Date; (ii) Zappco shall have received an officer's certificate of the Chief Financial Officer of USB to the effect that she has no reason to believe that the conditions set forth in (i) above have not been fulfilled; (iii) Zappco shall have received a certificate of the corporate Secretary or an assistant corporate Secretary of USB as to the text of resolutions authorizing the corporate actions necessary to approve the Merger Agreement and the transactions contemplated thereby and as to the incumbency of certain officers of USB; (iv) since the date of the Merger Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of USB or its subsidiaries that, taken together with other events, occurrences and development with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of USB and its subsidiaries, taken as whole; (v) USB shall not have merged, or announced an agreement to merge, into another corporation, or sold all or substantially all of its assets, or had one person or group acquire, or had one person or group announce its intent to acquire, directly or indirectly, beneficial ownership of more than 50% of the outstanding USB Common Stock; (vi) the Registration Statement shall have been declared effective, and the shares of USB Common Stock to be issued pursuant to the Merger shall have been listed on the NYSE subject to notice of issuance; and (vii) Zappco shall have received an opinion of Fredrikson & Byron, P.A. to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly: (a) no gain or loss will be recognized for federal income tax purposes by USB or Zappco as a result of the consummation of the Merger; (b) no gain or loss will be recognized for federal income tax purposes by shareholders of Zappco who exchange their Zappco Common Stock solely for USB Common Stock pursuant to the Merger (except to the extent of any cash received in lieu of fractional shares); and (c) the tax basis of the USB Common Stock received by shareholders of Zappco who exchange all of their Zappco Common Stock solely for USB Common Stock in the Merger will be the same as the tax basis of the Zappco Common Stock surrendered in exchange therefor.

  In addition to the foregoing conditions, the obligation of USB to consummate the Merger is subject to satisfaction of the following conditions, among others: (i) the representations and warranties of Zappco in the Merger Agreement shall have been true and correct as of the date of such agreement and as of the Effective Date, except (a) where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Zappco and its Subsidiaries, taken as a whole, (b) for certain representations and warranties regarding loans, which shall be true and correct in all materials respects as of the date of the Merger Agreement, and certain lists regarding loans, which shall be true and correct in all material respects as of the respective dates of each such list, and (c) for certain representations and warranties regarding employees, which may be updated for facts arising after the date of the Merger Agreement and which shall be true and correct as of the date of such update; and Zappco shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Merger Agreement at or prior to the Effective Date; (ii) USB shall have received an officer's certificate of the Chief Executive Officer and the Chief Financial Officer of Zappco to the effect that they have no reason to believe that the conditions set forth in (i) above have not been fulfilled;
(iii) USB shall have received a certificate of the corporate Secretary or an Assistant Secretary of Zappco as to resolutions authorizing the corporate actions necessary to approve the Merger Agreement and transactions contemplated thereby and as to the incumbency of certain officers of Zappco;
(iv) since the date of the Merger Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of Zappco or its Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of Zappco and its Subsidiaries, taken as a whole; provided, however, that a material adverse change or a material adverse effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally; (v) on the Effective Date all issued and outstanding shares of Zappco Common Stock shall be free and clear of any lien, pledge, security interest, encumbrance or charge of any kind; (vi)
Zappco shall have delivered to USB the Affiliate Letters and Representation Letters acquired after Zappco has used its best efforts to acquire the same as described under "--Resale of USB Common Stock Received by Zappco Shareholders;" (vii) Zappco shall have delivered to USB the Final Balance
Sheet described under "--Terms of Merger; Consideration to be Received by Zappco Shareholders," and (viii) USB shall have received an opinion of Dorsey & Whitney LLP to USB to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly: (a) no gain or loss will be recognized for federal income tax purposes by USB or Zappco as a result of the consummation of the Merger; (b) no gain or loss will be recognized for federal income tax purposes by shareholders of Zappco who exchange their Zappco Common Stock solely for USB Common Stock pursuant to the Merger (except to the extent of any cash received in lieu of fractional shares); and (c) the tax basis of the USB Common Stock received by shareholders of Zappco who exchange all of their Zappco Common Stock solely for USB Common Stock in the Merger will be the same as the tax basis of the Zappco Common Stock surrendered in exchange therefor.

REGULATORY APPROVALS REQUIRED

  Under the Merger Agreement, the obligations of both USB and Zappco to consummate the Merger are conditioned upon the receipt of all required regulatory approvals (without certain restrictions or limitations) and the lapse of all required regulatory waiting periods. See "--Conditions to Consummation of the Merger." There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. USB and Zappco are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described below. Should such other approval or action be required, it is contemplated that USB and Zappco would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

  FEDERAL RESERVE BOARD. The Merger is subject to the prior approval of the Federal Reserve Board under Sections 3(a)(5) and 4(c)(8) of the Bank Holding Company Act. Under the Bank Holding Company Act, the Federal Reserve Board is required, in approving a transaction such as the Merger, to take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The Bank Holding Company Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. The Bank Holding Company Act also prohibits the Federal Reserve Board from approving the Merger if its effect in any section of the United States may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

  COMMISSIONER OF COMMERCE.  The acquisition of control of Melrose State by
USB as a result of the Merger is subject to the prior approval of the Commissioner under the Minnesota Change in Control Statute. Under the Minnesota Change in Control Statute, the Commissioner may disapprove an acquisition if (i) the proposed acquisition of control would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, (ii) the effect of the proposed acquisition of control in any section of the United States may be substantially to lessen competition or to create a monopoly or the proposed acquisition of control would in any other manner be in restraint of trade, and the anticompetitive effects of the proposed acquisition are not clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served,
(iii) the financial condition of any acquiring person is such as might jeopardize the financial stability of the bank or prejudice the interests of depositors of the bank, (iv) the competence, experience, or integrity of any acquiring person or of any of the proposed management personnel indicates that it would not be in the public interest of the depositors of the bank or in the interest of the public to permit such person to control the bank, (v) any acquiring person neglects, fails, or refuses to furnish all of the information required by the Commissioner, or (vi) the Commissioner determines that the acquisition of control would result in an adverse effect on the Bank Insurance Fund or the Savings Association Insurance Fund.

  CURRENT STATUS OF REGULATORY APPROVALS. USB filed its notice of its intent to acquire Zappco with the Federal Reserve Board on October 1, 1997. USB also filed its notice of its intent to acquire Melrose State as a result of the Merger with the Commissioner on October 1, 1997.

WAIVER AND AMENDMENT

  At any time prior to the Effective Date, any party to the Merger Agreement may (i) extend the time for performance of any obligations or other acts of any other party under the Merger Agreement or (ii) waive compliance with any of the agreements of the other parties or with any conditions of its own obligations contained in the Merger Agreement, to the extent that such obligations, agreements and conditions are intended for such party's own benefit.

  The Merger Agreement may not be amended except by written instrument approved by the parties to such agreement and signed on behalf of each of the parties thereto.

TERMINATION

  The Merger Agreement may be terminated at any time prior to the Effective Date (i) by mutual consent of USB and Zappco; (ii) by either USB or Zappco, if any of the conditions to such party's obligation to consummate the transaction contemplated in the Merger Agreement have become impossible to satisfy; or (iii) by either USB or Zappco, if the Effective Date is not on or before February 28, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder). Any party desiring to terminate the Merger Agreement is required to give written notice of such termination and the reasons therefor to the other party. If the Merger Agreement is terminated pursuant to the foregoing provisions, such termination will be without liability or obligation of any party (or any shareholder, officer, employee, agent, consultant or representative of such party) to any other party except (i) as may be otherwise provided in law or equity, (ii) for the obligations of the parties with respect to the USB Deposit (as defined under "USB Escrow Deposit" below) and (iii) for the survival of certain covenants relating to payment of expenses, confidentiality of information and non-disclosure.

LIMITATION ON NEGOTIATIONS

  The Merger Agreement provides that Zappco will not, and will cause its Subsidiaries and Zappco's and each Subsidiary's officers, directors, employees, agents and affiliates, not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any officers or employees of Zappco or its Subsidiaries) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Zappco or any Subsidiary, or other similar transaction or business combination involving Zappco or any Subsidiary, or participate in any negotiations in connection with or in furtherance of any of the foregoing or permit any person other than USB and its representatives to have any access to the facilities of, or furnish to any person other than USB and its representatives any non-public information with respect to, Zappco or any Subsidiary in connection with or in furtherance of any of the foregoing. The Merger Agreement also requires Zappco promptly to notify USB if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made concerning any such transactions and promptly to provide USB with such information concerning such matters as USB may request. The foregoing provisions of the Merger Agreement may have the effect of discouraging competing offers to acquire or merge with Zappco.

  The Merger Agreement also provides that USB will not, and will cause its subsidiaries and USB's and its subsidiaries' respective officers, directors, employees, agents and affiliates not to, directly or indirectly negotiate with any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, any bank with its principal offices located in, or within a 50-mile radius of, St. Cloud, Minnesota.

CONDUCT OF ZAPPCO BUSINESS PENDING THE MERGER

  The Merger Agreement provides that from the date of the Merger Agreement to the Effective Date, unless USB shall otherwise agree in writing or as otherwise contemplated or permitted by the Merger Agreement, the business of Zappco and its Subsidiaries will be conducted only in the ordinary course, on an arms-length basis and in accordance in all material respects with past practices and all applicable laws, rules and regulations. In addition, the Merger Agreement specifically provides that

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


during such period, except as otherwise permitted by the Merger Agreement or agreed to in writing by USB:

     (a) neither Zappco nor any Subsidiary shall, directly or indirectly, (i) amend or propose to amend its charter or bylaws; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (A) deposit and other bank obligations in the ordinary course of business and (B) pursuant to the exercise of the options, warrants, conversion privileges and other rights set forth on a schedule to the Merger Agreement; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of or any other ownership interest in Zappco or any Subsidiary; (iv) split, combine or reclassify any outstanding shares of capital stock of Zappco or any Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of Zappco, except that the Banks shall be permitted to pay dividends on the shares of common stock of the Banks owned by Zappco; (v) borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event will Zappco or any Bank enter into any long-term borrowings with a term of greater than one year; (vi) discharge or satisfy any material lien or encumbrance on the properties or assets of Zappco or any Subsidiary or pay any material liability, except otherwise in the ordinary course of business; (vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business; provided, that any such sale, assignment or transfer of any real property shall not be considered in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable, (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby; (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Zappco, except in exchange for debt previously contracted, including OREO; (x) other than as set forth on a schedule to the Merger Agreement, make any single or group of related capital expenditures or commitments therefor in excess of $25,000 or enter into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease or involves more than $100,000 for any group of related leases in the aggregate; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth above;

     (b) neither Zappco nor any Subsidiary shall, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee, except in the ordinary course of business consistent with past practice;

     (c) neither Zappco nor any Subsidiary shall adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as and to the extent required by law or as disclosed on a schedule to the Merger Agreement;

     (d) each of Zappco and its Subsidiaries shall use commercially reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;

     (e) neither Zappco nor any Subsidiary shall enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on a schedule to the Merger Agreement or to which Zappco or any Subsidiary becomes a party after the date of the Merger Agreement, without prior consultation with USB;

     (f) each of Zappco and its Subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of each of Zappco and its Subsidiaries and to keep available the services of its officers and employees as a group and preserve intact material agreements and credit facilities, and Zappco shall confer on a regular and frequent basis with representatives of USB, as reasonably requested by USB, to report on operational matters and the general status of ongoing operations;

     (g) neither Zappco nor any Subsidiary shall take any action with respect to investment securities held or controlled by any of them inconsistent with past practices, alter its investment portfolio duration policy as heretofore in effect or, without prior consultation with USB, take any action that would have or could reasonably be expected to have a material effect on the Banks' asset/liability position;

     (h) the Banks shall not make any agreements or commitments binding them to extend credit except in a manner consistent with past practice and in accordance with each Bank's lending policies as disclosed to USB, and shall not make any agreements or commitments binding it to extend credit in an amount in excess of $500,000, or sell, assign or otherwise transfer any participation in any loan, in each case without prior or prompt subsequent notification to USB;

     (i) with respect to properties leased by Zappco or any Subsidiary, neither Zappco nor any Subsidiary shall renew, exercise an option to extend, cancel or surrender any lease of real property nor allow any such lease to lapse, without the consent of USB, which consent shall not be unreasonably withheld;

     (j) neither Zappco nor any Subsidiary shall make any change in its accounting methods or practices, other than changes required by law or regulation made in accordance with GAAP or regulatory accounting principles generally applicable to depository institutions such as the Banks, as the case may be;

     (k) neither Zappco nor any Subsidiary shall renew for any period in excess of one month its agreement with Deluxe Corporation (or its affiliates); and

     (l) neither Zappco nor any Subsidiary shall agree to do any of the foregoing.

  The Merger Agreement also prevents Zappco from negotiating for an acquisition of Zappco by any other party, subject to specified exceptions, see "--Limitations on Negotiations," and from taking any action which would disqualify the Merger as a "reorganization" that would be tax-free to shareholders of Zappco pursuant to Section 368(a) of the Code, see "--Certain Federal Income Tax Consequences to Zappco Shareholders." Zappco has also agreed not to sell any loan participation or renew any loan participation without first offering to sell such loan participation to USB on the same terms.

  In addition, the Merger Agreement provides that at the request of USB, on the business day before the Merger takes effect, the Banks will establish, consistent with GAAP, such additional accruals and reserves as may be necessary to conform the Banks' accounting and credit loss reserve practices and methods to those of USB and to reflect the plans of USB with respect to the conduct of the business of the Banks following the Merger and to provide for the costs and expenses related to the consummation by the Banks of the transactions contemplated by the Merger Agreement. The establishment of such accruals and reserves will not be an adjustment to the Final Balance Sheet or the Final Retained Earnings described in "--Terms of the Merger; Consideration to be Received by Zappco Shareholders," and will not constitute a breach of any representation or warranty of Zappco contained in the Merger Agreement or constitute a material adverse change in the business, operations or financial condition of Zappco and its Banks, taken as a whole.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  SALARY CONTINUATION AGREEMENTS. Zappco is party to salary continuation agreements with Edward J. Zapp, its Chairman of the Board, President and a shareholder, and with John E. Leisen, its Vice President, a director and a shareholder. USB has agreed to assume and be bound by the terms of such salary continuation agreements. As a result of the Merger and the anticipated continuation of such agreements, USB and Zappco expect that Messrs. Zapp and Leisen will each receive an annual amount of $60,000 for 15 years in salary continuation payments following the Merger.

  NONCOMPETITION AGREEMENTS. Simultaneously with the execution of the Merger Agreement, each of Messrs. Zapp and Leisen entered into a Noncompetition Agreement with USB, pursuant to which each of Messrs. Zapp and Leisen received separate consideration to be paid by USB in an annual amount of $200,000 for approximately eight and seven years, respectively, subject to adjustment, as well as certain retiree medical benefits. See "--Noncompetition Agreements."

  OFFER OF CONTINUED EMPLOYMENT. Mr. Leisen and certain other employees of Zappco have been offered continued employment with USB following the anticipated closing of the Merger. Mr. Leisen has been offered continued employment through December 31, 1998, or longer as mutually agreed upon, during which time Mr. Leisen will receive an annual base salary of $165,000, as well as benefits normally offered to eligible employees of USB. Mr. Leisen will also be granted 4,000 shares of USB Restricted Stock, which will vest over a three-year period.

  SEVERANCE PAYMENTS. Pursuant to the Merger Agreement, eight employees mutually agreed upon by USB and Zappco will enter into severance agreements with USB substantially in the form provided by USB to Zappco. With respect to employees of Zappco or any of its Subsidiaries not subject to any other severance agreement, the Merger Agreement provides that USB will pay severance to such employees in accordance with USB's General Severance Pay Program, as the same may be amended from time to time. Nothing in the Merger Agreement, however, whether express or implied, confers upon any employee of Zappco, any Subsidiary or USB or any other person any rights or remedies, including but not limited to (i) any right to employment or recall, (ii) any right to continued employment for any specified period or (iii) any right to claim any particular compensation, benefit or aggregate of benefits, of any kind or nature. The severance payments described above may be paid to officers of Zappco and its Subsidiaries who are also shareholders of Zappco.

  PURCHASE OF CERTAIN ASSETS. Pursuant to the Merger Agreement, Mr. Zapp has agreed to purchase from Zappco, immediately prior to the Effective Date, certain assets of a personal and historical interest to the founding families listed on a schedule to the Merger Agreement at the book value of such assets as of the last day of the month preceding the month in which the Effective Date occurs.

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

  The foregoing interests of members of management or shareholders of Zappco in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of nonaffiliated shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO ZAPPCO SHAREHOLDERS

  Zappco expects that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code and that for federal income tax purposes no gain or loss will be recognized by any shareholder of Zappco upon the receipt of USB Common Stock for Zappco Common Stock pursuant to the Merger. Gain will be recognized as described below upon the receipt of cash in lieu of fractional shares of USB Common Stock. The Internal Revenue Service (the "Service") has not been and will not be asked to rule upon the tax consequences of the Merger. Instead, Zappco will rely upon the opinion of Fredrikson & Byron, P.A., its special outside legal counsel, as to certain federal income tax consequences of the Merger. The opinion of Fredrikson & Byron, P.A. will be based upon facts described herein, upon certain representations made by Zappco and USB in the Merger Agreement, certain representations made by management of Zappco and USB, certain representations made by Zappco shareholders, and certain assumptions regarding the Merger and the parties thereto. The opinion of Fredrikson & Byron, P.A. will also be based upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. An opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service. EACH HOLDER OF ZAPPCO COMMON STOCK IS URGED TO CONSULT HIS, HER OR ITS OWN TAX AND FINANCIAL ADVISERS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS, HER OR ITS OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER OR FROM SUBSEQUENT SALES OF USB COMMON STOCK, WHETHER OR NOT PURSUANT TO USB'S AGREEMENT TO REPURCHASE UP TO 30 PERCENT OF THE SHARES OF USB COMMON STOCK RECEIVED PURSUANT TO THE MERGER DURING THE FIRST TWO YEARS FOLLOWING THE EFFECTIVE DATE. SEE "--RESALE OF USB COMMON STOCK RECEIVED BY ZAPPCO SHAREHOLDERS."

  Based upon various representations and assumptions and subject to various qualifications, Fredrikson & Byron, P.A. will opine that the Merger will qualify as a "reorganization" under Section 368(a) of the Code and, accordingly, the following federal income tax consequences will result from the Merger:

     (a) No gain or loss will be recognized for federal income tax purposes by USB or Zappco as a result of the consummation of the Merger;

     (b) No gain or loss will be recognized by any Zappco shareholder (except in connection with the receipt of cash in lieu of fractional shares) upon the receipt of USB Common Stock for Zappco Common Stock in the Merger; and

     (c) The tax basis of the USB Common Stock received by a Zappco shareholder who exchanges Zappco Common Stock for USB Common Stock will be the same as the basis of the Zappco Common Stock surrendered in exchange therefor.

  The opinions described above will be based upon certain assumptions, including the assumption that the shareholders of Zappco do not have any plan or intention to dispose, sell, exchange or otherwise dispose of a number of shares of USB Common Stock received pursuant to the Merger that would reduce the ownership of USB Common Stock by such shareholders to a number of shares having a value, as of the date of the Merger, which is less than 50 percent of the value of all of the formerly outstanding Zappco Common Stock held by such Zappco shareholders as of the same date. EACH ZAPPCO SHAREHOLDER IS ASKED TO SIGN THE ENCLOSED REPRESENTATION LETTER WHICH CONTAINS A REPRESENTATION REGARDING SUCH INTENT. EACH ZAPPCO SHAREHOLDER IS ASKED TO RETURN SUCH REPRESENTATION LETTER WITH HIS, HER OR ITS PROXY.

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


  Dissenters, if any, will receive solely cash for their Zappco Common Stock as described in "Rights of Dissenting Shareholders" below. The cash received will either be subject to treatment as a dividend, or will be subject to capital gain treatment as proceeds of the sale of the dissenting shareholder stock, depending upon whether the transaction as to such shareholder would qualify as a redemption under Code Section 302. If redemption treatment is not available, the payment will be treated as a dividend.

  Generally, any shareholder who dissents and has his or her shares purchased will be able to qualify for redemption capital gain treatment unless he or she is also deemed to own shares of another person under Code Section 318. In that case, redemption capital gain treatment would be available nonetheless if (i) the distribution is found to be not essentially equivalent to a dividend under the subjective test of Code Section 302(b)(1); (ii) the selling shareholder is not an officer, director, or employee of USB and he or she waives the family attribution rules of Code Section 318, thereby causing the transaction to be a complete termination of his or her interest; or (iii) the shareholder's proportionate interest in the corporation (counting directly owned and constructively owned shares) after the transaction is less than 50% of the total combined voting power of all classes of stock entitled to vote and the shareholder's proportionate voting interest before the transaction is less than 80% of such shareholder's proportionate voting interest after the transaction. The tax authorities are not fully settled on the issue, but it is probable that this test would be applied at the USB level, AS IF the dissenting shareholder received the USB shares to which he or she would have been entitled in the merger, and then the shares were redeemed by USB. Shareholders considering the exercise of their dissenter's rights should seek advice from their personal tax advisor on thisissue.

  The foregoing is only a general description of certain anticipated federal income tax consequences of the Merger, without regard to the particular facts and circumstances of the tax situation of each shareholder of Zappco. It does not discuss all of the consequences that may be relevant to shareholders of Zappco entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign persons) or to shareholders of Zappco who acquired their Zappco Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger under state, local, foreign or other tax laws.

STOCK EXCHANGE LISTING OF USB COMMON STOCK

  It is a condition to the obligation of Zappco to consummate the Merger pursuant to the Merger Agreement that the shares of USB Common Stock which are issuable upon consummation of the Merger shall have been approved for listing on the NYSE subject to notice of issuance. USB anticipates that such application will be approved subject to notice of issuance at or before the Effective Date.

NONCOMPETITION AGREEMENTS

  Simultaneously with the execution of the Merger Agreement, each of Edward J. Zapp and John Leisen entered into a Noncompetition Agreement with USB providing that such individuals shall not, for a period of five years after the Effective Date, (i) engage in the banking or financial services business as an advisor, employee, consultant, agent, partner, principal, director, owner or stockholder of any corporation or other business entity within a 50-mile radius of the main office and each of the branch offices of the Banks (subject to certain exceptions); (ii) directly or indirectly solicit the banking or financial services business of any past or present customer of any Bank or encourage any such customer to terminate or alter such customer's relationship with any Bank (or its successor by merger); or (iii) directly or indirectly, hire for employment any individual who, as of the date of the Merger Agreement, was an employee or agent of Zappco or any Bank or who subsequent to the date of the Merger Agreement became an employee of Zappco or any Bank (or any successors by merger) (subject to certain exceptions). Messrs. Zapp and Leisen each received separate consideration for entering into these agreements to be paid by USB in an annual amount of $200,000 for approximately eight and seven years, respectively, subject to annual adjustment and subject to each such individual's compliance therewith, and certain retiree medical benefits as provided therein.

USB ESCROW DEPOSIT

  Prior to the execution of the Merger Agreement, and in consideration for certain covenants and agreements set forth in a letter agreement previously entered into by and among USB and Zappco setting forth the general provisions of the Merger Agreement, USB deposited $500,000 (the "Option Deposit") in an escrow account. Upon execution of the Merger Agreement, USB deposited $1,000,000 (the "Escrow Deposit") in an escrow account for the benefit of Zappco pursuant to the deposit escrow agreement attached as Exhibit B to the Merger Agreement, plus the Option Deposit (the Escrow Deposit together with the Option Deposit being hereinafter referred to as the "USB Deposit"). If the Effective Date is delayed beyond February 28, 1998 or if the Merger shall not have been consummated for any reason on or prior to such date (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of Zappco in breach of Zappco's obligations under the Merger Agreement), other than the termination of the Merger Agreement due to a failure to satisfy certain conditions therein, the USB Deposit, together with interest thereon, shall be paid to Zappco on the earlier of such termination or such date. If the Effective Date is on or before February 28, 1998, the USB Deposit shall be refunded to USB. If the Merger Agreement is terminated at any time due to a failure to satisfy certain conditions therein, or if the Merger shall not have been consummated due to the action or failure to act of Zappco, the USB Deposit shall be refunded to USB. Interest on the USB Deposit shall be paid to the party to be paid the USB Deposit as detailed above. Any fees of the escrow deposit agent shall be paid by the party receiving the interest on the USB Deposit.

RESALE OF USB COMMON STOCK RECEIVED BY ZAPPCO SHAREHOLDERS

  The USB Common Stock issuable to holders of Zappco Common Stock upon consummation of the Merger has been registered under the Securities Act, and will be transferable freely and without restriction by those holders of Zappco Common Stock who receive such shares following consummation of the Merger and who are not deemed to be "affiliates" (as defined under the Securities Act). Zappco has agreed in the Merger Agreement to use its best efforts to obtain signed Representation Letters from all of the shareholders of Zappco to the effect that it is each such person's plan and intent to hold (and not to sell, transfer or otherwise dispose of) at least 50% of the shares of USB Common Stock issued to him pursuant to the Merger; provided, however, in the event that the proposed U.S. Treasury regulation regarding the "continuity of interest" test applicable to transactions intending to qualify as reorganizations within the meaning of Section 368(a) of the Code are adopted as final regulations in substantially the form in which they were proposed December 20, 1996 with an effective date of such regulations prior to the Effective Date, Zappco's obligation to use its best efforts to obtain such Representation Letters will terminate.

  Shares of USB Common Stock received by those shareholders of Zappco who are deemed to be "affiliates" of Zappco at the time of the Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Zappco has agreed in the Merger Agreement to use its best efforts to obtain and deliver to USB prior to the Effective Date signed Affiliate Letters (in the form attached as Exhibit A to the Merger Agreement) from each shareholder of Zappco who may reasonably be deemed to be an "affiliate" of Zappco to the effect that such persons will not offer to sell, transfer or otherwise dispose of any of the shares of USB Common Stock distributed to them pursuant to the Merger except in compliance with Rule 145, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act. This Proxy Statement/Prospectus does not cover any resales of USB Common Stock received by persons who are deemed to be "affiliates" of Zappco. No person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resales. Former shareholders of Zappco who are deemed to be "affiliates" of Zappco and who surrender certificates formerly evidencing shares of

Zappco Common Stock must execute and deliver to USB a letter containing the representations described above before any exchange of such certificates for Merger Consideration will be effected. See "--Surrender of Zappco Common Stock Certificates."

  Until the second anniversary of the Effective Date, upon request, USB has agreed to purchase from the former shareholders of Zappco up to an aggregate of 30% of the total number of shares of USB Common Stock issued upon conversion of Zappco Common Stock in the Merger. The purchase price for each such share purchase by USB shall be equal to the closing price of a share of USB Common Stock as quoted on the NYSE on the trading day immediately prior to the day on which such purchase occurs. At any such time as USB has purchased from former Zappco shareholders a number of shares of USB Common Stock representing 30% of the total number of shares issued pursuant to the Merger, USB's obligation to purchase shares shall cease. In addition, USB may, it is sole and absolute discretion, suspend its obligation to purchase shares in the event of restrictions imposed by federal securities laws or accounting requirements for transactions accounted for as a pooling-of-interests.

USB DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

  USB provides eligible shareholders with a simple and convenient method of investing cash dividends and optional cash payments at 100% of the average price (as defined) in additional shares of USB Common Stock without payment of any brokerage commission or service charge pursuant to its Automatic Dividend Reinvestment and Common Stock Purchase Plan. The plan includes certain dollar limitations on participation and provides for eligible shareholders to elect dividend reinvestment on only a part of the shares registered in the name of a participant (while continuing to receive cash dividends on remaining shares).
It is anticipated that the plan will continue after the Effective Date and that shareholders of Zappco who receive USB Common Stock in the Merger will have the right to participate therein.

ACCOUNTING TREATMENT

  The Merger will be accounted for by USB under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated values. Income of the combined company will not include income or loss of Zappco prior to the Effective Date.

EXPENSES

  The Merger Agreement provides that all costs and expenses incurred in connection with such agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses; provided, however, USB has agreed to reimburse Zappco in an amount not to exceed $200,000 (excluding the cost of obtaining the Fairness Opinion) for costs and expenses incurred in connection with such agreement and the transactions contemplated thereby, and for the cost of obtaining the Fairness Opinion. Additionally, USB has agreed to bear the costs of all filing fees associated with the Registration Statement and the costs of qualifying the shares of USB Common Stock under state securities laws, to the extent necessary, as well as all printing and mailing costs in connection with the preparation and mailing of this Proxy Statement/Prospectus to Zappco shareholders.

CERTAIN DIFFERENCES IN RIGHTS OF ZAPPCO SHAREHOLDERS

  The rights of holders of Zappco Common Stock are governed by the Articles of Incorporation of Zappco, as amended (the "Zappco Articles"), the bylaws of Zappco (the "Zappco Bylaws") and the laws of the State of Minnesota. The rights of USB shareholders are governed by the Restated Certificate of Incorporation of USB, as amended (the "USB Certificate"), the bylaws of USB (the "USB Bylaws") and the laws of the State of Delaware. After the Effective Date, the rights of holders of Zappco Common Stock will be governed by the USB Certificate, the USB
Bylaws and the laws of the State of Delaware. Because of certain differences between Minnesota and Delaware corporate law and between the Zappco Articles and Zappco Bylaws, on the one hand, and the USB Certificate and the USB
Bylaws, on the other hand, the current rights of Zappco shareholders will change significantly as a result of the Merger. While it is not practical to describe all changes in the rights of Zappco shareholders that will result from the Merger, the following is a summary of the material differences.

  BUSINESS COMBINATIONS AND SUPERMAJORITY VOTING. Under Delaware law, a corporation is prohibited from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested shareholder, or an interested shareholder's affiliates and associates, for a three-year period beginning on the date the interested shareholder acquires 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if the board of directors gives prior approval to the transaction in which the 15% ownership level is exceeded, the interested shareholder acquires at one time 85% of the corporation's stock (excluding shares held by management or employee stock plans in which employees do not have the effective power to tender stock) or the business combination is approved by the board of directors and authorized at a meeting of shareholders by the holders of at least 66 2/3% of the outstanding voting stock, excluding shares owned by the interested shareholder. The USB Certificate requires the affirmative vote of the holders of not less than 80% of the outstanding shares of USB entitled to vote in connection with certain "Business Transactions" (as defined in the USB Certificate) involving a "Related Person" (as defined in the USB Certificate). The 80% shareholder vote is not required if the Business Transaction meets certain "fair price" criteria or in the event the "Continuing Directors" (as defined in the USB Certificate) approve the transaction. The USB Certificate also requires the vote of the holders of at least 80% of the outstanding shares of USB entitled to vote generally in the election of directors to add to, alter, change or repeal the supermajority provisions.

  Minnesota law requires approval by the disinterested shareholders of any "control share acquisition" of stock of an "issuing public corporation" if an acquiror exceeds specified levels of ownership (20%, 33 1/3% and 50%) of the stock of the target corporation. This provision essentially requires a proxy contest to approve such share acquisitions and delays the acquiror's purchase up to 55 days while a special shareholders' meeting is held to vote on the acquisition. The definition of "control share acquisition" excludes cash tender offers for all outstanding shares if the offer has been approved in advance by the board of directors of the target corporation and acquisitions by employee benefit plans.

  Minnesota law restricts transactions with a shareholder (an "interested shareholder") acquiring ten percent or more of the shares of a publicly held (i.e., required to file Exchange Act reports) "issuing public corporation" unless the share acquisition or the transaction has been approved by the corporation's board of directors prior to the acquisition of the ten percent interest. An "issuing public corporation" is a corporation which has at least 50 shareholders. For four years after the ten percent threshold is exceeded (absent prior board approval), the corporation cannot have a merger, sale of substantial assets, loan, substantial issuance of stock, plan of liquidation or reincorporation involving the interested shareholder or its affiliates.

  DISSENTERS' RIGHTS. Under Delaware law, appraisal rights are available only in connection with certain statutory mergers or consolidations, unless the certificate of incorporation grants such rights with respect to amendments to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, or sales of all or substantially all of the assets of a corporation. The USB Certificate does not grant such rights. Appraisal rights under Delaware law, however, are not available if the corporation's stock is (prior to the relevant transaction) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders; provided that, if the merger or consolidation requires shareholders to exchange their stock for anything other than shares of the surviving or resulting corporation, for shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 shareholders, for cash in lieu of fractional shares of any such corporation, or for a combination of such shares and cash, then appraisal rights will be available.

  Minnesota law also makes appraisal rights available to dissenting shareholders in the event of any of the following actions: (i) an amendment of the articles of incorporation that materially and adversely affects the rights and preferences of the shares of the dissenting shareholder in certain respects; (ii) a sale or transfer of all or substantially all of the assets of the corporation; (iii) a plan of merger to which the corporation is a party; (iv) a plan of exchange of shares to which the corporation is a party; and (v) any other corporation action with respect to which the corporation's articles of incorporation or bylaws give dissenting shareholders the right to obtain payment for their shares. The Zappco Articles do not grant any other dissenters' rights. For a description of appraisal rights provided by Minnesota law in the event of a merger, see "Rights of Dissenting Shareholders."

  ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS FOR DIRECTORS AND PROPOSALS. The USB Bylaws require that any shareholder nominating a person for election as a director must give written notice to the secretary of USB not less than ninety days prior to an annual meeting of shareholders or not less than seven days after the date on which notice of a special meeting of shareholders for the election of directors is given. The USB Bylaws contain no advance notice requirements relating to shareholder proposals for business to be conducted at a shareholders meeting. Neither the Zappco Articles nor Bylaws require notice for nomination by a shareholder of a director or notice for shareholder proposals for business to be conducted at a shareholders' meeting.

  AMENDMENTS TO CHARTER AND BYLAWS. Under Delaware law, a corporation's certificate of incorporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Delaware law reserves the power to amend or repeal the bylaws exclusively to the shareholders unless the certificate of incorporation confers such power upon the directors.

  Under Minnesota law, the articles of incorporation may be amended by the greater of (i) a majority of the voting power present and entitled to vote on an item, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting. Minnesota law also entitles holders of shares of a class or series to vote as a class or series on any amendment which would (a) change the number of authorized shares of such class or series, (b) change or adversely affect the rights and preferences of such class or series, (c) create a new class or series of shares with rights and preferences prior and superior to such class or series, or (d) increase the rights and preferences of any class or series with prior and superior rights and preferences to such class or series.

  Minnesota law grants the power to adopt and amend bylaws to the board of directors unless the power is reserved exclusively for shareholders in the charter; provided, however, that Minnesota law has a limitation on the power of the board of directors to adopt or amend bylaws which is not contained in the Delaware statute. After the adoption of initial bylaws, the board of a Minnesota corporation may not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications or terms of office except that the board may adopt or amend a bylaw to increase the number of directors. This limitation occasionally prevents the board from changing certain governance provisions (or even adopting an updated set of bylaws that happens to change the wording of such provisions) without the expense of shareholder approval. The shareholder approval requirement does not turn on the materiality or adverse nature to shareholders of a change. Any change triggers the requirement.

  Minnesota law also requires that a resolution proposed by the holders of 3% or more of the voting power of shares calling for adoption, amendment or repeal of a bylaw must be presented to shareholders as in the case of amendments to the articles of incorporation. Delaware law does not specify the requirements for shareholder initiation of amendments to the bylaws.

  The USB Certificate provides that the USB Bylaws may be amended or repealed by the Board of Directors of USB, subject to the power of the shareholders to amend or repeal any such change to the USB Bylaws. The Zappco Bylaws provide that the Zappco Bylaws may be amended or altered by majority vote of the whole Board of Directors at any meeting, provided that notice of a proposed amendment have been given to the directors of such a meeting. The authority of the Zappco Board of Directors is subject to the power of the shareholders to change or repeal such Zappco Bylaws by a majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for such purpose, and the Board of Directors may not make or alter any Zappco Bylaws fixing their number, qualifications or terms of office.

  PREEMPTIVE RIGHTS. A preemptive right allows a shareholder to maintain its proportionate share of ownership of a company by permitting such shareholder the right to purchase a proportionate share of any new stock issuance and thereby protecting the shareholder from dilution of value and control upon new stock issuances.

  Unless the certificate of incorporation provides otherwise, under Delaware law, shareholders of a corporation have no preemptive rights. The USB Certificate contains no such provision for preemptive rights. Minnesota law provides that all security holders are entitled to preemptive rights unless the articles of incorporation specifically deny or limit preemptive rights. Under the Zappco Articles, no holder of stock of Zappco has any preemptive rights.

  ACTION BY WRITTEN CONSENT. Delaware law provides that, unless otherwise provided in the certificate of incorporation, shareholders may act by the written consent of the holders of not less than the minimum number of shares that would be necessary to approve such action at a meeting where all shares entitled to vote were present and voted. The USB Certificate provides that USB shareholders may not act by written consent.

  Under Minnesota law, any action required or permitted to be taken in a meeting of the shareholders may be taken without a meeting by a written action signed by all of the shareholders. The Zappco Articles do not provide for shareholder action by written consent.

  VOTING RIGHTS IN THE ELECTION OF DIRECTORS.   In an election of directors
for corporations for which cumulative voting is provided, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, the holders of a majority of shares voting in the election of directors would have the power to elect all the directors to be elected, and no person could be elected without the support of holders of a majority of the shares.

  Under Delaware law, a corporation's certificate of incorporation may provide for cumulative voting in the election of directors. The USB Certificate does not provide for cumulative voting.

  Under Minnesota law, cumulative voting for the election of directors is required unless specifically limited or denied in the articles of incorporation. The Zappco Articles prohibit cumulative voting in the election of directors.

  NUMBER OF DIRECTORS, VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. Under Delaware law, the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment to the certificate. Unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The USB Certificate provides that the number of directors shall be fixed by the USB Bylaws, and shall not be less than 12 nor more than 30.

  The USB Certificate provides that vacancies and newly-created directorships resulting from an increase in the number of USB directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. The USB Certificate also provides that this provision may not be amended or repealed unless approved by the affirmative vote of holders of not less than 80% of the outstanding voting stock of USB.
However, the USB Certificate exempts from its 80% shareholder voting requirement any future amendment to the USB Certificate to reduce the maximum number of USB directors to not less than the greater of (i) the number of directors then in office and (ii) 24.

  Under Minnesota law, the minimum number of directors is one. Minnesota law permits the number of directors to be fixed by the articles of incorporation or bylaws, and the number of directors may be increased or decreased by the shareholders of the board in the manner permitted by the articles of incorporation or bylaws. Under the Zappco Bylaws, the number of directors shall not be less than one nor more than seven; provided, however, that in the event all of the shares of the corporation are owned beneficially and of record by more than one shareholder, the number of directors shall be no less than three.

  Under Minnesota law, unless different rules for filling vacancies are provided for in the articles of incorporation or bylaws, vacancies resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies resulting from a newly-created directorship may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. The shareholders may also elect a new director to fill a vacancy that is created by the removal of a director by the shareholders. The Zappco Bylaws provide that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors shall constitute a quorum for the filling of such vacancies.

  CLASSIFICATION OF BOARD. A classified board of directors is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process.

  As permitted by Delaware law, the USB Certificate provides for classification of the USB Board into three classes of directors with each class as nearly equal in number as possible and elected for a three-year term and only one class standing for election each year. The affirmative vote of the holders of at least 80% of the outstanding voting stock of USB is required to amend or repeal this provision.

  Minnesota law permits, but does not require, a classified board of directors, with the terms of any such classes to be provided for in the articles of incorporation and bylaws. Neither the Zappco Articles nor Bylaws provide for a classified board of directors.

  REMOVAL OF DIRECTORS.   Delaware law provides that a director or the entire
board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless the certificate of incorporation provides, in the case of a corporation whose board is classified, that directors may be removed only for cause. If the corporation has cumulative voting, in which event if less than the entire board is to be removed, no director may be removed without cause if the votes cast against the director's removal would be sufficient to elect that director if voted cumulatively either at an election of the entire board of directors or for classes of the board.

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

Under the USB Certificate, USB shareholders may remove a director only for cause upon a majority vote of the shareholders.

  Under Minnesota law, a director of a corporation that does not have cumulative voting may be removed with or without cause with the approval of the holders of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a corporation having cumulative noting, if less than the entire board of directors is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. The Zappco Articles do not contain provisions with respect to removal of directors.

  SPECIAL MEETINGS OF SHAREHOLDERS. The USB Bylaws provide that special meetings may be called only by the Board of Directors or the Chief Executive Officer. The Zappco Bylaws provide that special meetings of Zappco shareholders may be called by the Chairman of the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of the outstanding shares of Zappco entitled to vote at such meeting.

  QUORUM AT SHAREHOLDERS' MEETINGS. The USB Bylaws require that the holders of not less than one-third of the shares entitled to vote at any shareholder's meeting be present, in person or by proxy, to constitute a quorum. The Zappco Bylaws provide that the holders of a majority of the outstanding shares entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum for purposes of such a meeting.

  LIMITATION ON PERSONAL LIABILITY OF DIRECTORS. The USB Certificate provides that directors of USB shall not be liable to USB or its shareholders for monetary damages for breaches of fiduciary duty; provided, however, that such liability of a director shall not be eliminated or limited to the extent provided by applicable law under certain circumstances. The Zappco Articles do not contain such a provision.

  DIVIDENDS. Under Delaware law, dividends may be paid out of surplus or out of net profits for the fiscal year in which the dividend is paid or the preceding fiscal year, except that no dividends may be paid if the capital of the corporation has been diminished to an amount less than the liquidation preference of outstanding preferred stock. Under the USB Certificate, holders of USB 8 1/8% Cumulative Preferred Stock are entitled to receive, when, as and if declared by the USB Board of Directors, cumulative cash dividends, payable quarterly in arrears, at the rate of 8 1/8% per share per annum. See "Description of USB Capital Stock--Preferred Stock."

  Under Minnesota law, a corporation may make a distribution only if the board of directors has determined that the corporation is able, and the corporation is in fact able, to pay its debts in the ordinary course of business after making the distribution. A distribution may be made to holders of a class or series of shares only if all amounts payable to holders of shares having a preference are paid (except for those having waived rights to payment) and if payment of such distribution does not reduce the net assets of the corporation below the aggregate preferential amount payable upon liquidation (unless the distribution is made to shareholders in the order of and to the extent of their respective priorities).

  GENERAL. The foregoing discussion of certain similarities and material differences between the rights of holders of Zappco Common Stock and the rights of holders of USB Common Stock under the Articles and Certificate of Incorporation, respectively, and Bylaws pursuant to Delaware and Minnesota law is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences. The foregoing discussion also does not reflect any rules of the NYSE that may apply to USB. The foregoing discussion is qualified in its entirety by reference to the MBCA, the Delaware Law, the common law thereunder, and the full texts of the Articles and Certificate of Incorporation, respectively, and Bylaws of Zappco and USB. Such Articles, Certificate of

Incorporation and Bylaws are filed or incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

                            EXCESS PARACHUTE PAYMENTS
                                 (PROPOSAL NO. 2)

  The Merger Agreement provides that Zappco shall make no payments that separately or in the aggregate could or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, unless and until such payments are approved by Zappco's shareholders in accordance with the provisions of Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code. Generally speaking, 280G Payments result when there is a change in control of an employer, such as contemplated by the Merger, and as a result, certain employee/officers receive compensation equal to or in excess of three times their average annual compensation for the five years preceding the taxable year in which the change in control occurs (the "base amount"). The excess of such "parachute payments" (i) will not be deductible by the payor and (ii) will be subject to an excise tax payable by the individual. It is probable that (i) noncompete payments to be made by USB to Messrs. Zapp and Leisen, (ii) deferred compensation/salary continuation payments to be paid to Messrs. Zapp and Leisen under existing agreements between them and Zappco, and (iii) compensation payments to be made by USB to Mr. Leisen for continued employment would constitute 280G Payments. Section 280G of the Code contains an exemption for payments by a corporation whose stock is not publicly traded on an established securities market if disinterested shareholders owning more than 75% of the voting power of such corporation's stock approve the payment. In order to avoid the denial of deductibility and the imposition of the excise tax which applies to 280G Payments, Zappco's shareholders are being asked to approve such
payments.   Approval of the 280G Payments by Zappco's shareholders is a condition to consummation of the Merger, but will not affect the amount of the Merger consideration to be received. For a discussion of the compensation to be received by Messrs. Zapp and Leisen, see "--Interests of Certain Persons in the Merger."

APPROVAL OF THE 280G PAYMENTS REQUIRES THE AFFIRMATIVE VOTE OF MORE THAN 75% OF THE VOTING POWER OF ALL OUTSTANDING SHARES OF ZAPPCO COMMON STOCK, EXCLUDING THOSE SHARES HELD OR CONSTRUCTIVELY OWNED BY MESSRS. ZAPP AND LEISEN. THE
BOARD OF DIRECTORS OF ZAPPCO RECOMMENDS THAT ZAPPCO SHAREHOLDERS VOTE FOR APPROVAL OF THE 280G PAYMENTS.


                          RIGHTS OF DISSENTING SHAREHOLDERS

  Sections 302A.471 and 302A.473 of the MBCA provide to each shareholder the right to dissent from the Merger and obtain payment for the "fair value" of such shareholder's shares following the consummation of the Merger.

  The following summary of the applicable provisions of Sections 302A.471 and 302A.473 of the MBCA is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such sections, the full texts of which are attached as APPENDIX C to this Proxy Statement/Prospectus. These sections should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of dissenters' rights.

  Under the MBCA, holders of Zappco Common Stock will have the right, by fully complying with the applicable provisions of Sections 302A.471 and 302A.473, to dissent with respect to the Merger and to receive from the surviving corporation payment in cash of the "fair value" of their shares of Zappco Common Stock after the Merger is completed. The term "fair value" means the value of the shares of Zappco Common Stock immediately before the Effective Date.

  All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares of Zappco Common Stock as to which dissenters' rights are asserted. A person having beneficial ownership of shares of Zappco Common Stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights such beneficial owner may have.

  If a date is fixed by the Zappco Board for the determination of shareholders entitled to receive notice of and to vote on the Merger Agreement, only shareholders and beneficial owners as of the Record Date may exercise dissenters' rights.

  Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of Zappco before the taking of the shareholder vote on the Merger. This written demand must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger does not constitute a demand for appraisal within the meaning of the MBCA.

  Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for adoption of the Merger. A shareholder's failure to vote against the Merger will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against adoption of the Merger or direction to abstain, the proxy will be voted for adoption of the Merger, which will have the effect of waiving that shareholder's dissenters' rights.

  A Zappco shareholder may not assert dissenters' rights as to less than all of the shares registered in such holder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of Zappco Common Stock who is not the record owner of such shares may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to Zappco at or before time such rights are asserted.

  A shareholder who elects to exercise dissenters' rights must send his or her written demand, before the taking of the vote on the Merger, to Edward J. Zapp, President of Zappco, 1015 St. Germain St. West, St. Cloud, Minnesota 56302-0531. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the value of his or her shares.

  After approval of the Merger by the shareholders at the Special Meeting, USB, as the surviving corporation, will send a written notice to each shareholder who filed a written demand for dissenters' rights. The notice will contain the address to which the shareholder shall send a demand for payment and the stock certificates in order to obtain payment and the date by which they must be received, a form to be used in connection therewith and other related information.

  In order to receive fair value for his or her shares, a dissenting shareholder must, within 30 days after the date such notice was given, send his or her stock certificates, and all other information specified in the notice from the surviving corporation, to the address specified in such notice. A dissenting shareholder will retain all rights as a shareholder of Zappco until the Effective Date. After a valid demand for payment and the related stock certificates and other information are received, or after the Effective Date, whichever is later, the surviving corporation will remit to each dissenting shareholder who has complied with statutory requirements the amount that the surviving corporation estimates to be the fair value of such shareholder's shares, with interest commencing five days after the Effective Date at a rate prescribed by statute. Remittance will be accompanied by Zappco's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Date, together with the latest available interim financial data, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed if such holder is demanding supplemental payment and copies of Sections 302A.471 and 302A.473 of the MBCA.

  If the dissenting shareholder believes that the amount remitted by the surviving corporation is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the surviving corporation of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the surviving corporation.

  Within 60 days after receipt of a demand for supplemental payment, the surviving corporation must either pay the shareholder the amount demanded or agreed to by such shareholder after discussion with the surviving corporation or petition a court for the determination of the fair value of the shares, plus interest. The petition shall name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with the surviving corporation. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by the surviving corporation or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all Zappco shareholders who properly exercised dissenters' rights and did not agree with the surviving corporation as to the fair value of the shares. Dissenting shareholders are entitled to judgment for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by the surviving corporation. The shareholders shall not be liable to the surviving corporation for any amounts paid by the surviving corporation which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against the surviving corporation, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

  The surviving corporation may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on September 15, 1997, the date on which the proposed Merger was first announced to the public (the "Public Announcement Date"). The surviving corporation will forward to any such dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date. Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by the surviving corporation. Upon proper demand by any such shareholder, rules and procedures applicable in connection with receipt by the surviving corporation of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from the surviving corporation until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

  Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the consideration they would receive pursuant to the Merger Agreement if they do not seek appraisal of their shares, and that the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473.

  Cash received pursuant to the exercise of dissenters' rights may be subject to federal or state income tax. See "The Merger--Certain Federal Income Tax Consequences to Zappco Shareholders."

  ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES. SEE APPENDIX C.


                                   BUSINESS OF USB


  On August 1, 1997, USB (formerly known as First Bank System, Inc.) acquired, in a transaction accounted for as a pooling of interests, U.S. Bancorp, a regional bank holding company incorporated in the state of Oregon, creating the fourteenth largest banking organization in the United States based on assets and serving nearly four million households and 475,000 businesses.
USB, a Delaware corporation registered under the Bank Holding Company Act, is a regional multi-state bank holding company headquartered in Minneapolis, Minnesota that primarily serves the Midwestern, Rocky Mountain and Northwestern states. USB operates five banks and eleven trust companies with offices in 17 contiguous states from Illinois to Washington. USB also has various other subsidiaries engaged in financial services. At June 30, 1997, on a pro forma combined basis, USB and its consolidated subsidiaries had consolidated assets of approximately $72 billion, consolidated deposits of $51 billion and shareholders' equity of $6 billion.

  The banking subsidiaries of USB are engaged in general retail and commercial banking business. They provide a wide variety of services to individuals, businesses, industry, institutional organizations, governmental entities and other financial institutions. Depository services include checking, savings and time certificates. Additional services include commercial lending, financing of import/export trade, foreign exchange and retail and institutional brokerage services. Treasury management and receivable lockbox collection are provided for corporate customers. The banking subsidiaries provide a full range of fiduciary activities for individuals, estates, foundations, business corporations and charitable
organizations.   Other subsidiaries of USB provide financial services related to banking, including lease financing, discount brokerage, investment advisory services and insurance agency and credit life insurance services.

  USB was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone
(612) 973-1111). For further information concerning USB, see the USB documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENTS

  On October 15, 1997, USB announced that it had called for redemption of all of the outstanding shares of its 8 1/8% Cumulative Preferred Stock, Series A. The shares will be redeemed on November 14, 1997 at a redemption price of $25.00 per share, together with accrued and unpaid dividends from August 15, 1997 to November 14, 1997. From and after November 14, 1997, dividends will cease to accrue and be payable on the 8 1/8% Cumulative Preferred Stock, Series A. See "Description of USB Capital Stock."

  On October 16, 1997, USB released its third quarter 1997 earnings summary to the public. USB's press release announcing such earnings summary is included as Exhibit 99 of USB's Current Report on Form 8-K dated October 17, 1997. See "Incorporation of Certain Documents by Reference."

MANAGEMENT AND ADDITIONAL INFORMATION

  Certain information relating to the management, executive compensation, various benefit plans (including stock plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to USB is set forth in or incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996 of USB, which is incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference." Zappco shareholders who wish to obtain copies of these documents may contact USB at its address or telephone number set forth under "Incorporation of Certain Documents by Reference."

                                  BUSINESS OF ZAPPCO

GENERAL

  Zappco is a multi-bank holding company registered under the Bank Holding Company Act. Its principal noncash assets are Zapp Bank which has three commercial banking offices in St. Cloud and Sartell, Minnesota, First National which has two commercial banking offices in Little Falls, Minnesota, Melrose State which has one commercial banking office in Melrose, Minnesota, Zapp Data, a data processing center located in St. Cloud, Minnesota and Zapp Plaza, a real estate partnership located in St. Cloud, Minnesota.

  Zapp Bank was chartered in Minnesota in 1889. Zapp Bank provides general commercial and consumer banking services, including commercial lending, mortgage origination, trust and brokerage services and ATM locations. Zapp Bank also provides a complete range of deposit products including checking accounts, savings accounts, certificates of deposit, money market accounts and commercial cash management.

  First National was chartered in Minnesota in 1889. First National provides general commercial and consumer banking services, including commercial lending, mortgage origination, and ATM locations. First National also provides a complete range of deposit products including checking accounts, savings accounts, certificates of deposit and money market accounts.

  Melrose State was chartered as a state bank in Minnesota in 1907. Melrose State provides general commercial and consumer banking services, including commercial lending, mortgage origination, and ATM locations. Melrose State also provides a complete range of deposit products including checking accounts, savings accounts, certificates of deposit, money market accounts and commercial cash management.

  The nonbank subsidiary, Zapp Data, provides data processing services primarily to the Banks. Zapp Plaza owns and manages the building in which Zapp Bank's main office is located.

  As of June 30, 1997, Zappco had consolidated assets of $346.0 million and total deposits of $295.0 million. Shareholders' equity on a consolidated basis as of June 30, 1997 was $29.7 million. Zappco is a legal entity separate from its banking and nonbanking subsidiaries. The principal sources of Zappco's income are dividends, interest and fees from the Subsidiaries.

MARKET AREA AND COMPETITION

  Zappco's market area is located in central Minnesota, primarily in the counties of Morrison, Stearns, Sherburne and Benton. There are numerous commercial banks, saving and loan associations, mortgage companies, finance companies, credit unions and similar organizations in St. Cloud, Little Falls and Melrose, Minnesota which compete for business with the Banks.

PROPERTIES AND EMPLOYEES

  Zappco's executive offices are located in the same building as Zapp Bank's main office at 1015 W. St. Germain Street, St. Cloud, Minnesota 56301. The main bank property is owned 100% by Zapp Plaza. Zapp Bank's Midtown office is located in a building owned by Zappco and Zapp Bank's Sartell, Minnesota office leases space in a strip mall. First National's main office is located in downtown Little Falls, Minnesota in a building owned by First National and its one full service branch leases space in a mall on Little Falls' east side. Melrose State owns the building in which it is located. Zapp Data, which is located on St. Cloud's north side, owns the building in which it is located.

  As of June 30, 1997, Zappco had a consolidated employee base of 185 full-time employees. Zappco's management generally considers its relationship with its employees to be good.

MARKET PRICES AND DIVIDENDS ON ZAPPCO COMMON STOCK

  There is no established trading market for the Zappco Common Stock. Zappco is aware of four transactions involving the sale of Zappco Common Stock over the last two years and six gift transactions.

  Zappco maintains the Zappco, Inc. Employee Stock Ownership Plan (the "ESOP") which owns approximately .846% of the Zappco Common Stock. The ESOP has been valued annually as required by the terms of the ESOP. As of December 31, 1996, that value was $1,875.00 per share. The ESOP value is determined by independent appraisal.

  Zappco has 113 shareholders of record.

  During 1997 cash dividends have been declared and paid quarterly at $14.05 per share. During 1996 and 1995 cash dividends totalling $37.85 and $16.50 per share, respectively, were declared and paid semiannually. There are no restrictions on the payment of dividends by Zappco other than as prescribed by applicable bank regulation. In the event the Merger is not completed, the Zappco Board of Directors anticipates the continued payment of dividends.

SUPERVISION AND REGULATION

  Zappco is a registered bank holding company under the Bank Holding Company
Act and is subject to the supervision of, and regulation by, the Federal Reserve Board.

  Under the Bank Holding Company Act, a bank holding company may engage in banking, managing or controlling banks, furnishing or performing services for banks it controls and conducting activities that the Federal Reserve Board has determined to be closely related to banking. Zappco must obtain the prior approval of the Federal Reserve Board before acquiring more than five percent of the outstanding shares of another bank or bank holding company and must provide notice to, and in some situations obtain the prior approval of, the Federal Reserve Board in connection with the acquisition of more than five percent of the outstanding shares of a company engaged in a "bank-related" business.

  First National and Zapp Bank are subject to the supervision of, and are examined by, the Comptroller of the Currency. Melrose State is subject to the supervision of, and are examined by, the State of Minnesota. All of the Banks are members of the Federal Deposit Insurance Corporation ("FDIC"), and as such, are subject to examination thereby. In practice, the primary federal or state regulators make regular examinations of each of the Banks subject to its regulatory review or participates in joint examinations with other federal or state regulators. Areas subject to regulation by banking authorities include the allowance for credit losses investments, loans, mergers, issuance of securities, payment of dividends, establishment of branches and other aspects of operations. Zappco's data processing center is subject to the supervision of and is examined by the Comptroller of the Currency and the Federal Reserve Board.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS OF ZAPPCO

  The following discussion and analysis provides information regarding
Zappco's financial condition and results of operations for the six month periods ended June 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994. This discussion should be read in conjunction with the consolidated interim financial statements and the consolidated annual financial statements and notes thereto of Zappco included elsewhere in this Proxy Statement/Prospectus. Results of operations for the interim periods are not necessarily indicative of that which may be expected for the entire year. Ratios for the six month periods are presented on an annualized basis.

RESULTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

  Zappco generated earnings of $4.4 million, including $821,000 in nonrecurring income, for the year ended December 31, 1996, a total increase of 76.0% from the $2.5 million earned in 1995. In 1996 net interest income increased $2.2 million, or 18.2%, and non-interest income increased $0.8 million, or 19.6%, offset by increases in non-interest expenses of $0.5 million, or 4.2%. During the same period, average assets, average loans and average deposits increased 9.3%, 12.1%, and 9.6%, respectively.

  For the year ended December 31, 1995, net income increased $0.4 million, or 19.0%, from the $2.1 million earned in 1994. For 1995, net interest income increased $0.5 million, or 3.8%, and non-interest income increased $0.3 million or 9.2%. Non-interest expenses increased $0.3 million or 2.5%. During the same period, average assets, average loans, and average deposits increased 5.5%, 4.9%, and 5.0%, respectively.

SIX MONTHS ENDED JUNE 30, 1997 AND 1996

  For the six months ended June 30, 1997, net income was $1.7 million, a decrease of $0.86 million, or 34%, from the same period in 1996. The six months net income ended June 30, 1996 included nonrecurring gains of $0.82 million. Net interest income increased $0.4 million or 5.5% and non-interest income decreased $1.3 million or 39%, while non-interest expenses increased $0.4 million or 7.5%. During such six month period, as compared with the same period in 1996, average assets, average loans and average deposits increased 11.4%, 17.6% and 12.1%, respectively.

The following table sets forth selected financial data for Zappco for the six months ended June 30, 1997 and 1996 and for each of the three years in the period ended December 31, 1996, 1995 and 1994.

SELECTED FINANCIAL DATA

                                                             Six Months Ended
                                                                 June 30,                      Years Ended
(In thousands, except per share amounts)                       (unaudited)                     December 31,
                                                        -----------------------   ---------------------------------------
                                                          1997          1996          1996          1995          1994
                                                        ---------    ---------     ---------     ---------      ---------
CONDENSED INCOME STATEMENT DATA:

   Interest Income                                      $  13,380    $  12,030     $  25,262     $  22,350      $  19,208

   Interest Expense                                         6,151        5,177        10,674        10,008          7,320
                                                        ---------    ---------     ---------     ---------      ---------

      Net Interest Income                               $   7,229    $   6,853     $  14,588     $  12,342      $  11,888

   Provision for Loan Losses                                   58           84           288           152            440
                                                        ---------    ---------     ---------     ---------      ---------

   Net Interest Income after Provision for Loan Losses  $   7,171    $   6,769     $  14,300     $  12,190      $  11,448

   Non-Interest Income                                      2,009        2,849         5,279         4,379          4,009

   Investment Securities Gains (Losses)                        (7)         (58)          (45)            0              0
                                                        ---------    ---------     ---------     ---------      ---------

      Total Non-Interest Income                             2,002        2,791         5,234         4,379          4,009

   Non-Interest Expense                                     6,391        5,944        12,865        12,343         12,039
                                                        ---------    ---------     ---------     ---------      ---------

   Income Before Income Taxes                           $   2,782    $   3,616     $   6,669     $   4,226      $   3,418

   Applicable Income Taxes                                  1,116        1,087         2,293         1,707          1,327
                                                        ---------    ---------     ---------     ---------      ---------

      Net Income                                        $   1,666    $   2,529     $   4,376     $   2,519      $   2,091
                                                        ---------    ---------     ---------     ---------      ---------
                                                        ---------    ---------     ---------     ---------      ---------

FINANCIAL RATIOS:                                                                  (unaudited)
                                                        -----------------------------------------------------------------

   Return on Average Assets                                  0.98%        1.66%         1.39%         0.87%          0.76%

   Return on Average Common Equity                          11.37%       19.50%        16.17%        10.59%          9.51%

   Net Interest Margin                                       4.70%        4.93%         5.11%         4.82%          4.82%

   Efficiency Ratio                                         69.23        58.67         64.90         73.81          75.73

AVERAGE BALANCE SHEET DATA:

   Total Gross Loans                                    $ 231,345    $ 196,768     $ 207,584     $ 185,234      $ 176,659

   Total Assets                                           339,090      305,163       315,512       288,728        273,595

   Deposits                                               285,344      254,588       263,727       240,528        229,064

   Shareholders' Equity                                    29,307       25,945        27,058        23,780         21,993

BALANCE SHEET DATA AT PERIOD END:

   Total Gross Loans                                    $ 235,282    $ 202,431     $ 224,772     $ 189,071      $ 183,515

   Total Assets                                           346,241      308,214       339,221       309,287        282,463

   Deposits                                               294,600      259,621       283,479       258,116        237,095

   Shareholders' Equity                                    29,568       26,404        28,339        24,714         22,084

NET INTEREST INCOME

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

   Net interest income is Zappco's largest single source of earnings. Net interest income on a tax equivalent basis represents the difference between interest earned on assets and interest paid on liabilities, with adjustments made to reflect income on tax-exempt assets as if such income were fully taxable. Changes in the types and volume of earning assets and interest bearing liabilities, their related yields and overall interest rates all can have a significant impact on net interest income.

   For the year ended December 31, 1996, net interest income was $14.5 million, an increase of $2.2 million, or 18.2%, over the year ended December 31, 1995. This increase was largely attributable to an 11.4% increase in average earning assets from 1995 to 1996. During 1996, net interest margin (net interest income divided by average earning assets) increased from 4.8% to 5.1%.

   For the year ended December 31, 1995, net interest income was $12.3 million, an increase of $0.5 million, or 3.8%, over the year ended December 31, 1994. This increase resulted from an increase in average interest earning assets of 3.9%. During 1995, net interest margin remained at 4.8%.

SIX MONTHS ENDED JUNE 30, 1997 AND 1996

   For the six months ended June 30, 1997, net interest income was $7.2 million, an increase of $0.4 million, or 5.5%, over the same period in 1996. This increase resulted from continued growth in average earning assets, particularly in the loan portfolio.

ANALYSIS OF INTEREST INCOME (UNAUDITED)


                                                            Six Months Ended                            Years Ended
                                                                 June 30,                               December 31,
(Dollars in thousands)                                        (unaudited)
                                                        -------------------------       ---------------------------------------
                                                          1997            1996            1996            1995          1994
                                                        ---------       ---------       ---------       ---------     --------
CONSOLIDATED INCOME STATEMENT DATA:

   Net Interest Income                                  $   7,229       $   6,853       $  14,588       $  12,343     $  11,888

   Average Balances of Earnings Assets Supported by:

      Average Interest Bearing Liabilities                261,547         232,164         238,754         217,480       203,731

      Average Non-Interest Bearing Liabilities             46,298          45,740          46,661          38,649        42,885

         Total Average Earning Assets                   $ 307,845       $ 277,904       $ 285,415       $ 256,129     $ 246,616

   Average Yields and Weighted Average Rates:                                           (unaudited)
                                                        -----------------------------------------------------------------------

      Investment Securities Yield                            6.78%           6.12%           6.46%           5.64%        5.07%

      Loan Yield                                             9.50           10.02            9.83           10.11          9.00

      Other Earning Asset Yield                              5.94            4.28            4.66            5.56          4.59

Total Gross Loans:

         Earning Asset Yield                                 8.69            8.66            8.74            8.71          7.80

   Interest-Bearing Deposits Rate                            4.65            4.34            4.36            4.46          3.40

   Borrowing Rate

      Rate on Federal Funds Purchased                        5.20            4.38            4.43            4.66          3.95

      Rate on Other Borrowed Money                           7.74            7.05            7.28            8.24          7.46

   Net Interest Margin                                       4.70            4.93            5.11            4.82          4.82


NON-INTEREST INCOME

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     Non-Interest Income for the year ended December 31, 1996 was $5.2 million as compared with $4.4 million for the year ended December 31, 1995, a $0.8 million, or 19.6%, increase. For the year ended December 31, 1995, Non-Interest Income increased $0.4 million, or 9.2%, over the year ended December 31, 1994.

     The table below summarizes the components of Non-Interest Income.


                                        Six Months Ended
                                            June 30,                  Years Ended                 % Change From
(Dollars in thousands)                    (unaudited)                 December 31,                  Prior Year
                                     ------------------------------------------------------------------------------
                                        1997        1996        1996      1995       1994        1996        1995
                                     ------------------------------------------------------------------------------
Service Charges on Deposit
  Accounts                            $   530     $   532     $ 1,686    $ 1,505    $ 1,614      10.55%      (5.8)%

Settlements                                 0         918         918          0          0       N/A           0

Trust Income                            1,124       1,083       2,161      1,890      1,701      14.33       1.00

Gain (loss) on Sales of
  Securities                               (7)        (58)        (45)         0          0       N/A           0

Other                                     355         316         514        964        694      (46.7)      38.9
                                      ------------------------------------------------------------------------------
    Total                             $ 2,002     $ 2,791     $ 5,234    $ 4,379    $ 4,009      19.53%      9.23%
                                      ------------------------------------------------------------------------------
                                      ------------------------------------------------------------------------------


     For 1996, the increases in deposit service charges resulted primarily from an increased customer base and increased volumes. The large increase in Non-Interest Income was due to interest income that was paid along with the settlement of a law suit with the State of Minnesota on improper taxing of U.
S. Government and U. S. Agency securities. The refund of income taxes is reflected in income tax expense in 1996. The other portion of the increase is a settlement by the data processing center with a major vendor on their termination of support on a software package.

SIX MONTHS ENDED JUNE 30, 1997 AND 1996

     Non-Interest Income for the six months ended June 30, 1997, was $2.0 million, an decrease of $0.8 million or 30% from the same period in 1996. The service charges on deposit accounts remained steady from the same period in 1996. The large decrease in Non-Interest Income was due to interest income that was paid along with the settlement of a law suit with the State of Minnesota on improper taxing of U. S. Government and U. S. Agency securities. The refund of income taxes is reflected in income tax expense in 1996. The other portion of the decrease is a settlement by the data processing Subsidiary with a major vendor on their termination of support on a software package. Trust Income increased for the 6 month period ending June 30, 1997, showing the continued growth in that area.

NON-INTEREST EXPENSE

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     Non-Interest Expense for the year ended December 31, 1996, was $12.9 million as compared with Non-Interest Expense for the year ended December 31, 1995, of $12.3 million, or 4.2%, increase. Non-Interest Expense for the year ended December 31, 1995 reflected a $0.3 million increase or 2.5% over the same period in 1994. The major components of Non-Interest Expense are shown on the table below:


                                        Six Months Ended
                                            June 30,               Years Ended             % Change From
(Dollars in thousands)                    (unaudited)              December 31,              Prior Year
                                        --------------------------------------------------------------------
                                         1997      1996      1996      1995      1994      1996      1995
                                        --------------------------------------------------------------------
Salaries and Employee
   Benefits                            $ 3,653   $ 3,259   $ 6,776   $ 6,313   $ 6,255     7.33%     0.93%

Operations & Occupancy, net              2,605     2,529     5,852     5,830     5,679     0.38      2.66

Other                                      133       156       237       200       105     18.5     90.48
                                        --------------------------------------------------------------------
       Total                           $ 6,391   $ 5,944   $12,865   $12,343   $12,039     4.23%     2.53%
                                        --------------------------------------------------------------------
                                        --------------------------------------------------------------------

     For the year ended December 31, 1996, overall expense increases resulted from additional ongoing expenses related to increased volume, general expansion and inflationary increases. Salaries and benefits increased due to increased profit sharing and salary adjustments.

SIX MONTHS ENDED JUNE 30, 1997 AND 1996

     Non-Interest Expense for the six months ended June 30, 1997 increased $0.4 million, or 7.5%, over the same period in 1996, with the primary increases occurring in salaries and benefits.

TAX EXPENSE

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     Income taxes for the years ended December 31, 1996, 1995 and 1994 were $2.3 million, $1.7 and $1.3 million, respectively. The effective income tax rate was 34.4% in 1996, 40.4% in 1995 and 38.8% in 1994, respectively.

SIX MONTHS ENDED JUNE 30, 1997 AND 1996

     Income taxes for the six months ended June 30, 1997 and 1996 were $1.1 million and $1.0 million, respectively. The effective income tax rate was 40.0% for the first six months of 1997 as compared with an effective income tax rate of 30.0% for the first six months of 1996. The effective income tax rate for 1996 was reduced by the refund received from the State of Minnesota.

LOAN PORTFOLIO REVIEW

     Zappco provides loans principally to businesses and consumers in the Central Minnesota area. Zappco had total loans of approximately $225.0 million at December 31, 1996, which is an increase of $36.0 million, or 19.0%, over the amount at December 31, 1995. Most of the growth occurred in the commercial loan portfolio, although real estate loans and equipment leases increased significantly as well.

     At December 31, 1995, total loans were approximately $189.0 million, an increase of $5.5 million, or 3.0%, over 1994. Most of this growth occurred in the real estate loan portfolio.

     At June 30, 1997, total loans were approximately $235.0 million, an increase of $10.5 million from the December 31, 1996 year-end balance. All loan categories have shown growth 1997.

     Zappco's portfolio is comprised of approximately 25.0% commercial and equipment finance, 60.0% real estate loans and 15.0% in various types of consumer loans.

LOAN PORTFOLIO DISTRIBUTION

     The following table presents certain information with respect to the distribution of the loan portfolio:

                              June 30,         December 31,       December 31,       December 31,
                                1997              1996               1995               1994
                        ----------------------------------------------------------------------------
                                    % of               % of               % of                % of
                          Amount    Total    Amount    Total    Amount    Total    Amount     Total
                        ----------------------------------------------------------------------------
Commercial and
  Commercial Leasing    $ 57,291   24.35%   $ 71,046   31.61%  $ 45,302   23.96%   $ 48,517   26.44%

Consumer                  32,686   13.89      25,877   11.51     23,541   12.45      21,603   11.77

Real Estate              141,657   60.21     124,720   55.49    117,216   62.00     110,671   60.31

Other                      3,648    1.55       3,129    1.39      3,012    1.59       2,724    1.48
                        ----------------------------------------------------------------------------
  Total Loans (net of
   unearned income)     $235,282  100.00%   $224,772  100.00%  $189,071  100.00%   $183,515  100.00%
                        ----------------------------------------------------------------------------
                        ----------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES

     The Allowance for Loan Losses is maintained to reserve against inherent loan losses. This allowance is subject to ongoing review and evaluation of the risk profiles of the portfolio, specific exposures and general economic trends. The Allowance for Loan Losses at December 31, 1996 was $2.7 million, or 1.2% of loans outstanding, as compared to $2.5 million, or 1.3% of loans outstanding as of December 31, 1995 and $2.7 million, or 1.4% of loans outstanding as of December 31, 1994. The Allowance for Loan Losses at
June 30, 1997 was $2.5 million or 1.1% of loans outstanding.

     The Provisions for Loan Losses are determined based upon an evaluation and analysis by management of Zappco of the adequacy of the allowance for loan losses. Provisions for Loan Losses are made in amounts to maintain the allowance for loan losses at a level considered necessary to absorb estimated loan losses in the loan portfolio. Factors which are considered are the quality of the current loan portfolio, estimates and appraisals of collateral values, historical charge-offs experience, current economic conditions, and such other factors which, in the judgment of management, deserve consideration. The appropriate level of Provision for Loan Loss is reviewed monthly by management and the Board of Directors of Zappco.

     The following table presents activity in the allowance for loan losses:


                                          Six Months Ended      Year Ended          Year Ended          Year Ended
                                            June 30, 1997      Dec. 31, 1996       Dec. 31, 1995       Dec. 31, 1994
                                         ----------------------------------------------------------------------------
(Dollars in thousands)

Balance at Beginning of Period:             $     2,745         $     2,590         $     2,726         $     2,301

   Provision for Loan Losses                         58                 288                 152                 440

   Charge-Offs:

       Commercial & Real Estate                     132                 179                  33                  19

       Consumer                                     110                  78                 340                  80

       Credit Card & Related Accts                   31                  20                  20                  10
                                         ----------------------------------------------------------------------------
          Total Charge-Offs                 $       273         $       277         $       393         $       109

   Recoveries:

       Commercial & Real Estate                       7                 103                  91                  48

       Consumer                                      28                  39                  12                  43

       Credit Card & Related Accts                    3                   2                   2                   3
                                         ----------------------------------------------------------------------------
          Total Recoveries                  $        38         $       144         $       105         $        94
                                         ----------------------------------------------------------------------------
Balance at End of Period:                   $     2,568         $     2,745         $     2,590         $     2,726
                                         ----------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------
   Net Charge-Offs as a Percentage of
   Average Outstanding Loans                       0.01%               0.01%               0.02%               0.01%


     The following table sets forth the allocation of allowance for loan losses for each of the periods indicated:


                                              June 30,          December 31,         December 31,      December 31,
                                                1997                1996                1995              1994
                                         ----------------------------------------------------------------------------
(Dollars in thousands)

Commercial                                  $     1,103         $     1,153         $     1,036         $     1,063

Consumer                                             60                  82                 104                 109

Real Estate                                          57                 110                 117                 136

Unallocated                                 $     1,348         $     1,400         $     1,333         $     1,418
                                         ----------------------------------------------------------------------------
       Loan Loss Reserve Total              $     2,568         $     2,745         $     2,590         $     2,726
                                         ----------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------

NON-PERFORMING ASSETS


     Non-Performing Assets include all nonaccrual loans, restructured loans and other real estate and assets owned. Non-Performing Assets have generally decreased from December 31, 1994 to June 30, 1997. Non-Performing Assets at December 31, 1996 were $1.40 million compared with $1.29 million on June 30, 1997. Accruing loans past due over 90 days reflected an increase from December 31, 1996 to June 30, 1997, or 0.24% of total loans.

     The following table presents certain information with respect to Non-Performing Assets:

                                              June 30,          December 31,         December 31,      December 31,
                                                1997                1996                1995              1994
                                         ----------------------------------------------------------------------------

(Dollars in thousands)

Non-Accrual Loans                          $     1,299         $     1,368         $       605         $     2,134

Restructured Loans                                   0                   0                   0                  94
                                         ----------------------------------------------------------------------------
       Total Non-Performing Loans                1,299               1,368                 605               2,228

Other Real Estate                                    0                  31                 600                 807
                                         ----------------------------------------------------------------------------
       Total Non-Performing Assets         $     1,299         $     1,399         $     1,205         $     3,035
                                         ----------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------
Accruing Loans 90 days
or more past due                           $       579         $       249         $       221         $        61
                                         ----------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------
Total Loans                                $   235,281         $   224,772         $   189,071         $   183,515
                                         ----------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------
Non-Performing Loans to
Total Loans                                       0.05%               0.06%               0.06%               1.7%


SECURITIES PORTFOLIO


                         Six Months    Year Ended    Year Ended    Year Ended
                           Ended       December 31,  December 31,  December 31,
                        June 30, 1997     1996          1995          1994
                        -------------------------------------------------------
(Dollars in thousands)
U.S. Treasuries         $19,756         $20,004         $35,583         $37,278

U.S. Agencies            51,275          44,252          34,104          20,341

State and Political       3,185           4,254           2,347           2,004

Other Securities          1,218           1,121           1,030           1,005

Other Investments             0               0               0               0
                        -------------------------------------------------------
       Total            $75,434         $69,631         $73,064         $60,628

Average Period Balance  $71,613         $68,109         $63,414         $59,781

Average Yield - TE         6.78%           6.46%           5.64%           5.06%
                        -------------------------------------------------------
                        -------------------------------------------------------

   The December 31, 1996 Securities Portfolio of approximately $69.6 million consisted entirely of available-for-sale securities. The December 31, 1995 Securities Portfolio consisted of $71.1 million in available-for-sale securities and $2.0 million in held-to-maturity securities. The total amount of investment securities decreased from $73.1 million to $69.6 million from December 31, 1995 to December 31, 1996. During that same time period, the percentage of investment of U. S. Treasuries and U.S. Agencies securities decreased from 95.4% of the Securities Portfolio to 92.3%. The decrease was primarily due to increased investments in the state and political portfolio.

   From December 31, 1996 to June 30, 1997, the Securities Portfolio increased from $69.6 million to $75.5 million, with the increase primarily in
U. S. Agencies securities. At June 30, 1997, the Securities Portfolio consisted of $73.6 million in available-for-sale securities and $1.9 million in held-to-maturity securities. The increase in the portfolio balance was a result of an increase in deposits.

   The total Securities Portfolio increased from $60.6 million on December 31, 1994 to $73.1 million at December 31, 1995.

DEPOSIT DISTRIBUTION


                                 Six Months                                          % Change
                                   Ended      Year Ended  Year Ended   Year Ended      1996 to     % Change
                                  June 30,      Dec. 31,    Dec. 31,    Dec. 31,         1997       1995 to
                                    1997          1996        1995        1994         (June 30)      1996
                                -----------------------------------------------------------------------------
(Dollars in thousands)
Non-Interest Bearing Demand     $ 45,993       $ 48,448    $ 44,837      $ 40,862        (5.1)%       8.1%

Interest Bearing:

   Transaction Accounts           42,520         41,694      44,357        36,721         2.0        (6.0)

   Money Market Savings           65,948         65,813      64,266        68,869         .21         2.4

   Savings Certificates          100,773         93,534      85,898        77,909         7.7         8.9

   CDS over $100,000              39,366         33,990      18,758        12,733        15.8        81.2
                                -------------------------------------------------------------------------
Total Interest Bearing          $248,607       $235,031    $213,279      $196,232         5.8        10.2
                                -------------------------------------------------------------------------
Total Average Deposits          $273,673       $253,153    $220,587      $193,706         8.1        14.8
                                -------------------------------------------------------------------------
Period-End Deposits             $294,600       $283,479    $258,116      $237,094         3.9%        9.8%
                                -------------------------------------------------------------------------
                                -------------------------------------------------------------------------

   Average deposits in 1996 were $253.0 million, a $33.0 million, or 15.0%, increase over 1995. The increases were principally a result of an increase in the number of accounts. In 1996, continued growth was experienced in almost all categories except money market savings and other savings.

   For the first six months of 1997, average deposits increased 8.1% from the 1996 levels.

OTHER BORROWED MONEY

   Other Borrowed Money consists of federal funds purchased, securities sold under agreements to repurchase and borrowings from the Federal Home Loan Bank.

   The following table presents certain information with respect to Other Borrowed Money:



                                               Six Months             Year Ended December 31,
                                                 Ended           ---------------------------------
                                              June 30, 1997       1996         1995       1994
                                             -----------------------------------------------------
(Dollars in thousands)
Federal Funds Purchased and Securities Sold
Under Agreements to Repurchase                    $ 5,988        $10,097      $12,841    $10,007

Federal Home Loan Bank Note                         4,361          4,414        1,200          0
                                             -----------------------------------------------------
       Total                                      $10,349        $14,511      $14,041    $10,007

Period Average                                    $ 9,793        $ 9,458      $10,476    $ 8,711

Average Interest Rate on Amounts
Outstanding During Year                              4.66%          4.77%        4.80%      3.63%


   Federal Funds are purchased from a correspondent bank at prevailing interest rates. Securities are sold to bank customers under repurchase agreements at prevailing market rates. Borrowing has been done with the Federal Home Loan Bank since 1995 to provide funding for residential real estate.

   While it is the objective of Zappco to fund principally with core deposits, other borrowings represent an important additional source of funding. In the normal course of providing banking services to customers, the Subsidiary banks purchase federal funds from a correspondent bank. Accordingly, balances in this account will fluctuate depending on customer needs. Due to the competitive nature of the banking industry in St. Cloud, a more stable source of funding Federal Home Loan Banks borrowings has been utilized primarily for residential real estate loans.

   As of June 30, 1997, total Other Borrowed Money was $10.3 million, down $4.5 million, or approximately 30%, from December 31, 1996.

CAPITAL RESOURCES

   At December 31, 1996, common equity was $28.4 million, a 14.7% increase over December 31, 1995, due to retention of earnings. At June 30, 1997, common equity had increased from the December 31, 1996 balance to $29.6 million, a $1.2 million or 4.2% increase.

CAPITAL RATIOS

   The following table sets forth certain information as to the Capital Ratios as of the dates indicated:



                                               Six Months            Year Ended December 31,
                                                  Ended                    (unaudited)
                                             -----------------------------------------------------
                                              June 30, 1997       1996         1995       1994
                                             -----------------------------------------------------
(Dollars in thousands)

Common Equity                                     $29,683        $28,475      $24,658    $22,401

   As a Percent of Assets                            8.57%          8.38%        7.97%      7.93%

Tier 1 Capital                                    $28,992        $27,718      $23,817    $21,460

   As a Percent of Risk Adjusted Assets              10.1%           9.9%       10.71%     10.84%

Total Risk-Based Capital                          $31,660        $30,563      $26,407    $24,186

   As a Percent of Risk Adjusted Assets             11.03%         10.92%       11.88%     12.22%

Leverage Ratio                                       8.38           8.16         7.74       7.60


   In 1989, the Federal Reserve Board adopted supervisory risk-based capital ratios to provide capital adequacy standards for U. S. banking organizations. The guidelines provided for a transition implementation period that ended at the end of 1992 with required ratios increasing from 1990-1992. Under these guidelines, at December 31, 1993, the minimum Tier 1 Capital Ratio is 4.0% and the minimum Total Risk Adjusted Capital Ratio is 8.0%. As shown in the table above, Tier 1 and Total Risk Adjusted Capital Ratios were 9.9% and 10.92%, respectively, at December 31, 1996, 10.1% and 11.03 respectively at June 30, 1997.

   In late 1990, the Federal Reserve Board adopted a new minimum leverage ratio of 3.0% Tier 1 Capital to Total Assets. The definition of Tier 1 Capital for the leverage ratio is the same as the December 31, 1992 Tier 1 Capital definition in the risk-based capital guidelines. However, the new leverage ratio establishes 3.0% as a minimum at which only the top-rated banking organizations with a composite rating of "1" may operate. Other institutions will be required to maintain leverage ratios generally in the range of at least 100 to 200 basis points above the minimum level. At June 30, 1997, December 31, 1996 and December 31, 1995, the leverage ratio was 8.38%, 8.16% and 7.74%, respectively.

INTEREST RATE RISK MANAGEMENT

   Interest Rate Risk is the exposure of earnings and capital arising from changes in interest rates. The function of Interest Rate Risk Management is to effectively coordinate the management of interest risk and net interest margin of Zappco. Management's goal is to maximize net interest margin while maintaining interest rate risk within policy guidelines. Management accomplishes this objective by: 1) matching the rate sensitivity of assets and liabilities; 2) selecting assets which meet acceptable credit risk/interest rate risk/liquidity risk parameters and maximize yield; and 3) maintaining that mix of liabilities which minimizes interest expense and limits liquidity exposure. By positioning assets and liabilities according to this policy, management expects to minimize interest rate risk, lock in a positive spread in each time period and protect net interest income regardless of interest rate volatility, level or direction.

   It is the responsibility of the Subsidiary banks Asset/Liability Management Committee ("ALCO") to monitor and manage its exposure to net interest income due to fluctuating interest rates.

ALCO operates under policies to review and monitor the composition of the balance sheet generally and for specific management of investment assets, purchased liabilities and off-balance sheet transactions. ALCO attempts to achieve stable net interest margins by matching the balance of assets and liabilities maturing or repricing in given periods and by adjusting rates to market conditions and changing interest rates.

INTEREST RATE RISK MANAGEMENT GUIDELINES

   To limit Zappco's interest rate risk exposure and to protect net interest margin, the ALCO monitors the following interest rate risk measures on a monthly basis and maintains these measures within the respective guidelines listed as follows:

           MEASURES                               GUIDELINES
   CUMULATIVE GAP (% OF ASSETS)                 ACCEPTABLE RANGE
   ----------------------------                 ----------------
   0 Days                                             +/-  5%
   1 - 90 Days                                        +/-  5%
   1 - 360 Days                                       +/- 15%
   1 - 3 Years                                        +/- 15%
   3 - 7 Years                                        +/- 15%
   7 - 15 Years                                       +/- 15%
   15 Years Plus                                      +/- 15%
   Loan/Deposit Ratio                                   < 85%
   Total Risk Based Capital                             > 10%

   Management recognizes that acceptance of interest rate risk is a normal part of banking operations. However, excessive interest rate risk will expose earnings and capital to potential losses. Additionally, it is not always possible to maintain perfectly matched positions nor is it always in the best interest of the institution. Therefore, management maintains the match between assets and liabilities within the above guidelines to protect earnings and capital and provide flexibility in operations.

   The following table reflects combined subsidiary Banks data:

                          INTEREST RATE SENSITIVITY ANALYSIS
                                    JUNE 30, 1997

                                                                                                 More        Not
                                                            1-3          4-12        1-2          Than       Rate
                                              Revolves     Months       Months      Years       5 Years     Related     Total
                                            -----------------------------------------------------------------------------------
(Dollars in thousands)

Investment Portfolio                        $        0    $    919      $  7,352    $ 13,339   $ 51,027    $  1,073    $ 73,710

Total Loans                                     76,491      24,736        39,333      56,541     40,151         392     237,644

Cash Due From Banks                                 20           0             0           0          0      24,782      24,802

Fed Funds Sold                                   1,000           0             0           0          0         129       1,129

All Other Assets                                     0           0             0           0          0       8,777       8,777
                                            -----------------------------------------------------------------------------------

       Total Assets                         $   77,511    $  25,655     $ 46,685    $ 69,880   $ 91,178    $ 35,153    $346,062

Demand Deposit                                       0            0            0           0          0      52,475      52,475

Savings & N.O.W. Accts                               0       11,536          141           0     46,150           0      57,827

Money Market/Premier                             5,175       10,350            0           0     36,224           0      51,749

Certificates of Deposit                              0       37,327       82,763      20,022          1           0     140,122

Fed Funds Purchased                              1,750            0            0           0          0           0       1,750

Other Liabilities                                3,566        1,800            0           0      4,623       2,436      12,425

Equity                                               0            0            0           0          0      29,714      29,714
                                            -----------------------------------------------------------------------------------

   Total Liabilities & Equity               $   10,491    $   61,013    $ 82,904    $ 20,022   $ 87,007    $ 84,625    $346,062
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------

Gap                                         $   67,020    $  (85,358)   $(36,219)   $ 49,858   $  4,171    $(49,472)

Cumulative Gap                              $   67,020    $   31,662    $ (4,557)   $ 45,301   $ 49,472           0

Gap/Total Assets                                 19.37%       (10.22)%    (10.47)%     14.41%      1.21%     (14.30)%

Cum Gap/Total Assets                             19.37%         9.15%      (1.32)%     13.09%     14.30%       0.00%


LIQUIDITY

   The function of Liquidity Management is to ensure that adequate liquidity is maintained at all times. Management's goal will be to maintain liquidity levels that cover normal cyclical swings in deposit/loan demand as well as abnormal and unexpected needs. The liquidity of Zappco will be based upon the specific mix of assets and liabilities and their respective historical volatility.
Management recognizes the need to balance liquidity and income and will avoid maintaining excess liquidity.

   Primary Reserves consist of vault cash and deposits due from banks. Legal or minimum reserves are established by law. Bank management monitors reserve requirements and available primary reserves, maintaining sufficient margin to cover daily requirements and unusual demand days.

   Secondary Reserves consist of investments serving as a source of funds to meet customer needs and a source of income before those needs materialize. Normal liquidity needs are met with the following investments maturing within one year.

   A.  U. S. Treasury Obligations (bills, notes, bonds)

   B.  Federal Agency Obligations (discount notes, bonds, debentures)

   C.  Domestic Corporate Instruments

   D.  Municipal Obligations

LIQUIDITY MANAGEMENT GUIDELINES

   It is the policy of Zappco to manage its funds to ensure that liquidity needs are fully satisfied through normal bank operations. To ensure adequate liquidity is maintained, management monitors liquidity utilizing the following calculations and maintain these measures within the listed guidelines:

       MEASURES                           GUIDELINES

A. Overall Liquidity      Net Cash, Short Term & Marketable Securities
                          Net Deposits & Short Term Liabilities

                          Guidelines:             15% Minimum
                                                 ----

B. Temporary Investments  Investments, Due Within 360 Days
   Volatile Liabilities   100M Cd, Federal Funds Purchased, Other
                          Borrowings

                          Guidelines:            100% Minimum
                                                -----

C. Dependency             Volatile Liabilities - Short-Term Investments
                          Total Earnings Assets - Short-Term Investments

                          Guidelines:             0%  Maximum
                                                 ----

   In addition, the Subsidiary banks will maintain an unsecured Federal Funds line of credit totaling $6.0 million with upstream correspondent banks, but will not rely on this line except during short-term seasonal peaks in demand. Should it become necessary, Zappco will secure its Federal Fund borrowings by pledging investment securities or other eligible assets.

   Deposit volatility is monitored through trend reports developed for and reviewed by the Bank's Asset/Liability Management Committee. Customer's needs for credit are closely monitored with monthly summaries of unfunded loan commitments and anticipated loan commitments reviewed by the Asset/Liability Management Committee. If necessary, each Bank may pay national rates for large depositors including county and municipal government, school districts or commercial customers. Under no circumstances, without the proper written consent of the Zappco Board of Directors, will a Bank use brokered funds to improve short-term liquidity.

                        DESCRIPTION OF USB CAPITAL STOCK

   The following description of the capital stock of USB does not purport to be complete and is subject, in all respects, to applicable Delaware law and to the provisions of the USB Certificate. The following description is qualified by reference to the USB Certificate, the certificate of designation for each series of preferred stock of USB, and the agreements and documents referred to below under "--Periodic Stock Purchase Rights and Risk Event Warrants," copies of which are incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

GENERAL

   The authorized capital stock of USB consists of 500,000,000 shares of USB Common Stock, par value $1.25 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. Under the USB Certificate, the USB Board of Directors or a duly authorized committee thereof has the power, without further action by the shareholders, unless action is required by applicable laws or regulations, to provide for the issuance of preferred stock in one or more series and to fix the voting rights, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof by adopting a resolution or resolutions creating and designating such series.

   As of the Record Date, ___________ shares of USB Common Stock were issued (including _________ shares held in treasury), __________ shares were reserved for issuance under USB's employee and director plans and the USB Reinvestment and Purchase Plan, ________ shares were reserved for issuance under outstanding warrants to purchase USB Common Stock and 15,000,000 shares were reserved for issuance upon exercise of the Periodic Stock Purchase Rights and Risk Event Warrants described below. As of the Record Date, there were _________ shares of preferred stock of USB outstanding and 12,750 shares of preferred stock of USB reserved for issuance.

PREFERRED STOCK

   USB presently has one series of preferred stock issued and outstanding and one series of preferred stock authorized for future issuance. As of the Record Date, USB had __________ shares of USB 8 1/8% Cumulative Preferred Stock, Series A, outstanding (the "USB 8 1/8% Preferred Stock") and 12,750 shares of its Series 1990A Preferred Stock reserved for issuance. On October 15, 1997, USB announced that it had called for redemption all of the outstanding shares of its USB 8 1/8% Preferred Stock. The shares will be redeemed on November 14, 1997 at a redemption price of $25.00 per share, together with accrued and unpaid dividends from August 15, 1997 to November 14, 1997. From and after November 14, 1997, dividends will cease to accrue and be payable on the USB 8 1/8% Preferred Stock. See "--USB 8 1/8% Preferred Stock--Redemption."

   USB 8 1/8% PREFERRED STOCK

   RANK. The USB 8 1/8% Preferred Stock ranks on a parity as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of USB with the shares of each other currently outstanding series of preferred stock of USB. The USB 8 1/8% Preferred Stock ranks prior to the USB Common Stock with respect to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of USB.

   DIVIDENDS. Holders of shares of USB 8 1/8% Preferred Stock are entitled to receive, when, as and if declared by the USB Board, or a duly authorized committee thereof, out of assets of USB legally available for payment, cumulative cash dividends, payable quarterly in arrears, at the rate of 8 1/8% per share per annum. Dividends on the USB 8 1/8% Preferred Stock are payable quarterly on the fifteenth of February, May, August and November of each year (each, a "Dividend Payment Date"). Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of USB on such record dates, not more than 45 calendar days preceding the payment dates therefor, as are determined by the USB Board. Quarterly dividend periods shall commence on and include the Dividend Payment Date and shall end on and include the day next preceding the next following Dividend Payment Date. The right of holders of USB 8 1/8% Preferred Stock to receive dividends is cumulative.

   No full dividends will be declared or paid or set aside for payment on any stock of USB ranking, as to dividends, on a parity with or junior to the USB 8 1/8% Preferred Stock for any period unless full cumulative dividends on the USB 8 1/8% Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for such payment on the USB 8 1/8% Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends. When dividends are not paid in full on the USB 8 1/8% Preferred Stock and any other preferred stock of USB ranking on a parity as to dividends with the USB 8 1/8% Preferred Stock, all dividends declared or paid upon shares of the USB 8 1/8% Preferred Stock and such other preferred stock shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the USB 8 1/8% Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share (which in the case of noncumulative preferred stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of the USB 8 1/8% Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the USB 8 1/8% Preferred Stock have been paid or declared and set aside for payment, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, USB Common Stock or any other stock of USB ranking junior to the USB 8 1/8% Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or any other distribution declared or made upon the USB Common Stock or any other stock of USB ranking junior to or on a parity with the USB 8 1/8% Preferred Stock as to dividends or upon liquidation. No USB Common Stock or any other stock of USB ranking junior to or on a parity with the USB 8 1/8% Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by USB (except by conversion into or exchange for stock of USB ranking junior to the USB 8 1/8% Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on the USB 8 1/8% Preferred Stock shall have been paid or declared and set aside for payment. Holders of shares of the USB 8 1/8% Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full dividends on such shares. No interest shall be payable in respect of any dividend payment which may be in arrears on the USB 8 1/8% Preferred Stock.

   Dividends payable on shares of the USB 8 1/8% Preferred Stock (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four. Any dividend payment made on shares of the USB 8 1/8% Preferred Stock shall first be credited against the earlier accrued but unpaid dividend due with respect to shares of such series which remains payable.

   REDEMPTION. The USB 8 1/8% Preferred Stock is redeemable, in whole or in part, from time to time at the option of USB upon not less than 30 nor more than 60 days' notice at $25.00 per share plus all accrued and unpaid dividends to the date of redemption.

   If less than all the outstanding shares of USB 8 1/8% Preferred Stock are to be redeemed, USB will select those to be redeemed pro rata, by lot or by a substantially equivalent method. On and after the redemption date, dividends will cease to accrue on the shares, and they shall be deemed to cease to be outstanding, provided that the redemption price (including any accrued and unpaid dividends to the date fixed for redemption) has been duly paid or provided for.

   The USB 8 1/8% Preferred Stock will not be entitled to the benefits of any sinking fund.

   Notwithstanding the foregoing, unless the full cumulative dividends on all outstanding shares of USB 8 1/8% Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, no shares of USB 8 1/8% Preferred Stock shall be redeemed unless all outstanding shares of USB 8 1/8% Preferred Stock are simultaneously redeemed; provided, however that the foregoing shall not prevent the purchase or acquisition of shares of USB 8 1/8% Preferred Stock or of shares of such other series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of USB 8 1/8% Preferred Stock, and, unless the full cumulative dividends on all outstanding shares of USB 8 1/8% Preferred Stock and any other stock of USB ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, USB shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series (except by conversion into or exchange for stock of USB ranking junior to the preferred stock of such series as to dividends and upon liquidation). In addition, in order to qualify as Tier 1 capital, USB 8 1/8% Preferred Stock may not be redeemed at USB's option without the prior approval of the Federal Reserve Board.

   LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of USB, the holders of the USB
8 1/8% Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of USB Common Stock or any other security ranking junior to the USB 8 1/8% Preferred Stock on liquidation, dissolution or winding up of USB, to receive $25.00 per share plus accrued and unpaid dividends. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of USB are insufficient to pay such amount on all outstanding shares of USB 8 1/8% Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of USB ranking on a parity with the USB 8 1/8% Preferred Stock in the distribution of assets, then the holders of the USB 8 1/8% Preferred Stock and of all other such classes or series shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

   For such purposes, the consolidation or merger of USB with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of USB.

   VOTING RIGHTS. Except as otherwise noted or as required by law, each holder of shares of USB 8 1/8% Preferred Stock shall be entitled to notice of shareholders' meetings, but will not be entitled to vote. When holders of USB 8 1/8% Preferred Stock are entitled to vote, each holder, as of the record date in connection with such vote, is entitled to one vote.

   If at any time the equivalent of six quarterly dividends, whether or not consecutive, payable on the USB 8 1/8% Preferred Stock are unpaid or not declared and set aside for payment, the number of directors of USB shall be increased by two and the holders of shares of the USB 8 1/8% Preferred Stock outstanding at the time (voting separately, as a single class, with the holders of shares of any one or more series of preferred stock of USB ranking on a parity with the USB 8 1/8% Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable) shall have the right to elect two directors to serve as such until all arrearages of dividends on the USB 8 1/8% Preferred Stock have been paid or declared and set aside for payment at which time the terms of office of the two directors so elected shall terminate and the number of directors of USB shall be reduced by two (subject to any additional rights as to the election of directors provided for the holders of shares of other preferred stock of USB). Any director so elected may be removed by, and shall not be removed except by, the vote of the holders of shares of the USB 8 1/8% Preferred Stock outstanding at the time (voting separately as a single class with the holders of shares of any one or more series of preferred stock of USB ranking on a parity with the USB 8 1/8% Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable).

   So long as any shares of the USB 8 1/8% Preferred Stock remain outstanding, USB shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the USB 8 1/8% Preferred Stock and of any other similarly affected series of preferred stock of USB ranking on a parity with the USB 8 1/8% Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable outstanding at the time (voting separately as a single class without regard to series), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the USB 8
1/8% Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal, whether by merger or otherwise, the provisions of the USB
Certificate so as to materially and adversely affect any of the preferences, limitations, and relative rights of the USB 8 1/8% Preferred Stock; provided, however, that any increase in the amount of the authorized preferred stock of USB or the creation and issuance of other series of preferred stock of USB, in each case ranking on a parity with or junior to the USB 8 1/8% Preferred Stock as to dividends or upon liquidation, will not be deemed to materially and adversely affect such preferences, limitations and relative rights.

   CONVERSION RIGHTS. The USB 8 1/8% Preferred Stock is not convertible into shares of any other class or series of the capital stock of USB.

   NO OTHER RIGHTS. The shares of USB 8 1/8% Preferred Stock shall not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above, in the USB Certificate or as otherwise required by law.

   USB SERIES 1990A PREFERRED STOCK

   In connection with the sale by USB of 12,600,000 shares of USB Common Stock and accompanying periodic stock purchase rights and risk event warrants in a private placement in July 1990, USB may under certain circumstances be obligated to issue up to 12,750 shares of its Series 1990A Preferred Stock. See
"--Common Stock--Periodic Stock Purchase Rights and Risk Event Warrants" below. The shares of Series 1990A Preferred Stock would, if issued, provide for a liquidation preference of $100,000 per share. The dividend rate would be adjusted quarterly and would be determined at the time of issuance.

   If, at the time of any annual meeting of USB Shareholders for the election of directors, the amount of accrued but unpaid dividends on the Series 1990A Preferred Stock were equal to at least six quarterly dividends on such series, then the number of directors of USB would be increased by one and the holders of such Series 1990A Preferred Stock, voting as a separate class, would be entitled to elect one additional director who would continue to serve the full term for which he or she would have been elected, notwithstanding the declaration or payment of any dividends on the Series 1990A Preferred Stock. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of USB Series 1990A Preferred Stock will be required for any amendment of the USB Certificate (including any certificate of designation or any similar document relating to any series of preferred stock of USB) which will adversely affect the powers, preferences, privileges or rights of the USB Series 1990A Preferred Stock. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of USB Series 1990A Preferred Stock will be required to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the USB Series 1990A Preferred Stock as to dividends or upon liquidation.

   ADDITIONAL PROVISIONS. The rights of holders of USB Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Any such issuance may adversely affect the interests of holders of the USB Common Stock by limiting the control that such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of preferred stock of USB and otherwise. In addition, the issuance of shares of preferred stock of USB may, in some circumstances, deter or discourage takeover attempts and other changes in control of USB, including takeovers and changes in control that some holders of the USB Common Stock may deem to be in their best interests and in the best interests of USB, by making it more difficult for a person who has gained a substantial equity interest in USB to obtain voting control or to exercise control effectively. USB has no current plans or agreements with respect to the issuance of any other shares of preferred stock, except as described above with respect to the Series 1990A Preferred Stock.

COMMON STOCK

   GENERAL. Each share of USB Common Stock is entitled to such dividends as may from time to time be declared by the USB Board from any funds legally available for dividends. USB may not declare any cash dividends on, or make any payment on account of, the purchase, redemption or other retirement of, USB Common Stock unless full dividends (including accumulated dividends, if applicable) have been paid or declared or set apart for payment upon all outstanding shares of the preferred stock of USB and USB is not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of preferred stock of USB. Holders of USB Common Stock are entitled to one vote per share. Shareholders do not have the right to cumulate their votes in the election of directors. USB Common Stock has no conversion rights and the holders of USB Common Stock have no preemptive or other rights to subscribe for additional securities of USB. In the event of the liquidation of USB, after the payment or provision for payment of all debts and liabilities and subject to the rights of the holders of preferred stock of USB which may be outstanding, the holders of USB Common Stock will be entitled to share ratably in the remaining assets of USB. The USB Common Stock is listed on the NYSE.

   USB DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN. Pursuant to its USB Reinvestment and Purchase Plan, USB provides eligible shareholders with a method of investing cash dividends and optional cash payments at 100% of the average price (as defined in the USB Reinvestment and Purchase Plan) in additional shares of USB Common Stock without payment of any brokerage commission or service charge. The USB Reinvestment and Purchase Plan includes certain dollar limitations on participation and provides for eligible shareholders to elect dividend reinvestment on only a part of the shares registered in the name of a participant (while continuing to receive cash dividends on remaining shares). It is anticipated that the USB Reinvestment and Purchase Plan will continue after the Effective Date and that shareholders of Zappco who receive shares of USB Common Stock pursuant to the Merger will have the right to participate therein.

   PERIODIC STOCK PURCHASE RIGHTS AND RISK EVENT WARRANTS. USB has entered into (i) a Stock Purchase Agreement, dated as of May 30, 1990 (as amended, the "Stock Purchase Agreement"), by and among Corporate Partners, L.P. ("Corporate Partners"), Corporate Offshore Partners, L.P. ("Offshore" and, together with Corporate Partners, the "Partnerships"), The State Board of Administration of Florida ("State Board") solely in its capacity as a managed account and not in its individual capacity (State Board and the Partnerships being referred to herein collectively as the "Purchasers"), Corporate Advisors, L.P. and USB and
(ii) a Stock Purchase Agreement, dated as of May 30, 1990 (the "Florida Stock Purchase Agreement"), by and between State Board in its individual capacity and USB. Pursuant to the Stock Purchase Agreement, USB sold (a) to Corporate Partners 8,856,241 shares of USB Common Stock, 10 Periodic Stock Purchase Rights (each a "PSPR") and one Risk Event Warrant, (b) to Offshore 643,976 shares of USB Common Stock, 10 PSPRs and one Risk Event Warrant and (c) to State Board 939,783 shares of USB Common Stock, 10 PSPRs and one Risk Event Warrant. Pursuant to the Florida Stock Purchase Agreement, USB sold to State Board 2,160,000 shares of USB Common Stock, 10 PSPRs and one Risk Event Warrant.

   The Stock Purchase Agreement and the Florida Stock Purchase Agreement contain transfer restrictions with respect to the shares of USB Common Stock acquired thereunder and standstill provisions limiting further acquisitions of USB Common Stock by the Purchasers and State Board. The Stock Purchase Agreement and the Florida Stock Purchase Agreement also grant each of the Purchasers and State Board the right to purchase its pro rata share of any Voting Securities (as defined in the Stock Purchase Agreement) sold by USB for cash, subject to certain exceptions. Pursuant to the Stock Purchase Agreement, the Purchasers have designated one person to act as a non-voting observer of the USB Board.

   Each PSPR issued to the Purchasers and State Board relates to a specific twelve-month period commencing with the twelve-month period following closing of the transactions contemplated under the Stock Purchase Agreement and the Florida Stock Purchase Agreement. Each PSPR shall become exercisable in the event that a Dividend Shortfall (as defined in the Stock Purchase Agreement) exists for the specific twelve-month period to which such PSPR relates. A Dividend Shortfall will be deemed to exist to the extent that USB has not paid a cash dividend equal to $0.205 per share of USB Common Stock for each quarter within such twelve-month period. The PSPRs will be exercisable for that number of shares of USB Common Stock or (subject to the prior approval of the Federal Reserve Board) depositary shares representing one one-thousandth of a share of Series 1990A Preferred Stock ("Depositary Shares") such that the holders of PSPRs will receive value equal to the Dividend Shortfall. Once a PSPR has become exercisable, it will remain exercisable for a one-year period at an exercise price of $1.25 per share of USB Common Stock or $1.00 per Depositary Share. If a PSPR were to become exercisable and were not redeemed by USB as described below, the issuance of Depositary Shares or USB Common Stock upon exercise of a PSPR could adversely affect the market price of the USB Common Stock. If the PSPRs were to be exercised for USB Common Stock, there could be substantial dilution of the USB Common Stock.

   Each Risk Event Warrant will become exercisable in the event of certain defined change of control events with respect to USB where the value received by holders of the USB Common Stock is less than $13.875 per share, or in certain circumstances in the event the USB Common Stock is valued at less than $13.875 per share on the tenth anniversary of the closing of the transactions contemplated under the Stock Purchase Agreement. The Risk Event Warrants will be exercisable for that number of shares of USB Common Stock at an exercise price of $1.25 per share or, in certain circumstances (subject to the prior approval of the Federal Reserve Board), Depositary Shares such that the holders of Risk Event Warrants will receive value equal to such shortfall. If the Risk Event Warrants were to become exercisable and were not redeemed by USB as described below, the issuance of Depositary Shares or USB Common Stock upon exercise of a Risk Event Warrant could adversely affect the market price of the USB Common Stock. If the Risk Event Warrants were to be exercised for USB Common Stock, there could be substantial dilution of the USB Common Stock. In the event of a change in control at a time when the market price of the USB Common Stock is less than $13.875 per share, the Risk Event Warrants may have the effect of reducing the price per share to be received by the holders of the USB Common Stock.

   In the event of the exercise of a Risk Event Warrant upon the occurrence of certain change of control events, USB may, at its option (subject to the prior approval of the Federal Reserve Board), elect to have such Risk Event Warrant become exercisable for other securities of USB acceptable to the holder of such Risk Event Warrant in lieu of the shares of USB Common Stock for which such Risk Event Warrant would otherwise become exercisable. In addition, USB has the right (subject to the prior approval of the Federal Reserve Board) to redeem any PSPR at a price equal to the Dividend Shortfall and any Risk Event Warrant at a price equal to the Value Shortfall (as defined in the Stock Purchase Agreement) or the Termination Shortfall Amount (as defined in the Stock Purchase Agreement), as applicable, after such PSPR or Risk Event Warrant, as the case may be, shall have become exercisable.
USB also has entered into a registration rights agreement with the Purchasers and with State Board pursuant to which the Purchasers and State Board, respectively, are granted certain rights to cause USB to register with the Commission the USB Common Stock acquired pursuant to the Stock Purchase Agreement and the Florida Stock Purchase Agreement and the securities acquired upon exercise of the PSPRs and the Risk Event Warrants.

   The foregoing is a summary of the transactions contemplated by the Stock Purchase Agreement and the Florida Stock Purchase Agreement and related documents and is qualified in its entirety by the more detailed information contained in such agreements and documents, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

CERTAIN PROVISIONS OF THE USB CERTIFICATE AND USB BYLAWS

   The USB Certificate requires the affirmative vote of the holders of 80% of the "Voting Stock" (defined therein) of USB to approve certain mergers, consolidations, reclassifications, dispositions of assets or liquidation, involving or proposed by certain significant shareholders, unless certain price and procedural requirements are met or unless the transaction is approved by the "Continuing Directors" (defined therein). In addition, the USB Certificate provides for classification of the USB Board into three separate classes, sets a maximum board size of 30 and authorizes action by the shareholders of USB only pursuant to a meeting and not by a written consent. The foregoing provisions of the USB Certificate can only be amended by the affirmative vote of the holders of not less than 80% of the outstanding USB voting stock, except with respect to any amendment to the USB Certificate to reduce the maximum number of USB directors to the greater of
(i) the number of directors then in office and (ii) 24, which amendment would require the approval of the holders of a majority of the outstanding of USB Common Stock pursuant to Delaware Law. The USB Bylaws provide that special meetings of shareholders may be called only by the USB Board or the chief executive officer. The overall effect of these provisions may be to delay or prevent attempts by other corporations or groups to acquire control of USB without negotiation with the USB Board.

                         DESCRIPTION OF ZAPPCO CAPITAL STOCK

   The following description of the capital stock of Zappco does not purport to be complete and is subject, in all respects, to applicable Minnesota law and to the provisions of the Zappco Articles. The following description is qualified by reference to the Zappco Articles, a copy of which is included as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

GENERAL

   The authorized capital stock of Zappco consists of 25,000 shares of Zappco Common Stock, par value $1.00 per share, and 10,000 shares of Preferred Stock, par value $100 per share. As of the Record Date, 15,842 shares of Zappco Common Stock and no shares of Preferred Stock were issued and outstanding. The Zappco Board of Directors has the right, from any unissued Preferred Stock, to designate a series and to fix the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or any series of any class, or the number of shares constituting the series of any class.

   Each share of Zappco Common Stock is entitled to receive, when, as and if declared by the Zappco Board of Directors, out of earnings or surplus legally available therefore, dividends payable either in cash, in property or in shares of capital stock of Zappco, provided that all dividends due and owing to any holders of Preferred Stock have been paid. Holders of Common Stock are entitled to one vote per share. No shareholders have the right to cumulate their votes in the election of directors, and no shareholders have preemptive rights or other rights to subscribe for additional securities of Zappco.


                       ADJOURNMENT OF THE SPECIAL MEETING
                                (Proposal No. 3)

   In the event that there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting, such proposal could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies from Zappco shareholders. In order to allow proxies that have been received by Zappco at the time of the Special Meeting to be voted for such adjournment, if necessary, Zappco is submitting the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. A majority of the shares represented in person or by proxy and voting at the Special Meeting is required to approve any adjournment, even if such number of shares is less than a quorum. THE BOARD OF DIRECTORS OF ZAPPCO RECOMMENDS THAT ZAPPCO SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES.

                                 LEGAL OPINIONS

   The validity of the securities offered hereby has been passed upon for USB by Dorsey & Whitney LLP, Minneapolis, Minnesota. Dorsey & Whitney LLP and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of USB.

   The opinions of counsel described under "The Merger--Certain Federal Income Tax Consequences To Zappco Shareholders" have been rendered by Fredrikson & Byron, P.A., Minneapolis, Minnesota, counsel to Zappco.

                                       EXPERTS

   The consolidated financial statements of First Bank System, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The supplemental consolidated financial statements of U.S. Bancorp at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in U.S. Bancorp's Current Report on Form 8-K dated September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference, which is based in part on the reports of Deloitte & Touche LLP and Coopers & Lybrand L.L.P., independent auditors. The supplemental consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

   The financial statements of U.S. Bancorp (prior to its combination with First Bank System, Inc. as of August 1, 1997), incorporated by reference in this prospectus through the incorporation by reference of the Current Report on Form 8-K dated September 30, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated statements of income, shareholders' equity and cash flows of West One Bancorp and Subsidiaries for the year ended December 31, 1994, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The consolidated financial statements of Zappco included herein have been audited by Larson, Allen, Weishair & Co., LLP, independent auditors, as indicated in their reports thereon (which reports express an unqualified opinion and include an explanatory paragraph referring to the change in accounting for investments in debt and marketable equity securities in 1994), included herein. Such consolidated financial statements are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                           Page
                                                                           ----

Consolidated Balance Sheets
  June 30, 1997 and 1996                                                    F-2

Consolidated Income Statements
    for the Six Months Ended June 30, 1997 and 1996                         F-4

Independent Auditor's Report                                                F-6
Consolidated Balance Sheets
  December 31, 1996 and 1995                                                F-7
Consolidated Statements of Income
  for the Years Ended December 31, 1996 and 1995                            F-8
Consolidated Statements of Stockholders' Equity
  For the Years Ended December 31, 1996 and 1995                            F-9
Consolidated Statements of Cash Flows
  For the Years Ended December 31, 1996 and 1995                            F-10
Notes to Consolidated Financial Statements                                  F-12

Independent Auditor's Report                                                F-27
Consolidated Balance Sheets
  December 31, 1995 and 1994                                                F-28
Consolidated Statements of Income
  For the Years Ended December 31, 1995 and 1994                            F-29
Consolidated Statements of Stockholders' Equity
  For the Years Ended December 31, 1995 and 1994                            F-30
Consolidated Statements of Cash Flows
  For the Years Ended December 31, 1995 and 1994                            F-31
Notes to Consolidated Financial Statments                                   F-33

ZAPPCO, INC
CONSOLIDATED FINANCIAL STATEMENTS
BALANCE SHEET
June 30, 1997
(unaudited)
(In thousands)


                                               06/30/97       06/30/96
                                               --------       --------
ASSETS
Non Interest Bearing Balances                   $18,989         15,861
Interest Bearing Balances                             0              0
Securities                                       73,762         70,577
Federal Funds Sold                                  129              0
Loans & Leases
  Net of Unearned Income                        236,764        204,185
  Less:Allowance for Loan & Leases               (2,568)        (2,731)
                                               --------       --------
  Net Loans                                     234,196        201,454
Assets in Trading Acct                                0              0
Premise & Fixed Assets*                          14,676         15,294
Other Real Estate Owned                               0            662
Dividends Receivable                                  0              0
Intangible Assets                                   691            790
Other Assets                                      3,588          4,761
                                               --------       --------
                                               --------       --------
TOTAL ASSETS                                   $346,031       $309,399


ZAPPCO, INC
CONSOLIDATED FINANCIAL STATEMENTS
BALANCE SHEET
June 30, 1997
(unaudited)
(In thousands)


                                             06/30/97       06/30/96
                                             --------       --------
LIABILITIES
Deposits
  Non Interest Bearing                       $ 45,928       $ 39,444
  Interest Bearing                            249,115        220,404

Fed Funds Purchased                               751          2,984
Commercial Paper                                    0              0
Repurchase Agreements                           5,366          4,925
Other Borrowings less than 1 yr                   522          1,428
Other Borrowings greater than 1 yr              4,360          1,200
Mortgages                                       8,394          8,673
Minority Interest                                   0              0
Other Liabilities                               1,811          3,146
                                             --------       --------
TOTAL LIABILITIES                            $316,247       $282,204

CAPITAL
Common Stock                                 $     16       $     16

Mandatory Convertible Securities                  100            200

Surplus                                         5,822          5,822

U/P*                                           23,846         21,157
                                             --------       --------
TOTAL CAPITAL                                 $29,784        $27,195
                                             --------       --------
                                             --------       --------
TOTAL CAPITAL & LIABILITIES                  $346,031       $309,399


  TIER 1 CAPITAL RATIO:                         8.33%          8.42%

  BOOK VALUE PER SHARE IS:                  $1,873.75      $1,704.01


* These accounts contain a consolidation adjustment to eliminate the inter company gain on the sale of the Tempo property and interest earned on the Contract.

ZAPPCO, INC.
CONSOLIDATED FINANCIAL STATEMENTS
INCOME STATEMENT
June 30, 1997
(unaudited)
(In thousands)


                                            06/30/97       06/30/96
                                            --------       --------
INTEREST INCOME
Interest & Fees on Loans                     $10,642         $9,281
Interest on Municipals-Loans                      61             71
Lease Income                                      64             31
Interest-Depository Institutions                   1            237
Interest US Treas,Agencies                     2,209          2,255
Interest-Municipal securities                     91             57
Interest on Taxable Municipals                     0              0
US Securities Equity                              36             31
Income from Subsidiaries                           0              0
Income on Federal Funds Sold                      65            107
                                             -------        -------
                                             -------        -------
TOTAL INTEREST INCOME                        $13,169        $12,070

NONINTEREST INCOME


Trust Income                                  $1,124         $1,083
Service Charge on Deposit Accts                  543            543
Net Bond Profit                                   (7)           (59)
Other Non Interest Income                        832          1,401
                                             -------        -------
                                             -------        -------
TOTAL NON INTEREST INCOME                     $2,492         $2,968


ZAPPCO, INC.
CONSOLIDATED FINANCIAL STATEMENTS
INCOME STATEMENT
June 30, 1997
(unaudited)
(In thousands)

                                             06/30/97       06/30/96
                                             --------       --------
INTEREST EXPENSES
Interest-Deposits of 100M & more              $  981         $  544
Interest-Other Deposits                        4,539          4,090
Interest on FF Borrowed                           46             22
Interest on Borrowed Funds                       556            519
Other Interest Expenses                            0              0
                                              ------         ------
TOTAL INTEREST EXPENSE                        $6,122         $5,175


NONINTEREST EXPENSE
Salaries & Benefits                           $3,653         $3,258
Expense of Premises & FA                       1,173          1,094
Other Non Interest Expense                     1,869          1,812
                                              ------         ------
TOTAL NON INTEREST EXPENSE                    $6,695         $6,164

Provision for Loan Loss                           58             84

Applicable Taxes                               1,118          1,086

EXTRAORDINARY ITEMS                                0              0
                                              ------         ------
NET INCOME                                    $1,668         $2,529


                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
Zappco, Inc. And Subsidiaries
St. Cloud, Minnesota


We have audited the accompanying consolidated balance sheets of Zappco, Inc. And Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zappco, Inc. And Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            LARSON, ALLEN, WEISHAIR & CO., LLP



St. Cloud, Minnesota
January 31, 1997

                        ZAPPCO, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                         DECEMBER 31, 1996 AND 1995


                                                    1996              1995
                                                ------------      ------------
                               ASSETS
CASH AND DUE FROM BANKS                         $ 18,396,692      $ 19,429,272

FEDERAL FUNDS SOLD                                 9,008,128         9,880,561

SECURITIES AVAILABLE FOR SALE                     69,631,008        71,071,357

SECURITIES HELD TO MATURITY                                -         1,993,118

LOANS                                            224,772,141       189,071,362
  Less: Allowance for Loan Losses                 (2,745,480)       (2,590,205)
                                                ------------      ------------
    Net Loans                                   $222,026,661      $186,481,157

LAND, PREMISES AND EQUIPMENT (NET)                15,337,470        15,181,493

OTHER REAL ESTATE                                     30,841           600,000

ACCRUED INCOME AND OTHER ASSETS                    4,049,354         3,809,644

COST IN EXCESS OF NET ASSETS ACQUIRED (NET)          740,405           840,742
                                                ------------      ------------

    Total Assets                                $339,220,559      $309,287,344
                                                ------------      ------------
                                                ------------      ------------

                           LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Demand Deposits                               $ 48,447,676      $ 44,837,154
  Savings and NOW Deposits                       108,378,606       108,650,740
  Certificates of Deposits                       126,652,691       104,628,484
                                                ------------      ------------
    Total  Deposits                             $283,478,973      $258,116,378

OTHER BORROWINGS                                  14,510,920        14,041,031

ACCRUED EXPENSES AND OTHER LIABILITIES             3,093,751         1,731,716

NOTES PAYABLE                                      9,698,404        10,484,480
                                                ------------      ------------

    Total Liabilities                           $310,782,048      $284,373,605
                                                ------------      ------------

MANDATORY CONVERTIBLE EQUITY SECURITIES         $    100,000      $    200,000
                                                ------------      ------------

STOCKHOLDERS' EQUITY
  Common Stock                                  $     15,842      $     15,842
  Capital Surplus                                  5,822,100         5,822,100
  Undivided Profits                               22,596,472        18,820,109
  Net Unrealized Gain (Loss) on
  Available-For-Sale Securities                      (95,903)           55,688
                                                ------------      ------------
    Total Stockholders' Equity                  $ 28,338,511      $ 24,713,739
                                                ------------      ------------

    Total Liabilities and Stockholders' Equity  $339,220,559      $309,287,344
                                                ------------      ------------
                                                ------------      ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ZAPPCO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                                      1996           1995
                                                  -----------    ------------
INTEREST INCOME
  Loans                                           $20,376,621    $ 18,695,354
  Investment Securities                             3,973,301       3,176,698
  Other Investment Securities Exempt
    from Federal Income Taxes                         126,996          91,209
  Deposits With Banks                                       -               -
  Federal Funds Sold and Other                        784,634         387,016
                                                  -----------    ------------
  Total Interest Income                           $25,261,552    $ 22,350,277
                                                  -----------    ------------

INTEREST EXPENSE
  Savings and NOW Accounts                        $ 2,818,570    $  3,279,227
  Certificates of Deposit                           6,495,497       5,359,642
  Notes Payable and Other Borrowed Funds            1,359,578       1,368,646
                                                  -----------    ------------
  Total Interest Expense                          $10,673,645    $ 10,007,515
                                                  -----------    ------------

NET INTEREST INCOME BEFORE PROVISION
 FOR POSSIBLE LOAN LOSSES                         $14,587,907    $ 12,342,762

PROVISION FOR POSSIBLE LOAN LOSSES                    287,518         152,000
                                                  -----------    ------------

NET INTEREST INCOME AFTER PROVISION
 FOR POSSIBLE LOAN LOSSES                         $14,300,389    $ 12,190,762
                                                  -----------    ------------

NON-INTEREST INCOME
  Trust Department                                $ 2,161,261    $  1,890,144
  Service Charges, Commissions and Fees             1,686,140       1,524,904
  Other                                             1,386,192         963,561
                                                  -----------    ------------
  Total Non-Interest Income                       $ 5,233,593    $  4,378,609
                                                  -----------    ------------

NON-INTEREST EXPENSE
  Salaries and Employee Benefits                  $ 6,776,271    $  6,312,814
  Operations and Occupancy                          5,851,661       5,830,044
  Other                                               237,383         200,423
                                                  -----------    ------------
  Total Non-Interest Expense                      $12,865,315    $ 12,343,281
                                                  -----------    ------------

INCOME BEFORE INCOME TAX PROVISION                $ 6,668,667    $  4,226,090

INCOME TAX PROVISION                                2,292,684       1,707,112
                                                  -----------    ------------

NET INCOME                                        $ 4,375,983    $  2,518,978
                                                  -----------    ------------
                                                  -----------    ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          ZAPPCO, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                      Common Stock                                  Net Unrealized
                                   -----------------                                Gain (Loss) on
                                   Shares                Capital       Undivided     Available for
                                   Issued     Amount     Surplus        Profits     Sale Securities       Total
                                   ------     ------     -------       ---------    ---------------       -----
Balance
  December 31, 1994                15,842    $15,842    $5,822,100    $16,562,524      $(316,865)      $22,083,601

Plus: Net Income                        -          -             -      2,518,978              -         2,518,978

Less: Dividends
  ($16.50/Share)                        -          -             -       (261,393)             -          (261,393)

Net Unrealized Gain on
  Available for Sale Securities         -          -             -              -        372,553           372,553
                                   ------    -------    ----------    -----------      ---------       -----------

Balance
  December 31, 1995                15,842    $15,842    $5,822,100    $18,820,109      $  55,688       $24,713,739

Plus: Net Income                        -          -             -      4,375,983              -         4,375,983

Less: Dividends
  ($37.85/Share)                        -          -             -       (599,620)             -          (599,620)

Net Unrealized Loss on
  Available for Sale Securities         -          -             -              -       (151,591)         (151,591)
                                   ------    -------    ----------    -----------      ---------       -----------

Balance
  December 31, 1996                15,842    $15,842    $5,822,100    $22,596,472      $ (95,903)      $28,338,511
                                   ------    -------    ----------    -----------      ---------       -----------
                                   ------    -------    ----------    -----------      ---------       -----------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          ZAPPCO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                   1996            1995
                                                               ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                   $  4,375,983     $ 2,518,978
  Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities:
     Depreciation and Amortization                                1,529,184       1,409,167
     Net Discount Accretion                                         (11,991)        (61,771)
     Provision for Loan Losses                                      287,518         152,000
     (Increase) Decrease in Accrued Income
      and Other Assets                                             (239,710)        501,648
     Increase (Decrease) in Accrued Expenses and
      Other Liabilities                                           1,202,113        (204,399)
     (Gain) Loss on Sale of Property and Equipment                   (9,060)          3,094
     (Gain) Loss on Sale of Other Real Estate                        75,357         (22,020)
     Loss on Sale of Available for Sale Securities                   45,583               -
                                                               ------------    ------------
         Net Cash Provided by Operating Activities             $  7,254,977    $  4,296,697
                                                               ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Available for Sale Securities                   $(42,545,996)   $(13,198,200)
  Proceeds from Sales of Available for Sale Securities            8,228,991               -
  Proceeds from Maturities of Available for Sale Securities      37,462,234       5,807,282
  Purchases of Held to Maturity Securities                                -     (15,725,142)
  Proceeds from Sales of Held to Maturity Securities                      -       1,114,577
  Proceeds from Maturities of Held to Maturity Securities                 -      10,252,473
  Net (Increase) Decrease in Federal Funds Sold                     872,433      (6,722,886)
  Net Increase in Loans                                         (35,863,863)     (6,227,103)
  Purchases of Property and Equipment                            (1,602,029)     (1,040,971)
  Proceeds from Sale of Property and Equipment                       26,265           3,874
  Proceeds from Sale of Other Real Estate                           524,643         209,264
                                                               ------------    ------------
        Net Cash Used by Investing Activities                  $(32,897,322)   $(25,526,752)
                                                               ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Demand Deposits                              $  3,610,522    $  3,974,873
  Net Increase (Decrease) in Savings and NOW Deposits              (272,134)      3,060,385
  Net Increase in Certificates of Deposit                        22,024,207      13,986,467
  Principal Payments on Notes Payable                              (786,076)       (944,644)
  Payments on Convertible Equity Securities                        (100,000)       (100,000)
  Increase in Other Borrowings                                      469,889       4,033,808
  Dividends Paid                                                   (336,643)       (126,736)
                                                               ------------    ------------
        Net Cash Provided by Financing Activities              $ 24,609,765    $ 23,884,153
                                                               ------------    ------------

NET INCREASE (DECREASE) IN CASH                                $ (1,032,580)   $  2,654,098

Cash - Beginning                                                 19,429,272      16,775,174
                                                               ------------    ------------

CASH - ENDING                                                  $ 18,396,692    $ 19,429,272
                                                               ------------    ------------
                                                               ------------    ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          ZAPPCO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                   1996            1995
                                                               ------------    ------------
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION

   Cash Payments for:

     Interest to Depositors                                    $  8,988,540    $  5,169,463
                                                               ------------    ------------
                                                               ------------    ------------

     Interest on Long-Term and Other Borrowed Money            $  1,363,612    $  1,348,356
                                                               ------------    ------------
                                                               ------------    ------------

     Income Taxes                                              $  2,932,388    $  1,491,242
                                                               ------------    ------------
                                                               ------------    ------------

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES

   Other Real Estate Acquired in Settlement of Loans           $     30,841    $    864,873
                                                               ------------    ------------
                                                               ------------    ------------

   Loans and Other Real Estate Charged Off of the
    Allowance for Loan Losses (Net of Recoveries)              $    276,058    $    288,259
                                                               ------------    ------------
                                                               ------------    ------------

   Loans Originated from Sale of OREO                          $          -    $    217,500
                                                               ------------    ------------
                                                               ------------    ------------

   Increase (Decrease) in Deferred Tax Asset
    Related to SFAS 115                                        $    103,055    $   (253,271)
                                                               ------------    ------------
                                                               ------------    ------------

   Transfer of Securities from Held-to-Maturity to
    Available-for-Sale                                         $  1,993,118    $ 46,048,907
                                                               ------------    ------------
                                                               ------------    ------------

   Transfer of Real Estate from Other Real Estate to
    Land, Premises and Equipment                               $          -    $    402,371
                                                               ------------    ------------
                                                               ------------    ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          DESCRIPTION OF BUSINESS

          Zappco, Inc. (Company), through its operating subsidiaries, is primarily engaged in commercial banking and related services and grants commercial, residential, consumer and agricultural loans to customers throughout the Central Minnesota area.

          PRINCIPLES OF CONSOLIDATION

          The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, Zapp Bank, N.A., (wholly owned) First National Bank of Little Falls (96% owned), Melrose State Bank (wholly owned), Zapp Data, Inc., a wholly owned data processing service bureau, and Zapp Bank Plaza Partnership #1 (98.8% owned by Zappco, Inc. and 1.2% owned by Zapp Data, Inc.).

          The First National Bank of Little Falls (Little Falls) has been reflected as a wholly owned subsidiary of the Company in the consolidated financial statements because the Company has agreements which provide that the Company has first option to repurchase these shares at minimal cost from the three directors of Little Falls who own the remaining 4% of outstanding stock. In addition, the rights to all dividends have been assigned to the Company.

          Significant intercompany balances and transactions have been eliminated from the consolidated financial statements.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

          CASH AND CASH EQUIVALENTS

          For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks." At times these balances may be in excess of FDIC insurance limits.

          SECURITIES AVAILABLE FOR SALE

          Available for sale securities consist of bonds, notes and debentures not classified as held to maturity securities. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

          SECURITIES HELD TO MATURITY

          Held to maturity securities consist of bonds, notes, debentures and equity securities for which the subsidiary banks have the positive intent and ability to hold to maturity. Held to maturity securities are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

          LOANS

          Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed.

          ALLOWANCE FOR LOAN LOSSES

          The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans and related off-balance sheet commitments, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

          LAND, PREMISES AND EQUIPMENT

          Property and equipment owned are stated at cost less accumulated depreciation which is computed on the straight-line and accelerated methods over the estimated useful lives of the assets. Accelerated depreciation did not materially exceed straight-line depreciation for the years ended December 31, 1996 and 1995. Both accelerated and straight-line methods are used for income tax reporting purposes.

          OTHER REAL ESTATE OWNED

          Real estate acquired by foreclosure is carried in other assets at the lower of the recorded investment in the property or its fair value less selling costs. Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

          COST IN EXCESS OF NET ASSETS ACQUIRED

          Cost in excess of net assets acquired resulted from the Company's purchase of capital stock and partnership units of its subsidiaries. These intangible assets are being amortized over a 20-year period on a straight-line basis.

          INCOME TAXES

          The Company files a consolidated federal and a unitary Minnesota income tax return with the subsidiaries, excluding Zapp Bank Plaza Partnership which files separate federal and state partnership tax returns. The provision for income taxes is allocated on a separate entity basis.

          Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed using the asset and liability approach as prescribed in SFAS 109, ACCOUNTING FOR INCOME TAXES.

          CHANGE IN ACCOUNTING PRINCIPLE

          Effective January 1, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS 118. Generally, SFAS 114 requires creditors to establish a valuation allowance when it becomes probable that all principal and interest due under the contractual terms of a loan will not be collected. The impairment is measured as the difference between the recorded amount of the loan and the present value of expected future cash flows based on the loan's effective interest rate, observable market price, or fair value for a collateral dependent loan. The adoption of these standards did not have a material effect on 1995 results of operations or financial position.

          OFF BALANCE SHEET FINANCIAL INSTRUMENTS

          In the ordinary course of business the Company's subsidiary banks have entered into off balance sheet financial instruments consisting of commitments to extend credit, line-of-credit arrangements, commitments under credit card arrangements and letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

NOTE 2    INVESTMENT SECURITIES

          Debt and equity securities have been classified in the consolidated balance sheet according to management's intent. The carrying amounts of investment securities and their approximate market values at December 31, were as follows:

          SECURITIES AVAILABLE FOR SALE

                                               Carrying      Unrealized   Unrealized
          December 31, 1996                     Amount          Gains       Losses      Market Value
          -----------------                    --------      ----------   ----------    ------------
          U.S. Treasury Securities           $19,972,763      $ 49,527    $ (17,900)    $20,004,390
          U.S. Government Agency
            Securities                        44,433,785       117,490     (299,359)     44,251,916
          State and Municipal Securities       4,264,961        22,615      (33,474)      4,254,102
          Equity Securities                    1,120,600             0            0       1,120,600
                                             -----------      --------    ---------     -----------

            Total                            $69,792,109      $189,632    $(350,733)    $69,631,008
                                             -----------      --------    ---------     -----------
                                             -----------      --------    ---------     -----------

                                               Carrying      Unrealized   Unrealized
          December 31, 1995                     Amount          Gains       Losses      Market Value
          -----------------                    --------      ----------   ----------    ------------
          U.S. Treasury Securities           $35,538,487      $125,074    $ (80,635)     $35,582,926
          U.S. Government Agency
            Securities                        32,078,863       221,139     (171,736)      32,128,266
          State and Municipal Securities       2,330,161         9,034       (9,330)       2,329,865
          Equity Securities                    1,030,300             0            0        1,030,300
                                             -----------      --------    ---------      -----------

            Total                            $70,977,811      $355,247    $(261,701)     $71,071,357
                                             -----------      --------    ---------      -----------
                                             -----------      --------    ---------      -----------

          SECURITIES HELD TO MATURITY

                                               Carrying      Unrealized   Unrealized
          December 31, 1995                     Amount          Gains       Losses      Market Value
          -----------------                    --------      ----------   ----------    ------------
          U.S. Government Agency
            Securities                       $1,976,141         $1,892        $(656)      $1,977,377
          State and Municipal Securities         16,977              0            0           16,977
                                             ----------         ------        ------      ----------

            Total                            $1,993,118         $1,892        $(656)      $1,994,354
                                             ----------         ------        ------      ----------
                                             ----------         ------        ------      ----------

          Market value of investment securities was determined from bond portfolio reports used by the Company. The equity securities consist mainly of stock in the Federal Reserve Bank, the Federal Home Loan Bank and the United Banker's Bank.

          On December 5, 1995, as a result of a one-time reassessment allowed by the Financial Accounting Standards Board Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued in November 1995, the Company's subsidiary banks transferred securities with a total net book value of $46,048,907 from the held-to-maturity portfolio to the available-for-sale portfolio.

          Various derivative financial instruments were included in the subsidiary banks' invested assets classified as available for sale at December 31, 1995. These derivatives are generally valued based on independent pricing models. Individual derivative financial instruments, however, may be difficult to price and may be thinly traded. Accordingly, they are typically subject to greater market and credit risk than nonderivative financial instruments. At December 31, 1995, the market value of the banks' positions in derivative financial instruments approximated 4% of the banks' total invested assets. The banks held no derivative financial instruments at December 31, 1996.

          Investment securities with carrying values of approximately $55,084,000 and $50,328,000 were pledged to secure public and trust deposits as required or permitted by law as of December 31, 1996 and 1995, respectively.

          On October 31, 1995, a U.S. Treasury Bond carried in the held-to-maturity portfolio of one of the Company's subsidiary banks was sold in response to a tender offer. The security was sold at its amortized cost of $1,114,577.

          The securities disclosed as held to maturity as of December 31, 1995, were transferred to the available for sale category during 1996.

          The maturities of investment securities at December 31, 1996, were as follows:


                                          Carrying           Approximate
          AVAILABLE FOR SALE               Amount           Market Value
          ------------------              --------          ------------
          Due in One Year or Less       $15,956,734          $16,020,180
          Due in One to Five Years       37,284,978           37,122,208
          Due in Five to Ten Years       11,331,883           11,336,490
          Due after Ten Years             4,097,914            4,031,530
                                        -----------          -----------
            Total                       $68,671,509          $68,510,408
          Equity Securities               1,120,600            1,120,600
                                        -----------          -----------

            Total                       $69,792,109          $69,631,008
                                        -----------          -----------
                                        -----------          -----------

NOTE 3   LOANS


         The components of loans in the consolidated balance sheets were as follows:

                                                    1996                    1995
                                                -------------          -------------
           Commercial and Agricultural          $  71,045,936          $  45,301,633
           Real Estate                            124,720,004            117,216,229
           Installment                             25,877,190             23,541,362
           Other                                    3,129,011              3,012,138
                                                -------------          -------------
                      Total                     $ 224,772,141          $ 189,071,362
                                                -------------          -------------
                                                -------------          -------------


         Nonaccrual and renegotiated loans totaled approximately $1,368,167 and $604,700 at December 31, 1996 and 1995, respectively. Interest income on these loans is recorded only when received.


NOTE 4   ALLOWANCE FOR LOAN LOSSES

         Transactions in the allowance for loan losses during the years ended December 31, 1996 and 1995, are summarized as follows:


                                                             1996                  1995
                                                         -----------            -----------
           Balance, Beginning of Period                  $ 2,590,205            $ 2,726,464
           Provision                                         287,518                152,000
           Loans Charged Off                                (276,058)              (393,445)
           Recoveries of Loans Previously Charged Off        143,815                105,186
                                                         -----------            -----------

           Balance, End of Period                        $ 2,745,480            $ 2,590,205
                                                         -----------            -----------
                                                         -----------            -----------


NOTE 5   LAND, PREMISES AND EQUIPMENT

         Components of land, premises and equipment included in the consolidated balance sheets at December 31, 1996 and 1995, were as follows:


                                                        1996                    1995
                                                    ------------            ------------
           Cost
               Land                                 $  1,193,509            $  1,193,509
               Bank Premises                          10,468,940              10,448,419
               Furniture and Equipement                9,338,723               8,003,505
               Leasehold Improvements                  4,821,583               4,693,835
                                                    ------------            ------------
                    Total Cost                      $ 25,822,755            $ 24,339,268
           Less:  Accumulated Depreciation            10,485,285               9,157,775
                                                    ------------            ------------

                    Net Book Value                  $ 15,337,470            $ 15,181,493
                                                    ------------            ------------
                                                    ------------            ------------

         Zapp Bank Plaza Partnership operates the main bank facility in St. Cloud, Minnesota. They lease a portion of two floors (approximately 25%) of the office building to unrelated entities under noncancelable operating leases. Zappco, Inc. owns and operates a branch bank facility in St. Cloud, Minnesota, of which approximately 50% is leased to unrelated entities.

         Total rent income under noncancelable operating leases from unrelated entities was approximately $628,165 and $644,000 for the years ended December 31, 1996 and 1995, respectively.

         The following is a schedule by year of future minimum rental income to be received under noncancelable operating leases.

                       Years Ending December 31,           Amount
                       -------------------------        -----------
                                  1997                  $   532,000
                                  1998                      463,100
                                  1999                      380,600
                                  2000                      334,100
                                  2001                        5,200
                                                        -----------
                                 Total                  $ 1,715,000
                                                        -----------
                                                        -----------

         Zapp Bank, N.A. and First National Bank of Little Falls currently lease other facilities under noncancelable operating leases expiring in 1998 and 1999, respectively. Zapp Data, Inc. leased a computer system under a noncancelable operating lease that expired in 1995. Total rent expense under noncancelable and cancelable operating leases paid to outside entities was approximately $116,400 and $202,600 for the years ended December 31, 1996 and 1995, respectively.

         The following is a schedule by year of future minimum rental payments required under noncancelable operating leases as of December 31, 1996.

                       Years Ending December 31,         Amount
                       -------------------------        ---------
                                  1997                  $  70,600
                                  1998                     58,000
                                  1999                     29,200
                                                        ---------
                                 Total                  $ 157,800
                                                        ---------
                                                        ---------

NOTE 6   CERTIFICATES OF DEPOSIT
         Certificates of Deposit in excess of $100,000 totaled approximately $26,684,000 and $15,257,000 at December 31, 1996 and 1995,
         respectively.

         The following is a schedule by year of the aggregate amount of maturities of certificates of deposit.

                       Years Ending December 31,            Amount
                       -------------------------        -------------
                                  1997                  $ 104,961,352
                                  1998                     20,572,308
                                  1999                      1,105,437
                                  2000                          9,284
                                  2001                          4,310
                                                        -------------

                                  Total                 $ 126,652,691
                                                        -------------
                                                        -------------


NOTE  7    NOTES PAYABLE


                   Description                     Security         1996           1995
            ------------------------              ----------     -----------   ------------
            Zappco, Inc.
                Note Payable,                     Subsidiary
                Bearing Interest at Prime,        Stock
                Due April 30, 1997                               $   946,168   $  1,494,073

                Note Payable,                     Subsidiary
                Bearing Interest at Prime,        Stock
                Due April 30, 1997                                   200,000        200,000

            Zapp Bank Plaza Partnership #1
                Mortgage Payable,                 Real Estate
                Bearing Interest at 7.50%,
                Monthly installments through
                January 1, 2004                                    8,552,236      8,790,407
                                                                  ----------   ------------

                    Total Long-Term Debt                          $9,698,404   $ 10,484,480
                                                                  ----------   ------------
                                                                  ----------   ------------


         Maturity requirements on long-term debt are as follows:

                       Years Ending December 31,          Amount
                       -------------------------        -----------
                                  1997                  $ 1,402,829
                                  1998                      276,586
                                  1999                      298,058
                                  2000                      321,197
                                  2001                      346,132
                               Later Years                7,053,602
                                                        -----------

                                 Total                  $ 9,698,404
                                                        -----------
                                                        -----------

NOTE 8   OTHER BORROWINGS

         The components of other borrowings in the consolidated balance sheet are as follows:


                                                      1996            1995
                                                  ------------    ------------
           Securities Sold Under Agreements to
            Repurchase                            $  9,346,747    $ 12,841,031
           Federal Funds Purchased                     750,000               0
           Federal Home Loan Bank Advances           4,414,173       1,200,000
                                                  ------------    ------------

                      Total                       $ 14,510,920    $ 14,041,031
                                                  ------------    ------------
                                                  ------------    ------------

         The book value of the securities underlying the securities sold under agreements to repurchase (agreements) were approximately $12,400,000 and $15,600,000 for the years ended December 31, 1996 and 1995, respectively. These securities were under the respective institution's control.

         The maximum amount of outstanding agreements at any month end during the previous year was $9,346,747. The daily average amount of outstanding agreements during 1996 was $7,792,521.

         The Federal Home Loan Bank advances bear interest ranging from 6.64% to 7.04% and are secured by first mortgage residential loans totaling approximately $13,531,000. Maturity requirements on Federal Home Loan Bank advances are as follows:

                       Years Ending December 31,          Amount
                       -------------------------        -----------
                                  1997                  $   114,685
                                  1998                      122,662
                                  1999                      131,194
                                  2000                      140,321
                                  2001                      150,043
                              Later Years                 3,755,268
                                                        -----------

                                  Total                 $ 4,414,173
                                                        -----------
                                                        -----------

NOTE 9   MANDATORY CONVERTIBLE EQUITY SECURITIES

         The mandatory convertible equity securities were issued to the former stockholders of Melrose Bancshares, Inc. and bear interest at Norwest Bank Minneapolis prime rate. At maturity these notes shall be converted to preferred stock of Zappco, Inc. These shares of preferred stock will only have preference upon liquidation. On September 30, 1996 and 1995, the Company converted $100,000 of the equity securities to preferred stock of Zappco, Inc. The preferred stock was then immediately redeemed for $100,000. The notes mature and preferred stock will be issued as follows:


                                                      Number of Shares of
           September 30,           Amount        Preferred Stock to be Issued
           -------------       -------------     -----------------------------
               1997            $     100,000                 1,000
                               -------------              ----------

              Total            $     100,000                 1,000
                               -------------              ----------
                               -------------              ----------


NOTE 10  COMMON STOCK, PREFERRED STOCK, AND CAPITAL SURPLUS

         Common stock has a par value of $1 per share. There were 25,000 shares of common stock authorized and 15,842 shares issued and outstanding at December 31, 1996 and 1995.

         Preferred stock has a par value of $100 per share and is non-voting. There are 10,000 shares authorized and no shares issued or outstanding at December 31, 1996 and 1995.

         Capital surplus represents profits segregated by the Board of Directors' resolution.

NOTE 11  INCOME TAXES

         The consolidated provision for income taxes consisted of the following:

                                                       1996            1995
                                                   -----------     -----------
            Current Provision                      $ 2,309,684     $ 1,496,112
            Deferred Provision                         (17,000)        211,000
                                                   -----------     -----------

                       Total                       $ 2,292,684     $ 1,707,112
                                                   -----------     -----------
                                                   -----------     -----------


         The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 1996 and 1995, as indicated in the following analysis:


                                                            1996            1995
                                                        -----------     -----------
            Tax Based on statutory rate                 $ 2,267,347     $ 1,437,000
            Increase (Decrease) Due to -
                 Interest on Investment Securities
                  Exempt from Federal Income Taxes          (83,000)        (74,000)
                 State Income Taxes, Net of
                  Federal Income Tax Benefit                437,000         279,000
                 State Tax Refund Received Net of
                  Federal Taxes                            (320,000)              0
                 Amortization of Cost in
                  Excess of Net Assets Acquired,
                  Not Deductible for Tax Purposes            42,000          42,000
                 Other Permanent Differences                (50,663)         23,112
                                                        -----------     -----------

                       Income Tax Provision             $ 2,292,684     $ 1,707,112
                                                        -----------     -----------
                                                        -----------     -----------


         The deferred provision for income taxes results from temporary differences in the recognition of certain income and expense items for tax and financial reporting purposes, principally depreciation and the provision for possible loan losses. Deferred tax assets of approximately $32,000 are included in other assets at December 31, 1996.

NOTE 12  COMMITMENTS AND CONTINGENT LIABILITIES

         The Company's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk of its subsidiary banks. These commitments and contingent liabilities are commitments to extend credit, line-of-credit arrangements, credit card arrangements, and letters of credit. A summary of the subsidiary banks' commitments and contingent liabilities at December 31, 1996, is as follows:


                                                                   Amount
          Commitments to Extend Credit                          $ 16,321,300
          Line-of-Credit Arrangements                             40,680,800
          Credit Card Arrangements                                10,866,700
          Letters of Credit                                        3,353,900
                                                                ------------
                        Total                                   $ 71,222,700
                                                                ------------
                                                                ------------


          Commitments to extend credit, line-of-credit arrangements, credit card arrangements, and letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The subsidiary banks' procedures for credit commitments and contingent liabilities are the same as those for extension of credit that are recorded on the consolidated statements of condition.


NOTE 13  EMPLOYEE BENEFIT PLAN

         During 1992 the Company adopted an Employee Stock Ownership Plan
         (ESOP) as part of the existing defined contribution plan, which covers substantially all employees over the age of 21 who have completed one year of service, as defined. Participants are vested over a five-year period. The contribution to the Plan is determined annually by the board of directors. The Company's cash contribution to the ESOP was approximately $659,300 and $435,000 for the years ended December 31, 1996 and 1995, respectively. Contributions will be used to purchase additional shares of the Company's stock as they become available from current stockholders. The ESOP has a total of 134 shares allocated to participants as of December 31, 1996.

         An ESOP participant may elect to receive the full value of his or her account in whole shares of employer securities (with fractional shares to be paid in cash) or receive the fair market value of the employer securities as of the date of the distribution in cash from the Company. The Company's potential repurchase obligation under this arrangement was approximately $234,500 and $161,900 for the years ended
         December 31, 1996 and 1995, respectively.

NOTE 14  RELATED PARTY TRANSACTIONS

         The Company's subsidiary banks have entered into transactions with their directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1996 and 1995, was approximately $4,965,000 and $5,190,000, respectively.


NOTE 15  CONCENTRATIONS OF CREDIT

         The majority of the subsidiary banks' loans and commitments have been granted to customers in each bank's market area. The majority of these customers are depositors of the banks. Investments in state and municipal securities involve governmental entities, the majority of which are within the State of Minnesota. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $4,324,000.


NOTE 16  REGULATORY MATTERS

         The Company has two subsidiary banks (Zapp Bank, N.A. and First National Bank of Little Falls) that are national banks and one subsidiary bank (Melrose State Bank) that is a state bank.

         National banks are subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the banks may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.

         The state bank is subject to the dividend restrictions set forth by the Minnesota Department of Commerce. Under such restrictions, the bank may not, without prior approval of the Minnesota Department of Commerce, declare dividends in excess of the sum of 50% of the prior three year's earnings (as defined) subject to other minimum capital percentages and classified asset percentages.

         The dividends that the Company's subsidiary banks could declare during 1997 without prior regulatory approval are as follows:


                    Subsidiary                           Unrestricted Dividends
         --------------------------------      -------------------------------------
         Zapp Bank, N.A.                       $2,525,215 plus 1997 current earnings
         First National Bank of Little Falls   $553,355 plus 1997 current earnings
         Melrose State Bank                    $152,793


         The subsidiary banks are also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by banking regulators. At December 31, 1996, the subsidiary banks are required to have minimum Tier 1 and Total capital ratios of 4.0% and 8.0%, respectively. Each bank's actual risk weighted capital ratios at that date were as follows:


                                                Tier 1 Capital          Total Capital
                                                --------------          -------------
           Zapp Bank, N.A.                          10.90%                  12.13%
                                                --------------          -------------
                                                --------------          -------------

           First National Bank of Little Falls      15.53%                  16.78%
                                                --------------          -------------
                                                --------------          -------------

           Melrose State Bank                       11.17%                  12.86%
                                                --------------          -------------
                                                --------------          -------------


NOTE 17  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN BANKS, FEDERAL FUNDS SOLD, FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

         For short-term instruments, the carrying amount is a reasonable estimate of fair value.

         ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE

         For these short-term receivables and payables, the carrying amount is a reasonable estimate of fair value.

         SECURITIES AVAILABLE FOR SALE

         For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

         LOANS

         The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

         DEPOSIT LIABILITIES

         The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

         LONG-TERM DEBT

         Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

         COMMITMENTS TO EXTEND CREDIT, LINE-OF-CREDIT ARRANGEMENTS, CREDIT CARD ARRANGEMENTS, AND LETTERS OF CREDIT

         For these commitments, the carrying amount is a reasonable estimate of fair value, since the stated fees and interest rates charged on these arrangements does not significantly vary from the terms currently being offered.



                                                                         1996
                                                         ------------------------------------
                                                         Carrying Amount         Fair Value
                                                         ---------------      ---------------
           Financial Assets:
                Securities Available for Sale            $    69,631,008      $    69,631,008
                                                         ---------------      ---------------
                                                         ---------------      ---------------

                Loans                                    $   224,772,141
                Less:  Allowance for Loan Losses              (2,745,480)
                                                         ---------------
                       Net Loans                         $   222,026,661      $   221,146,000
                                                         ---------------      ---------------
                                                         ---------------      ---------------

           Financial Liabilities:
                Demand Deposits                          $    48,447,676      $    48,447,676
                                                         ---------------      ---------------
                                                         ---------------      ---------------

                Savings and NOW Deposits                 $   108,378,606      $   108,378,606
                                                         ---------------      ---------------
                                                         ---------------      ---------------

                Certificates of Deposit                  $   126,652,691      $   127,019,000
                                                         ---------------      ---------------
                                                         ---------------      ---------------

                Notes Payable                            $     9,698,404      $     9,698,404
                                                         ---------------      ---------------
                                                         ---------------      ---------------

                Mandatory Convertible Equity Securities  $       100,000      $       100,000
                                                         ---------------      ---------------
                                                         ---------------      ---------------


                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
Zappco, Inc. And Subsidiaries
St. Cloud, Minnesota


We have audited the accompanying consolidated balance sheets of Zappco, Inc. And Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zappco, Inc. And Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 1 to the financial statements and as required by generally accepted accounting principles, the Company changed its method of accounting for investments in debt and marketable equity securities in 1994.



                                       LARSON, ALLEN, WEISHAIR & CO., LLP



St. Cloud, Minnesota
January 26, 1996

                          ZAPPCO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            DECEMBER 31, 1995 AND 1994

                                                            1995          1994
                                                        ------------  ------------
                                   ASSETS

CASH AND DUE FROM BANKS                                 $ 19,429,272  $ 16,775,174

FEDERAL FUNDS SOLD                                         9,880,561     3,157,675

SECURITIES AVAILABLE FOR SALE                             71,071,357    16,965,359

SECURITIES HELD TO MATURITY                                1,993,118    43,662,491

LOANS                                                    189,071,362   183,515,018

  Less: Allowance for Loan Losses                         (2,590,205)   (2,726,464)
                                                        ------------  ------------
        Net Loans                                       $186,481,157  $180,788,554

LAND, PREMISES AND EQUIPMENT (NET)                        15,181,493    15,054,048

OTHER REAL ESTATE                                            600,000       807,115

ACCRUED INCOME AND OTHER ASSETS                            3,809,644     4,311,292

COST IN EXCESS OF NET ASSETS ACQUIRED (NET)                  840,742       941,080
                                                        ------------  ------------
        Total Assets                                    $309,287,344  $282,462,788
                                                        ------------  ------------
                                                        ------------  ------------

         LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Demand Deposits                                       $ 44,837,154  $ 40,862,281
  Savings and NOW Deposits                               108,650,740   105,590,355
  Certificates of Deposits                               104,628,484    90,642,017
                                                        ------------  ------------
        Total Deposits                                  $258,116,378  $237,094,653

OTHER BORROWINGS                                          14,041,031    10,007,223

ACCRUED EXPENSES AND OTHER LIABILITIES                     1,731,716     1,548,187

NOTES PAYABLE                                             10,484,480    11,429,124
                                                        ------------  ------------
        Total Liabilities                               $284,373,605  $260,079,187
                                                        ------------  ------------

MANDATORY CONVERTIBLE EQUITY SECURITIES                 $    200,000  $    300,000
                                                        ------------  ------------
STOCKHOLDERS' EQUITY

  Common Stock                                          $     15,842  $     15,842
  Capital Surplus                                          5,822,100     5,822,100
  Undivided Profits                                       18,820,109    16,562,524
  Net Unrealized Gain (Loss) on Available-For-Sale
    Securities                                                55,688      (316,865)
                                                        ------------  ------------
         Total Stockholders' Equity                     $ 24,713,739  $ 22,083,601
                                                        ------------  ------------
        Total Liabilities and Stockholders' Equity      $309,287,344  $282,462,788
                                                        ------------  ------------
                                                        ------------  ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         ZAPPCO, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                            1995          1994
                                                        ------------  ------------
INTEREST INCOME
  Loans                                                 $ 18,695,354  $ 16,130,584
  Investment Securities                                    3,176,698     2,681,560
  Other Investment Securities Exempt
  from Federal Income Taxes                                   91,209       107,026
  Deposits With Banks                                              -         9,078
  Federal Funds Sold and Other                               387,016       279,739
                                                        ------------  ------------
        Total Interest Income                           $ 22,350,277  $ 19,207,987
                                                        ------------  ------------
INTEREST EXPENSE
  Savings and NOW Accounts                              $  3,279,227  $  2,393,069
  Certificates of Deposit                                  5,359,642     3,715,297
  Notes Payable and Other Borrowed Funds                   1,368,646     1,211,910
                                                        ------------  ------------
        Total Interest Expense                          $ 10,007,515  $  7,320,276
                                                        ------------  ------------
NET INTEREST INCOME BEFORE PROVISION FOR POSSIBLE LOAN
 LOSSES                                                 $ 12,342,762  $ 11,887,711
PROVISION FOR POSSIBLE LOAN LOSSES                           152,000       440,000
                                                        ------------  ------------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN
 LOSSES                                                 $ 12,190,762  $ 11,447,711
                                                        ------------  ------------
NON-INTEREST INCOME
  Trust Department                                      $  1,890,144  $  1,701,467
  Service Charges, Commissions and Fees                    1,524,904     1,614,310
  Other                                                      963,561       693,371
                                                        ------------  ------------
        Total Non-Interest Income                       $  4,378,609  $  4,009,148
                                                        ------------  ------------
NON-INTEREST EXPENSE
  Salaries and Employee Benefits                        $  6,312,814  $  6,254,530
  Operations and Occupancy                                 5,830,044     5,678,868
  Other                                                      200,423       105,549
                                                        ------------  ------------
        Total Non-Interest Expense                      $ 12,343,281  $ 12,038,947
                                                        ------------  ------------

INCOME BEFORE INCOME TAX PROVISION                      $  4,226,090  $  3,417,912

INCOME TAX PROVISION                                       1,707,112     1,327,091
                                                        ------------  ------------

NET INCOME                                              $  2,518,978  $  2,090,821
                                                        ------------  ------------
                                                        ------------  ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         ZAPPCO, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                      COMMON STOCK                             NET UNREALIZED
                                     ---------------                           GAIN (LOSS) ON
                                     SHARES            CAPITAL     UNDIVIDED    AVAILABLE FOR
                                     ISSUED  AMOUNT    SURPLUS      PROFITS    SALE SECURITIES      TOTAL
                                     ------  -------  ----------  -----------  ---------------   -----------
Balance December 31, 1993            15,842  $15,842  $5,822,100  $14,717,254     $       -      $20,555,196
Plus: Net Income                          -        -           -    2,090,821             -        2,090,821
Less: Dividends ($15.50/ Share)           -        -           -     (245,551)            -         (245,551)
Net Unrealized (Loss) on Available
 for Sale Securities                      -        -           -            -      (316,865)        (316,865)
                                     ------  -------  ----------  -----------  ---------------   -----------
Balance December 31, 1994            15,842  $15,842  $5,822,100  $16,562,524     $(316,865)     $22,083,601
Plus: Net Income                          -        -           -    2,518,978             -        2,518,978
Less: Dividends ($16.50/ Share)           -        -           -     (261,393)            -         (261,393)
Net Unrealized Gain on Available
 for Sale Securities                      -        -           -            -       372,553          372,553
                                     ------  -------  ----------  -----------  ---------------   -----------
Balance December 31, 1995            15,842  $15,842  $5,822,100  $18,820,109     $  55,688      $24,713,739
                                     ------  -------  ----------  -----------  ---------------   -----------
                                     ------  -------  ----------  -----------  ---------------   -----------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         ZAPPCO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                            1995          1994
                                                        ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                            $  2,518,978  $  2,090,821
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
    Depreciation and Amortization                          1,409,167     1,314,382
    Net Premium Amortization (Discount Accretion)            (61,771)       16,369
    Provision for Loan Losses                                152,000       440,000
    (Increase) Decrease in Accrued Income and Other
      Assets                                                 501,648      (650,713)
    Increase (Decrease) in Accrued Expenses and Other
      Liabilities                                           (204,399)      263,709
    Loss on Sale of Property and Equipment                     3,094        35,308
    (Gain) Loss on Sale of Other Real Estate                 (22,020)       12,242
                                                        ------------  ------------
        Net Cash Provided by Operating Activities       $  4,296,697  $  3,522,118
                                                        ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Available for Sale Securities            $(13,198,220) $ (5,646,965)
  Proceeds from Maturities of Available for Sale
    Securities                                             5,807,282     1,250,000
  Purchases of Held to Maturity Securities               (15,725,142)  (18,859,462)
  Proceeds from Sales of Held to Maturity Securities       1,114,577             -
  Proceeds from Maturities of Held to Maturity
    Securities                                            10,252,473    20,036,400
  Net (Increase) Decrease in Federal Funds Sold           (6,722,886)   11,692,325
  Net Increase in Loans                                   (6,227,103)  (12,125,477)
  Purchases of Property and Equipment                     (1,040,871)     (911,188)
  Proceeds from Sale of Property and Equipment                 3,874         2,780
  Proceeds from Sale of Other Real Estate                    209,264       231,926
                                                        ------------  ------------
        Net Cash Used by Investing Activities           $(25,526,752) $ (4,329,661)
                                                        ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Demand Deposits                       $  3,974,873  $  1,042,020
  Net Increase in Savings and NOW Deposits                 3,060,385       676,612
  Net Increase in Certificates of Deposit                 13,986,467     2,710,620
  Principal Payments on Notes Payable                       (944,644)     (707,027)
  Payments on Convertible Equity Securities                 (100,000)     (100,000)
  Increase in Other Borrowings                             4,033,808     1,325,263
  Dividends Paid                                            (126,736)     (118,815)
                                                        ------------  ------------
        Net Cash Provided by Financing Activities       $ 23,884,153  $  4,828,673
                                                        ------------  ------------
NET INCREASE IN CASH                                    $  2,654,098  $  4,021,130
Cash - Beginning                                          16,775,174    12,754,044
                                                        ------------  ------------
CASH - ENDING                                           $ 19,429,272  $ 16,775,174
                                                        ------------  ------------
                                                        ------------  ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         ZAPPCO, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                            1995          1994
                                                        ------------  ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Cash Payments for:

    Interest to Depositors                              $  5,169,463  $  5,853,685
                                                        ------------  ------------
                                                        ------------  ------------
    Interest on Long-Term and Other Borrowed Money      $  1,348,356  $  1,254,982
                                                        ------------  ------------
                                                        ------------  ------------
    Income Taxes                                        $  1,491,242  $  1,569,505
                                                        ------------  ------------
                                                        ------------  ------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES

  Other Real Estate Acquired in Settlement of Loans     $    864,873  $    193,680
                                                        ------------  ------------
                                                        ------------  ------------
  Loans and Other Real Estate Charged Off to the
    Allowance for Loan Losses (Net of Recoveries)       $    288,259  $     14,447
                                                        ------------  ------------
                                                        ------------  ------------
  Loans Originated from Sale of OREO                    $    217,500  $          -
                                                        ------------  ------------
                                                        ------------  ------------
  Increase (Decrease) in Deferred Tax Asset Related to
    SFAS 115                                            $   (253,271) $    215,413
                                                        ------------  ------------
                                                        ------------  ------------
  Transfer of Securities from Held-to-Maturity to
    Available-for-Sale                                  $ 46,048,907  $          -
                                                        ------------  ------------
                                                        ------------  ------------
  Transfer of Real Estate from Other Real Estate to
    Land, Premises and Equipment                        $    402,371  $          -
                                                        ------------  ------------
                                                        ------------  ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          ZAPPCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS
Zappco, Inc. (Company), through its operating subsidiaries, is primarily engaged in commercial banking and related services and grants commercial, residential, consumer and agricultural loans to customers throughout the Central Minnesota area.

PRINCIPLES OF CONSOLIDATION
The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, Zapp Bank, N.A., (wholly owned) First National Bank of Little Falls (97.3% owned), Melrose State Bank (wholly owned), Zapp Data, Inc., a wholly owned data processing service bureau, and Zapp Bank Plaza Partnership #1 (98.8% owned by Zappco, Inc. and 1.2% owned by Zapp Data, Inc.).

Effective March 11, 1994, Melrose Bancshares, Inc., a wholly owned holding company that owned 100% of the outstanding stock of Melrose State Bank, was merged into Zappco, Inc. All shares of stock of Melrose Bancshares, Inc. were surrendered to Zappco, Inc. and canceled. Since Zappco, Inc. was the sole shareholder of all of the shares of stock of Melrose Bancshares, Inc., no conversion of the shares of Melrose Bancshares, Inc. was necessary. This merger had no effect on 1994 earnings.

The First National Bank of Little Falls (Little Falls) has been reflected as a wholly owned subsidiary of the Company in the consolidated financial statements because the Company has agreements which provide that the Company has first option to repurchase these shares at minimal cost from the two directors of Little Falls who own the remaining 2.7% of outstanding stock. In addition, the rights to all dividends have been assigned to the Company.

Significant intercompany balances and transactions have been eliminated from the consolidated financial statements.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks." At times these balances may be in excess of FDIC insurance limits.

SECURITIES AVAILABLE FOR SALE
Available for sale securities consist of bonds, notes and debentures not classified as held to maturity securities. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

SECURITIES HELD TO MATURITY
Held to maturity securities consist of bonds, notes, debentures and equity securities for which the subsidiary banks have the positive intent and ability to hold to maturity. Held to maturity securities are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

LOANS
Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed.

ALLOWANCE FOR LOAN LOSSES
The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans and related off-balance sheet commitments, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

LAND, PREMISES AND EQUIPMENT
Property and equipment owned are stated at cost less accumulated depreciation which is computed on the straight-line and accelerated methods over the estimated useful lives of the assets. Accelerated depreciation did not materially exceed straight-line depreciation for the years ended December 31, 1995 and 1994. Both accelerated and straight-line methods are used for income tax reporting purposes.

OTHER REAL ESTATE OWNED
Real estate acquired by foreclosure is carried in other assets at the lower of the recorded investment in the property or its fair value less selling costs. Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

COST IN EXCESS OF NET ASSETS ACQUIRED
Cost in excess of net assets acquired resulted from the Company's purchase of capital stock and partnership units of its subsidiaries. These intangible assets are being amortized over a 20-year period on a straight-line basis.

INCOME TAXES
The Company files a consolidated federal and a unitary Minnesota income tax return with the subsidiaries, excluding Zapp Bank Plaza Partnership which files separate federal and state partnership tax returns. The provision for income taxes is allocated on a separate entity basis.

Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed using the asset and liability approach as prescribed in SFAS 109, ACCOUNTING FOR INCOME TAXES.

CHANGE IN ACCOUNTING PRINCIPLE
Effective January 1, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS 118. Generally, SFAS 114 requires creditors to establish a valuation allowance when it becomes probable that all principal and interest due under the contractual terms of a loan will not be collected. The impairment is measured as the difference between the recorded amount of the loan and the present value of expected future cash flows based on the loan's effective interest rate, observable market price, or fair value for a collateral dependent loan. The adoption of these standards did not have a material effect on 1995 results of operations or financial position.

Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Generally, SFAS 115 requires that investments in debt securities and equity securities with readily determinable fair values be classified into three categories which then establish the accounting requirements. The accounting for two of the categories, trading securities and held-to-maturity securities, is essentially the same as prior practice. The new category, available-for-sale securities, is accounted for at fair value with unrealized holding gains or losses being reported in stockholders' equity. As a result of adopting this statement, $12,760,736 of investment securities were reclassified as available for sale with $56,200, net of tax, being recorded as an unrealized gain in stockholders' equity as of January 1, 1994.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS
In the ordinary course of business the Company's subsidiary banks have entered into off balance sheet financial instruments consisting of commitments to extend credit, line-of-credit arrangements, commitments under credit card arrangements and letters of credit. Such financial instruments are recorded in the financial statements when they become payable.


NOTE 2   INVESTMENT SECURITIES

Debt and equity securities have been classified in the consolidated balance sheet according to management's intent. The carrying amounts of investment securities and their approximate market values at December 31, were as follows:

SECURITIES AVAILABLE FOR SALE

                                 Carrying       Unrealized   Unrealized
December 31, 1995                 Amount           Gains       Losses     Market Value
-----------------------------  ------------     ----------   ----------   ------------
U.S. Treasury Securities       $ 35,538,487     $  125,074   $  (80,635)  $ 35,582,926
U.S. Government Agency
  Securities                     32,078,863        221,139     (171,736)    32,128,266
State and Municipal Securities    2,330,161          9,034       (9,330)     2,329,865
Equity Securities                 1,030,300              0            0      1,030,300
                               ------------     ----------   ----------   ------------
    Total                      $ 70,977,811     $  355,247   $ (261,701)  $ 71,071,357
                               ------------     ----------   ----------   ------------
                               ------------     ----------   ----------   ------------


    December 31, 1994
-----------------------------
U.S. Treasury Securities       $  6,499,741     $        0   $ (164,663)  $  6,335,078
U.S. Government Agency
  Securities                      9,993,396              0     (367,615)     9,625,781
Equity Securities                 1,004,500              0            0      1,004,500
                               ------------     ----------   ----------   ------------
    Total                      $ 17,497,637     $        0   $ (532,278)  $ 16,965,359
                               ------------     ----------   ----------   ------------
                               ------------     ----------   ----------   ------------


SECURITIES HELD TO MATURITY

                                 Carrying       Unrealized   Unrealized
December 31, 1995                 Amount           Gains       Losses     Market Value
-----------------------------  ------------     ----------   ----------   ------------
U.S. Government Agency
  Securities                   $  1,976,141     $    1,892   $     (656)  $  1,977,377
State and Municipal Securities       16,977              0            0         16,977
                               ------------     ----------   ----------   ------------
    Total                      $  1,993,118     $    1,892   $     (656)  $  1,994,354
                               ------------     ----------   ----------   ------------
                               ------------     ----------   ----------   ------------

    December 31, 1994
-----------------------------
U.S. Treasury Securities       $ 30,943,596     $        0   $(1,052,087)  $ 29,891,509
U.S. Government Agency
  Securities                     10,714,832         10,535      (266,350)    10,459,017
State and Municipal Securities    2,004,063          5,808       (51,225)     1,958,646
                               ------------     ----------   -----------   ------------
    Total                      $ 43,662,491     $   16,343   $(1,369,662)  $ 42,309,172
                               ------------     ----------   -----------   ------------
                               ------------     ----------   -----------   ------------


Market value of investment securities was determined from bond portfolio reports used by the Company. The equity securities consist mainly of stock in the Federal Reserve Bank, the Federal Home Loan Bank and the United Banker's Bank.

On December 5, 1995, as a result of a one-time reassessment allowed by the Financial Accounting Standards Board Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued in November 1995, the Company's subsidiary banks transferred securities with a total net book value of $46,048,907 from the held-to-maturity portfolio to the available-for-sale portfolio.

Various derivative financial instruments are included in the subsidiary banks' invested assets classified as available for sale at December 31, 1995. These derivatives are generally valued based on independent pricing models. Individual derivative financial instruments, however, may be difficult to price and may be thinly traded. Accordingly, they are typically subject to greater market and credit risk than nonderivative financial instruments. At December 31, 1995, the market value of the banks' positions in derivative financial instruments approximated 4% of the banks' total invested assets.

Investment securities with carrying values of approximately $50,328,000 and $40,598,000 were pledged to secure public and trust deposits as required or permitted by law as of December 31, 1995 and 1994, respectively.

On October 31, 1995, a U.S. Treasury Bond carried in the held-to-maturity portfolio of one of the Company's subsidiary banks was sold in response to a tender offer. The security was sold at its amortized cost of $1,114,577. A municipal security classified as held to maturity was called at 101% during 1994, resulting in a gross gain of $2,500. No securities were sold during 1994.

The maturities of investment securities at December 31, 1995, were as follows:

                               AVAILABLE FOR SALE                HELD TO MATURITY
                           ----------------------------    ----------------------------
                             Carrying      Approximate      Carrying       Approximate
                              Amount       Market Value      Amount        Market Value
-----------------------    ------------    ------------    ------------    ------------
Due in One Year or Less    $ 29,258,345    $ 29,182,033    $  1,993,118    $  1,994,354

Due in One to Five Years     38,095,994      38,238,102               0               0

Due in Five to Ten Years      2,277,015       2,294,226               0               0

Due after Ten Years             316,157         326,696               0               0
                           ------------    ------------    ------------    ------------
       Total               $ 69,947,511    $ 70,041,057    $  1,993,118    $  1,994,354
Equity Securities             1,030,300       1,030,300               0               0
                           ------------    ------------    ------------    ------------
    Total                  $ 70,977,811    $ 71,071,357    $  1,993,118    $  1,994,354
                           ------------    ------------    ------------    ------------
                           ------------    ------------    ------------    ------------


NOTE 3   LOANS

The components of loans in the consolidated balance sheets were as follows:

                                                  1995            1994
                                             -------------    -------------
    Commercial and Agricultural              $  45,301,633    $  48,516,628
    Real Estate                                117,216,229      110,670,911
    Installment                                 23,541,362       21,603,515
    Other                                        3,012,138        2,723,964
                                             -------------    -------------
                Total                        $ 189,071,362    $ 183,515,018
                                             -------------    -------------
                                             -------------    -------------

Nonaccrual and renegotiated loans totaled approximately $604,700 and $2,227,700 at December 31, 1995 and 1994, respectively. Interest income on these loans is recorded only when received.

NOTE 4   ALLOWANCE FOR LOAN LOSSES

Transactions in the allowance for loan losses during the years ended December 31, 1995 and 1994, are summarized as follows:

                                                 1995             1994
                                             -------------    -------------
    Balance, Beginning of Period             $   2,726,464    $   2,300,911
    Provision                                      152,000          440,000
    Loans Charged Off                             (393,445)        (108,888)
    Recoveries of Loans Previously
      Charged Off                                  105,186           94,441
                                             -------------    -------------
    Balance, End of Period                   $   2,590,205    $   2,726,464
                                             -------------    -------------
                                             -------------    -------------

NOTE 5   LAND, PREMISES AND EQUIPMENT

Components of land, premises and equipment included in the consolidated balance sheets at December 31, 1995 and 1994, were as follows:

                                                 1995             1994
                                             -------------    -------------
    Cost
        Land                                 $   1,193,509    $   1,132,509
        Bank Premises                           10,448,419       10,133,673
        Furniture and Equipment                  8,003,505        6,791,680
        Leasehold Improvements                   4,693,835        5,019,729
                                             -------------    -------------
             Total Cost                      $  24,339,268    $  23,077,591
    Less:  Accumulated Depreciation              9,157,775        8,023,543
                                             -------------    -------------
             Net Book Value                  $  15,181,493    $  15,054,048
                                             -------------    -------------
                                             -------------    -------------

Zapp Bank Plaza Partnership operates the main bank facility in St. Cloud, Minnesota. They lease a portion of two floors (approximately 40%) of the office building to unrelated entities under noncancelable operating leases. Zappco, Inc. owns and operates a branch bank facility in St. Cloud, Minnesota, of which approximately 50% is leased to unrelated entities.

Total rent income under noncancelable operating leases from unrelated entities was approximately $644,000 and $585,000 for the years ended December 31, 1995 and 1994, respectively.

The following is a schedule by year of future minimum rental income to be received under noncancelable operating leases.

              Years Ending December 31,          Amount
              -------------------------       -----------
                        1996                  $   583,100
                        1997                      450,100
                        1998                      452,600
                        1999                      374,200
                        2000                      335,900
                     Later Years                    5,500
                                              -----------
                        Total                 $ 2,201,400
                                              -----------
                                              -----------

Zapp Bank, N.A. and First National Bank of Little Falls currently lease other facilities under noncancelable operating leases expiring in 1998 and 1999, respectively. Zapp Data, Inc. leased a computer system under a noncancelable operating lease that expired in 1995. Total rent expense under noncancelable and cancelable operating leases paid to outside entities was approximately $202,600 and $261,000 for the years ended December 31, 1995 and 1994, respectively.

The following is a schedule by year of future minimum rental payments required under noncancelable operating leases as of December 31, 1995.

              Years Ending December 31,          Amount
              -------------------------       -----------
                       1996                   $    82,300
                       1997                        66,000
                       1998                        53,400
                       1999                        29,200
                                              -----------
                       Total                  $   230,900
                                              -----------
                                              -----------

NOTE 6   JUMBO CERTIFICATES OF DEPOSIT

Certificates of Deposit in excess of $100,000 totaled approximately $15,257,000 and $11,932,000 at December 31, 1995 and 1994, respectively.

NOTE  7    NOTES PAYABLE

         Description                  Security           1995           1994
--------------------------------      ------------   -----------     -----------
Zappco, Inc.
    Note Payable,                     Subsidiary
    Bearing Interest at Prime,        Stock
    Due April 30, 1996                               $ 1,494,073     $ 1,992,704

    Note Payable,                     Subsidiary
    Bearing Interest at Prime,        Stock
    Due April 30, 1996                                   200,000         425,000

Zapp Bank Plaza Partnership #1
    Mortgage Payable,                 Real Estate
    Bearing Interest at 7.50%,
    Monthly installments through
    January 1, 2004                                    8,790,407       9,011,420
                                                     -----------     -----------
                                                     $10,484,480     $11,429,124
                                                     -----------     -----------
                                                     -----------     -----------

Maturity requirements on long-term debt are as follows:


               Years Ending December 31,       Amount
               -------------------------    ------------
                         1996               $  1,932,244
                         1997                    256,661
                         1998                    276,586
                         1999                    298,058
                         2000                    321,197
                     Later Years               7,399,734
                                            ------------
                         Total              $ 10,484,480
                                            ------------
                                            ------------

NOTE 8   OTHER BORROWINGS

The components of other borrowings in the consolidated balance sheet are as follows:

                                                 1995               1994
                                             -------------     -------------
Securities Sold Under Agreements to
  Repurchase                                 $  12,841,031     $   9,082,223
Federal Funds Purchased                                  0           925,000
Federal Home Loan Bank Advances                  1,200,000                 0
                                             -------------     -------------
          Total                              $  14,041,031     $  10,007,223
                                             -------------     -------------
                                             -------------     -------------

The Federal Home Loan Bank advances bear interest at 6.64% and are secured by first mortgage residential loans totaling $9,048,952. Maturity requirements on Federal Home Loan Bank advances are as follows:

               Years Ending December 31,       Amount
               -------------------------    ------------
                        1996                 $    9,704
                        1997                     30,432
                        1998                     32,516
                        1999                     34,741
                        2000                     37,120
                    Later Years               1,055,487
                                             ----------
                        Total                $1,200,000
                                             ----------
                                             ----------

NOTE 9   MANDATORY CONVERTIBLE EQUITY SECURITIES

The mandatory convertible equity securities were issued to the former stockholders of Melrose Bancshares, Inc. and bear interest at Norwest Bank Minneapolis prime rate. At maturity these notes shall be converted to preferred stock of Zappco, Inc. These shares of preferred stock will only have preference upon liquidation. On September 30, 1995 and 1994, the Company converted $100,000 of the equity securities to preferred stock of Zappco, Inc. The preferred stock was then immediately redeemed for $100,000. The notes mature and preferred stock will be issued as follows:

                                       Number of Shares of
    September 30,     Amount       Preferred Stock to be Issued
    -------------   ----------     ----------------------------
     1996           $  100,000                1,000
     1997              100,000                1,000
                    ----------              ---------
     Total          $  200,000                2,000
                    ----------              ---------
                    ----------              ---------

NOTE 10  COMMON STOCK, PREFERRED STOCK, AND CAPITAL SURPLUS

Common stock has a par value of $1 per share. There were 25,000 shares of common stock authorized and 15,842 shares issued and outstanding at December 31, 1995 and 1994.

Preferred stock has a par value of $100 per share and is non-voting. There are 10,000 shares authorized and no shares issued or outstanding at December 31, 1995 and 1994.

Capital surplus represents profits segregated by the Board of Directors' resolution.


NOTE 11  INCOME TAXES

The consolidated provision for income taxes consisted of the following:

                                  1995               1994
                              ------------       ------------
    Current Provision         $  1,496,112       $  1,514,091
    Deferred Provision             211,000           (187,000)
                              ------------       ------------
           Total              $  1,707,112       $  1,327,091
                              ------------       ------------
                              ------------       ------------

The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 1995 and 1994, as indicated in the following analysis:


                                                1995               1994
                                            ------------       ------------
Tax Based on statutory rate                 $  1,437,000       $  1,162,000
Increase (Decrease) Due to -
   Interest in Investment Securities
    Exempt from Federal Income Taxes             (74,000)           (90,000)
   State Income Taxes, Net of
    Federal Income Tax Benefit                   279,000            221,000
   Amortization of Cost in
    Excess of Net Assets Acquired,
    Not Deductible for Tax Purposes               42,000             42,000
   Other Permanent Differences                    23,112             (7,909)
                                            ------------       ------------
    Income Tax Provision                    $  1,707,112       $  1,327,091
                                            ------------       ------------
                                            ------------       ------------

The deferred provision for income taxes results from temporary differences in the recognition of certain income and expense items for tax and financial reporting purposes, principally depreciation and the provision for possible loan losses. Deferred tax liabilities of approximately $6,000 are included in other liabilities at December 31, 1995, and deferred tax assets of approximately $243,000 are included in other assets at December 31, 1994.


NOTE 12  COMMITMENTS AND CONTINGENT LIABILITIES

The Company's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk of its subsidiary banks. These commitments and contingent liabilities are commitments to extend credit, line-of-credit arrangements, credit card arrangements, and letters of credit. A summary of the subsidiary banks' commitments and contingent liabilities at December 31, 1995, is as follows:

                                            Amount
                                         -------------
    Commitments to Extend Credit         $  17,555,508
    Line-of-Credit Arrangements             28,847,742
    Credit Card Arrangements                10,275,080
    Letters of Credit                        5,142,872
                                         -------------
             Total                       $  61,821,202
                                         -------------
                                         -------------

Commitments to extend credit, line-of-credit arrangements, credit card arrangements, and letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The subsidiary banks' procedures for credit commitments and contingent liabilities are the same as those for extension of credit that are recorded on the consolidated statements of condition.

One of the Company's subsidiary banks entered into a cash management agreement with American Bank, N.A. of St. Paul, Minnesota, during 1994. As part of the agreement, American Bank issued an unsecured Federal Fund Facility through which the subsidiary bank may purchase up to $5,000,000 in Federal Funds to cover any overdrafts that may exist in its correspondent account with American Bank, N.A.

NOTE 13  EMPLOYEE BENEFIT PLAN

During 1992 the Company adopted an Employee Stock Ownership Plan (ESOP) as part of the existing defined contribution plan, which covers substantially all employees over the age of 21 who have completed one year of service, as defined. Participants are vested over a five-year period. The annual contribution to the Plan is determined annually by the board of directors. The Company's cash contribution to the ESOP was approximately $435,000 and $430,000 for the years ended December 31, 1995 and 1994, respectively. Contributions will be used to purchase additional shares of the Company's stock as they become available from current stockholders. The ESOP has a total of 128 shares allocated to participants as of December 31, 1995.

An ESOP participant may elect to receive the full value of his or her account in whole shares of employer securities (with fractional shares to be paid in cash) or receive the fair market value of the employer securities as of the date of the distribution in cash from the Company. The Company's potential repurchase obligation under this arrangement was approximately $161,900 and $90,500 for the years ended December 31, 1995 and 1994, respectively.


NOTE 14  RELATED PARTY TRANSACTIONS

The Company's subsidiary banks have entered into transactions with their directors, significant shareholders and their affiliates (related parties).
Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1995 and 1994, was approximately $5,190,000 and $5,238,000, respectively.


NOTE 15  CONCENTRATIONS OF CREDIT

The majority of the subsidiary banks' loans and commitments have been granted to customers in each bank's market area. The majority of these customers are depositors of the banks. Investments in state and municipal securities involve governmental entities, the majority of which are within the State of Minnesota. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $3,937,000.

NOTE 16  REGULATORY MATTERS

The Company has two subsidiary banks (Zapp Bank, N.A. and First National Bank of Little Falls) that are national banks and one subsidiary bank (Melrose State
Bank) that is a state bank.

National banks are subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the banks may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.

The state bank is subject to the dividend restrictions set forth by the Minnesota Department of Commerce. Under such restrictions, the bank may not, without prior approval of the Minnesota Department of Commerce, declare dividends in excess of 50% of the prior year's earnings (as defined) subject to other minimum capital percentages and classified asset percentages.

The dividends that the Company's subsidiary banks could declare during 1996 without prior regulatory approval are as follows:

            Subsidiary                           Unrestricted Dividends
--------------------------------------    -------------------------------------
Zapp Bank, N.A.                           $1,237,512 plus 1996 current earnings
First National Bank of Little Falls       $286,577 plus 1996 current earnings
Melrose State Bank                        $111,888

The subsidiary banks are also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by banking regulators. At December 31, 1995, the subsidiary banks are required to have minimum Tier 1 and Total capital ratios of 4.0% and 8.0%, respectively. Each bank's actual risk weighted capital ratios at that date were as follows:

                                       Tier 1 Capital    Total Capital
                                       --------------    -------------
    Zapp Bank, N.A.                         11.27%          12.61%
                                       --------------    -------------
                                       --------------    -------------
    First National Bank of Little Falls     11.31%          12.02%
                                       --------------    -------------
                                       --------------    -------------
    Melrose State Bank                      12.29%          13.54%
                                       --------------    -------------
                                       --------------    -------------

NOTE 17  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN BANKS, FEDERAL FUNDS SOLD, FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
For short-term instruments, the carrying amount is a reasonable estimate of fair value.

ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE
For these short-term receivables and payables, the carrying amount is a reasonable estimate of fair value

SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY
For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

LOANS
The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSIT LIABILITIES
The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

LONG-TERM DEBT
Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

COMMITMENTS TO EXTEND CREDIT, LINE-OF-CREDIT ARRANGEMENTS, CREDIT CARD ARRANGEMENTS, AND LETTERS OF CREDIT
For these commitments, the carrying amount is a reasonable estimate of fair value, since the stated fees and interest rates charged on these arrangements does not significantly vary from the terms currently being offered.

                                                          1995
                                            ------------------------------
                                              Carrying
                                               Amount          Fair Value
                                            ------------      ------------
Financial Assets:
    Securities Available for Sale           $ 71,071,357      $ 71,071,357
                                            ------------      ------------
                                            ------------      ------------
    Securities Held to Maturity             $  1,993,118      $  1,994,354
                                            ------------      ------------
                                            ------------      ------------
    Loans                                   $189,071,362
    Less: Allowance for Loan Losses           (2,590,205)
                                            ------------
          Net Loans                         $186,481,157      $187,580,000
                                            ------------      ------------
                                            ------------      ------------
Financial Liabilities:
    Demand Deposits                         $ 44,837,154      $ 44,837,154
                                            ------------      ------------
                                            ------------      ------------
    Savings and NOW Deposits                $108,650,740      $108,650,740
                                            ------------      ------------
                                            ------------      ------------
    Certificates of Deposit                 $104,628,484      $105,085,000
                                            ------------      ------------
                                            ------------      ------------
    Notes Payable                           $ 10,484,480      $ 10,484,480
                                            ------------      ------------
                                            ------------      ------------
    Mandatory Convertible Equity Securities $    200,000      $    200,000
                                            ------------      ------------
                                            ------------      ------------

                                                                      APPENDIX A

                        AGREEMENT AND PLAN OF MERGER

                                  AMONG

                              U.S. BANCORP

                                  AND

                              ZAPPCO, INC.



                       DATED: SEPTEMBER 12, 1997

                                TABLE OF CONTENTS

                                                                      Page
ARTICLE 1

MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
     1.1.   Effect of Merger.  . . . . . . . . . . . . . . . . . . .   A-1
     1.2.   Conversion of Seller Common Stock  . . . . . . . . . . .   A-2
     1.3.   Adjustments to Purchase Price  . . . . . . . . . . . . .   A-2
     1.4.   Additional Acquiror Common Stock; Adjustments  . . . . .   A-3
     1.5.   Rights of Holders of Seller Common Stock;
            Capital Stock of Acquiror. . . . . . . . . . . . . . . .   A-3
     1.6.   No Fractional Shares . . . . . . . . . . . . . . . . . .   A-4
     1.7.   Exchange of Certificates . . . . . . . . . . . . . . . .   A-4
     1.8.   Dissenting Shares  . . . . . . . . . . . . . . . . . . .   A-5
     1.9.   Noncompetition Agreement . . . . . . . . . . . . . . . .   A-5

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF ACQUIROR . . . . . . . . . . . . .   A-6
     2.1.   Organization and Qualification . . . . . . . . . . . . .   A-6
     2.2.   Authority Relative to this Agreement; Non-Contravention    A-6
     2.3.   Validity of Acquiror Common Stock  . . . . . . . . . . .   A-7
     2.4.   Capital Stock  . . . . . . . . . . . . . . . . . . . . .   A-7
     2.5.   1934 Act Reports . . . . . . . . . . . . . . . . . . . .   A-7
     2.6.   No Material Adverse Changes  . . . . . . . . . . . . . .   A-7
     2.7.   Reports and Filings  . . . . . . . . . . . . . . . . . .   A-8
     2.8.   Disclosure . . . . . . . . . . . . . . . . . . . . . . .   A-8
     2.9.   Regulatory Approvals . . . . . . . . . . . . . . . . . .   A-8
-
ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . .   A-8
     3.1.   Organization and Qualification . . . . . . . . . . . . .   A-8
     3.2.   Authority Relative to this Agreement; Non-Contravention    A-9
     3.3.   Capitalization . . . . . . . . . . . . . . . . . . . . .   A-9
     3.4.   Financial Statements . . . . . . . . . . . . . . . . . .   A-9
     3.5.   Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
     3.6.   Reports and Filings  . . . . . . . . . . . . . . . . . .  A-11
     3.7.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  A-11
     3.8.   Absence of Undisclosed Liabilities . . . . . . . . . . .  A-11
     3.9.   No Material Adverse Changes  . . . . . . . . . . . . . .  A-11
     3.10.  Absence of Certain Developments  . . . . . . . . . . . .  A-11
     3.11.  Properties . . . . . . . . . . . . . . . . . . . . . . .  A-13
     3.12.  Tax Matters  . . . . . . . . . . . . . . . . . . . . . .  A-15
     3.13.  Contracts and Commitments  . . . . . . . . . . . . . . .  A-15
     3.14.  Litigation . . . . . . . . . . . . . . . . . . . . . . .  A-16
     3.15.  No Brokers or Finders  . . . . . . . . . . . . . . . . .  A-16
     3.16.  Employees  . . . . . . . . . . . . . . . . . . . . . . .  A-16
     3.17.  Employee Benefit Plans . . . . . . . . . . . . . . . . .  A-17
     3.18.  Insurance  . . . . . . . . . . . . . . . . . . . . . . .  A-20
     3.19.  Affiliate Transactions . . . . . . . . . . . . . . . . .  A-20
     3.20.  Compliance with Laws; Permits  . . . . . . . . . . . . .  A-21

     3.21.  Administration of Fiduciary Accounts . . . . . . . . . .  A-21
     3.22.  Disclosure . . . . . . . . . . . . . . . . . . . . . . .  A-22
     3.23.  Regulatory Approvals . . . . . . . . . . . . . . . . . .  A-22
     3.24.  Interest Rate Risk Management Instruments  . . . . . . .  A-22
     3.25.  Disclosures in Schedules . . . . . . . . . . . . . . . .  A-22
     3.26.  Fairness Opinion . . . . . . . . . . . . . . . . . . . .  A-22

ARTICLE 4

CONDUCT OF BUSINESS PENDING THE MERGER . . . . . . . . . . . . . . .  A-22
     4.1.   Conduct of Business  . . . . . . . . . . . . . . . . . .  A-22

ARTICLE 5

ADDITIONAL COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . .  A-25
     5.1.   Filings and Approvals  . . . . . . . . . . . . . . . . .  A-25
     5.2.   Certain Loans and Related Matters  . . . . . . . . . . .  A-25
     5.3.   Monthly Financial Statements and Pay Listings  . . . . .  A-25
     5.4.   Expenses . . . . . . . . . . . . . . . . . . . . . . . .  A-25
     5.5.   No Negotiations, etc.  . . . . . . . . . . . . . . . . .  A-26
     5.6.   Notification of Certain Matters  . . . . . . . . . . . .  A-26
     5.7.   Access to Information; Confidentiality; Nonsolicitation of
            Employees  . . . . . . . . . . . . . . . . . . . . . . .  A-26
     5.8.   Filing of Tax Returns and Adjustments  . . . . . . . . .  A-27
     5.9.   Shareholder Approval; Registration Statement . . . . . .  A-27
     5.10.  Establishment of Accruals  . . . . . . . . . . . . . . .  A-29
     5.11.  Employee Matters . . . . . . . . . . . . . . . . . . . .  A-29
     5.12.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . .  A-29
     5.13.  Loan Participations  . . . . . . . . . . . . . . . . . .  A-30
     5.14.  Affiliate/Representation Letters . . . . . . . . . . . .  A-30
     5.15.  Updated Schedules  . . . . . . . . . . . . . . . . . . .  A-30
     5.16.  280G Approval  . . . . . . . . . . . . . . . . . . . . .  A-30
     5.17.  Agreement to Purchase Converted Shares . . . . . . . . .  A-30
     5.18.  Purchase of Certain Assets at Book Value . . . . . . . .  A-30

ARTICLE 6

CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
     6.1.   Conditions to Obligations of Each Party  . . . . . . . .  A-31
     6.2.   Additional Conditions to Obligation of Seller  . . . . .  A-32
     6.3.   Additional Conditions to Obligation of Acquiror  . . . .  A-33

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . .  A-34
     7.1.   Termination  . . . . . . . . . . . . . . . . . . . . . .  A-34
     7.2.   Effect of Termination  . . . . . . . . . . . . . . . . .  A-35
     7.3.   Amendment  . . . . . . . . . . . . . . . . . . . . . . .  A-35
     7.4.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  A-35

ARTICLE 8

THE DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
     8.1.   Option Deposit and Escrow Deposit  . . . . . . . . . . .  A-35
     8.2.   Release of Deposit to Seller . . . . . . . . . . . . . .  A-35

     8.3.   Refund of Deposit to Acquiror  . . . . . . . . . . . . .  A-36

ARTICLE 9

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
     9.1.   Public Statements  . . . . . . . . . . . . . . . . . . .  A-36
     9.2.   Notices  . . . . . . . . . . . . . . . . . . . . . . . .  A-36
     9.3.   Interpretation . . . . . . . . . . . . . . . . . . . . .  A-37
     9.4.   Severability . . . . . . . . . . . . . . . . . . . . . .  A-37
     9.5.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . .  A-37
     9.6.   Investigation of Representations, Warranties
              and Covenants  . . . . . . . . . . . . . . . . . . . .  A-37
     9.7.   No Survival of Representations . . . . . . . . . . . . .  A-37
     9.8.   Schedules  . . . . . . . . . . . . . . . . . . . . . . .  A-38

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38


Exhibit A   --  Form of Affiliate/Shareholder Letter
Exhibit B   --  Form of Escrow Agreement

                       AGREEMENT AND PLAN OF MERGER


          This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated September 12, 1997, is made and entered into by and between U.S. Bancorp, a Delaware corporation ("Acquiror"), and Zappco, Inc., a Minnesota corporation ("Seller").

          WHEREAS, the respective Boards of Directors of Acquiror and Seller have determined that it is advisable and in the best interests of Acquiror and Seller and their respective shareholders to consummate the merger of Seller with and into Acquiror as described in Article1 of this Agreement (the "Merger");

          WHEREAS, as a result of the Merger, all of the outstanding shares of the common stock, $1.00 par value, of Seller (the "Seller Common Stock"), will be converted into shares of the common stock, $1.25 par value, of Acquiror ("Acquiror Common Stock") on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, Seller owns (a) all of the issued and outstanding capital stock of each of Zapp Bank, National Association, First National Bank of Little Falls, and Melrose State Bank (individually, a "Bank" and, collectively, the "Banks"); (b) all of the issued and outstanding capital stock of Zapp Data, Inc. ("ZDI"); and (c) owns a 98.8% general partnership in Zapp Bank Plaza Partnership ("ZBPP") (the Banks, ZDI and ZBPP are hereinafter collectively referred to as the "Subsidiaries"); and

          WHEREAS, Acquiror and Seller desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                    MERGER

          Subject to the satisfaction or waiver of the conditions set forth in Article 6, on a date mutually satisfactory to the parties as soon as practicable following receipt of all necessary regulatory approvals of the Board of Governors of the Federal Reserve System ("FRB"), Seller will merge with and into Acquiror. Acquiror, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation." The Merger will be effected pursuant to the provisions of, and with the effect provided in, Section 252 of the Delaware General Corporation Law (the "DGCL") and Section 601 of the Minnesota Business Corporation Act (the "MBCA").

          1.1. EFFECT OF MERGER.

          (a) At the Effective Time (as defined in Section1.1(d)), Seller shall be merged with and into Acquiror, and the separate existence of Seller shall cease. The Charter (as defined in Section 2.2) and the Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the Charter and the Bylaws of the Surviving Corporation, until the same may be amended as provided therein and in accordance with applicable law. The directors and officers of Acquiror immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and shall qualify.

          (b) At the Effective Time and thereafter, the Surviving Corporation shall be responsible and liable for all the liabilities, debts, obligations and penalties of each of Acquiror and Seller.

          (c) At the Effective Time and thereafter, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Acquiror and Seller; all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of Acquiror and Seller, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in Acquiror or Seller, shall not revert or be in any way impaired by reason of the Merger.

          (d) To effect the Merger, the parties hereto will cause an appropriate certificate of merger and articles of merger relating to the Merger to be filed with the Secretary of State of Delaware and Minnesota, respectively. The Merger shall become effective upon the filing of such certificate of merger and articles of merger. As used herein, the term "Effective Date" shall mean the date on which the Merger shall become effective as provided in the preceding sentence and the term "Effective Time" shall mean the time on the Effective Date when the Merger shall become effective.

          1.2. CONVERSION OF SELLER COMMON STOCK. To effectuate the Merger and subject to the terms and conditions of this Agreement:

          (a) At the Effective Time, each issued and outstanding share of Seller Common Stock (other than shares to be canceled pursuant to Section 1.2(b) and Dissenting Shares (as defined in Section1.8))(the "Converted Shares") shall be converted into such number of shares of Acquiror Common Stock as shall be determined in accordance with the following sentence, all subject to adjustment as provided in Section 1.4. The number of shares of Acquiror Common Stock into which each Converted Share shall convert (hereinafter the "Exchange Rate") shall be determined in accordance with the following formula:

          Exchange Rate = (X DIVIDED BY Y) DIVIDED BY Z

          Where:

          X   =   $68 million (the "Purchase Price"), adjusted as provided in
                  Section 1.3;

          Y   =   the average of the closing prices of Acquiror Common Stock as quoted on the New York Stock Exchange for the ten consecutive trading days ending with the day preceding the Effective Date (the "Average Closing Price"); and

          Z   =   the number of shares of Seller Common Stock outstanding
                  immediately prior to the Effective Time.

          (b) Each share of Seller Common Stock held as treasury stock of Seller or held directly or indirectly by Acquiror, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereto.

          1.3. ADJUSTMENTS TO PURCHASE PRICE.

          (a) On a date that is five business days prior to the Effective Date, Seller shall deliver to Acquiror a balance sheet of Seller dated as of the last day of the month immediately preceding the Effective Date (the "Final Balance Sheet"). The Purchase Price shall be (x) increased by the amount, if any, by which the Final Retained Earnings (as defined below) exceeds $22,596,472 and (y) decreased by the amount, if any, by which Final Retained Earnings is less than $22,596,472. Acquiror and Seller shall cooperate and promptly commence good faith negotiations to resolve any disputes regarding the Final Balance Sheet. The "Final Retained Earnings" shall be equal to the amount of Seller's retained earnings (referred to therein as "undivided profits") as reflected on the Final Balance Sheet (which Final Balance Sheet shall be as mutually agreed to by Seller and Acquiror) plus an amount equal to the product of (x) the Average Daily Retained Earnings (as defined below) times (y) the number of days from but excluding the date of the Final Balance Sheet to and including the Effective Date. The "Average Daily Retained Earnings" shall be equal to the quotient derived by calculating the difference between retained earnings as reflected on the Final Balance Sheet and $22,596,472 and dividing that difference (if positive) by the number of calendar days in the period from but excluding December 31, 1996 to and including the date of Final Balance Sheet.

          (b) In determining the Final Retained Earnings and the Average Daily Retained Earnings, Seller shall prepare the Final Balance Sheet in accordance with the accounting methods and practices used by Seller in preparing the Seller Financial Statements (as defined in Section 3.4), except that in no event will any gains on sale of assets not in the ordinary course of business or other extraordinary or unusual items be included in determining the Final Retained Earnings. Without limiting the generality of the foregoing, Seller shall continue to make provision for loan losses and other reserves on the balance sheets of the Banks in a manner consistent with past practices, and Seller shall not alter or vary its practices and policies relating to classified loans and loan write-offs.

          1.4. ADDITIONAL ACQUIROR COMMON STOCK; ADJUSTMENTS.   If, between
the date hereof and the Effective Time, shares of Acquiror Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Acquiror Common Stock issued to holders of Converted Shares at the Effective Time pursuant to this Agreement will be appropriately and proportionately adjusted so that the number of such shares of Acquiror Common Stock (or such class of shares into which shares of Acquiror Common Stock have been changed) that will be issued in exchange for the Converted Shares will equal the number of such shares that the holders of Converted Shares would have received pursuant to such classification, recapitalization, split-up, combination, exchange of shares or readjustment had the record date therefor been immediately following the Effective Time.

          1.5. RIGHTS OF HOLDERS OF SELLER COMMON STOCK; CAPITAL STOCK OF ACQUIROR.

          (a) At and after the Effective Time and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Time represented the Converted Shares shall be deemed for all purposes to evidence ownership of and to represent the number of whole shares of Acquiror Common Stock into which such Converted Shares shall have been converted, and the record holder of such outstanding stock certificate shall, after the Effective Time, be entitled to vote the shares of Acquiror Common Stock into which such shares of Seller Common Stock shall have been converted on any matters on which the holders of record of Acquiror Common Stock, as of any date subsequent to the Effective Time, shall be entitled to vote. In any matters relating to such stock certificates, Acquiror may rely conclusively upon the record of shareholders maintained by Seller containing the names and addresses of the holders of record of Seller Common Stock at the Effective Time.

          (b) At and after the Effective Time, each share of capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain an issued and existing share of capital stock of the Surviving Corporation and shall not be affected by the Merger.

          1.6. NO FRACTIONAL SHARES. No fractional shares of Acquiror Common Stock, and no certificates representing any fractional shares, shall be issued upon the surrender for exchange of certificates representing Seller Common Stock nor in connection with the shares of Acquiror Common Stock to be received, if any, pursuant to Section 1.4. In lieu of any fractional share, Acquiror shall pay to each holder of Seller Common Stock who otherwise would be entitled to receive a fractional share of Acquiror Common Stock an amount of cash (without interest) equal to the product of (a) the Average Closing Price multiplied by (b) the fractional share interest to which such holder would otherwise be entitled.

          1.7. EXCHANGE OF CERTIFICATES.

          (a) PAYMENT OF MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES. At the Effective Time, each holder of a Converted Share may surrender such certificate or certificates to Acquiror to effect the exchange of such certificate or certificates on such holder's behalf. After surrender to Acquiror of any certificate which prior to the Effective Date represented a Converted Share, Acquiror shall distribute to the person in whose name such certificate is registered, a certificate or certificates representing the number of whole shares of Acquiror Common Stock issuable to such holder under
Section 1.2(a)(i) plus cash payments in lieu of fractional shares, if any, as provided in Section 1.6 (the "Merger Consideration"); provided, however, that certificates surrendered for exchange by any person deemed an "affiliate" of Seller (as defined in Section 5.14) or otherwise designated by Acquiror as provided in Section 5.14 shall not be exchanged for the Merger Consideration until Acquiror has received a written agreement from such person as provided in Section 5.14.

          (b) FAILURE TO SURRENDER CERTIFICATES. If outstanding certificates formerly representing Converted Shares are not surrendered prior to the date on which the Merger Consideration to which any holder of such shares is entitled as a result of the Merger would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in Acquiror's possession shall be paid over to Acquiror), free and clear of any and all claims or interest of any person. Notwithstanding the foregoing, neither Acquiror nor any other person shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or other similar laws.

          (c) LOST CERTIFICATES. In the event that any certificate representing Seller Common Stock shall have been lost, stolen or destroyed, Acquiror shall pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof in form satisfactory to Acquiror, the Merger Consideration; provided, however, that Acquiror may, in its sole discretion and as a condition precedent to the issuance and payment of the Merger Consideration to which the holder of such certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Acquiror, Seller or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

          (d) DIVIDENDS. Until outstanding certificates formerly representing Converted Shares are surrendered as provided in Section 1.7(a), no dividend or distribution payable to holders of record of Acquiror Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to such whole shares of Acquiror Common Stock, but not paid to such holder, and which dividends or distributions had a record date occurring on or subsequent to the Effective Time.

          (e) FULL SATISFACTION. All Merger Consideration issued and paid upon the surrender for exchange of Converted Shares in accordance with the terms and conditions of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Converted Shares.

          1.8. DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Seller Common Stock held by a holder (a "Dissenting Shareholder") who has demanded and perfected his demand for appraisal of his Shares in accordance with Sections 471 and 473 of the MBCA and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal shall not represent a right to receive shares of Acquiror Common Stock pursuant to Section 1.2 above, but in lieu thereof the holder thereof shall be entitled to only such rights as are granted by the MBCA. Acquiror shall make any and all payments to holders of shares of Seller Common Stock with respect to such demands.

          (b) Notwithstanding the provisions of Section 1.8(a) above, if any Dissenting Shareholder demanding appraisal of such Dissenting Shareholder's shares of Seller Common Stock ("Dissenting Shares") under the MBCA shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.2 above upon surrender of the certificate or certificates representing such Dissenting Shares.

          (c) Seller shall give Acquiror prompt notice of any demands by a Dissenting Shareholder for payment, or notices of intent to demand payment received by Seller under Sections 473 of the MBCA and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. Seller shall not, except with the prior written consent of Acquiror (which will not be unreasonably withheld or delayed) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

          1.9. NONCOMPETITION AGREEMENT. Simultaneously with the execution of this Agreement, each of Edward J. Zapp and John Leisen shall enter into a noncompetition agreement (the "Noncompetition Agreement") with Acquiror providing: (i) that such individuals shall not, for a period of five years after the Effective Date, (A) engage in the banking or financial services business as an advisor, employee, consultant, agent, partner, principal, director, owner or stockholder of any corporation or other business entity within a 50-mile radius of the main office and each of the branch offices of the Banks (subject to certain exceptions); (B) directly or indirectly solicit the banking or financial services business of any past or present customer of any Bank or encourage any such customer to terminate or alter such customer's relationship with any Bank (or its successor by merger); or (C) directly or indirectly, hire for employment any individual who, as of the date of this Agreement, was an employee or agent of Seller or any Bank or who subsequent to the date of this Agreement became an employee of Seller or any Bank (or any successors by merger) (subject to certain exceptions); (ii) for consideration to be paid by Acquiror to each such individual in an annual amount of $200,000 for the period specified therein, subject to annual adjustment as therein provided and subject to such individual's compliance with the noncompetition provisions therein; and (iii) for certain retiree medical benefits for each such individual as therein provided.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Acquiror hereby represents and warrants to Seller as follows:

          2.1. ORGANIZATION AND QUALIFICATION. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. Acquiror is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Acquiror is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole.

          2.2. AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. Acquiror has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement, the Merger and such transactions. This Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, enforceable in accordance with its terms. Acquiror is not subject to, or obligated under, any provision of (a) its Charter (as hereinafter defined) or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement or the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining any approvals required by the Bank Holding Company Act; the Minnesota Department of Commerce (the "Commerce Department"); the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"); the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "1934 Act"); rules of the New York Stock Exchange (the "NYSE"); state securities or blue sky laws, and the rules and regulations thereunder ("Blue Sky Laws"); and the filing of a certificate of merger with the Secretary of State of Delaware and the articles of merger with the Secretary of State of Minnesota, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Acquiror for the consummation by it of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. As used in this Agreement, the term "Charter" (x) with respect to any corporation or banking association shall mean those instruments that at that time constitute its charter as filed or recorded under the general corporation or other applicable law of the jurisdiction of incorporation or association, including the articles or certificate of incorporation or association, any amendments thereto and any articles or certificates of merger or consolidation and (y) with respect to any partnership shall mean those agreements and instruments that at that time constitute the partnership agreement as filed or recorded under the partnership or other applicable law of the jurisdiction of organization, including any amendments thereto.

          2.3. VALIDITY OF ACQUIROR COMMON STOCK. The shares of Acquiror Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.

          2.4. CAPITAL STOCK. The authorized capital stock of Acquiror consists of 500,000,000 shares of Acquiror Common Stock, par value $1.25 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of August 1, 1997, (a) 244,677,851 shares of Acquiror Common Stock were issued and outstanding (including 833,816 shares of Acquiror Common Stock held in treasury), 40,706,117 shares of Acquiror Common Stock were reserved for issuance pursuant to Acquiror's employee stock option, incentive, employee stock purchase and dividend reinvestment plans; (b) 6,000,000 shares of 8-1/8% Cumulative Preferred Stock, Series A, were issued and outstanding; and (d) 12,750 shares of Series 1990A Preferred Stock were reserved for issuance.

          2.5. 1934 ACT REPORTS.

          (a) Prior to the execution of this Agreement, Acquiror has delivered or made available to Seller complete and accurate copies of (i) Acquiror's Annual Reports on Form10-K for the years ended December 31, 1996, 1995 and 1994, as amended (the "Acquiror 10-K Reports"), as filed under the 1934 Act with the Securities and Exchange Commission (the "SEC"), (ii) all Acquiror proxy statements and annual reports to shareholders used in connection with meetings of Acquiror shareholders held since January 1, 1995, and (iii) Acquiror's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "Acquiror 10-Q Report"), as filed under the 1934 Act with the SEC. As of their respective dates, such documents (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC. Since January 1, 1994, Acquiror has filed in a timely manner all reports that it was required to file with the SEC pursuant to the 1934 Act.

          (b) The Acquiror financial statements (including any footnotes thereto) contained in the Acquiror 10-K Reports and the Acquiror 10-Q Report were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Acquiror and its subsidiaries as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended.

          2.6. NO MATERIAL ADVERSE CHANGES. Since June 30, 1997, there has been no material adverse change in, and no event, occurrence or development in the business of Acquiror or its subsidiaries, taken as a whole, that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a material adverse effect on the business operations or financial condition of Acquiror and its subsidiaries, taken as a whole, or the ability of Acquiror to consummate the transactions contemplated hereby; provided, however, that a material adverse change or a material adverse effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally.

          2.7. REPORTS AND FILINGS. Since January 1, 1994, each of Acquiror and its subsidiaries has filed each report or other filing it was required to file with any federal or state banking or bank holding company or other regulatory authority having jurisdiction over it (together with all exhibits thereto, the "Acquiror Regulatory Reports"), except for such reports and filings which the failure to so file would not have a material adverse effect on the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole. As of their respective dates or as subsequently amended prior to the date hereof, each of the Acquiror Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

          2.8. DISCLOSURE. The representations and warranties of Acquiror contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Acquiror which has not been disclosed to Seller pursuant to this Agreement and the Schedules hereto which would have or would reasonably be expected to have a material adverse effect on the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole, or the ability of Acquiror to consummate the transactions contemplated hereby.

          2.9. REGULATORY APPROVALS. As of the date hereof, Acquiror is not aware of any fact that would likely result in the regulatory approvals specified in Section 5.1 not being obtained.

                                  ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Acquiror as follows:

          3.1. ORGANIZATION AND QUALIFICATION.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. Seller is registered as a bank holding company under the Bank Holding Company Act. ZDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to carry on its business as now conducted. Each of Zapp Bank, National Association, and First National Bank of Little Falls is a national banking corporation duly organized, validly existing and in good standing under the federal laws of the United States of America, and has the requisite corporate power to carry on its business as now conducted. Melrose State Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to carry on its business as now conducted. ZBPP is a general partnership duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite power as a partnership to carry on its business as now conducted. The copies of the Charter and Bylaws, if applicable, of each of Seller and the Subsidiaries which have been provided to Acquiror prior to the date of this Agreement are correct and complete and reflect all amendments made thereto through the date hereof. Each of Seller and the Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its respective business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole.

          3.2. AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION.
Seller has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and, other than the approval of the Merger by a majority of the shareholders of Seller, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement, the Merger and such transactions. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms. Except as disclosed on Schedule 3.2(a), neither Seller nor any Subsidiary is subject to, or obligated under, any provision of
(i) its Charter or Bylaws, (ii) any agreement, arrangement or understanding,
(iii) any license, franchise or permit or (iv) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining any approvals required by the Bank Holding Company Act and the Commerce Department and the filing of a certificate of merger with the Secretary of State of Delaware and the articles of merger with the Secretary of State of Minnesota, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Seller or any Subsidiary for the consummation by Seller of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby.

          3.3. CAPITALIZATION. The authorized, issued and outstanding capital stock of each of Seller and the Subsidiaries as of the date hereof is set forth on Schedule 3.3. Except as set forth on Schedule 3.3, all of the issued and outstanding shares of capital stock of each of the Subsidiaries are owned by Seller, free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, other than encumbrances arising as a result of requisite regulatory approvals for transfer. The issued and outstanding shares of capital stock of each of Seller and the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as set forth on Schedule 3.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Seller or any Subsidiary to issue, sell, purchase or redeem any shares of their capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of their capital stock or of any of their subsidiaries or affiliates, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock of Seller or any Subsidiary, or the earnings or other attributes of Seller or any Subsidiary. Seller has heretofore delivered to Acquiror true and correct copies of all such agreements, arrangements (including all stock option plans) or commitments identified on Schedule 3.3.

          3.4. FINANCIAL STATEMENTS.

          (a) Seller has furnished Acquiror with copies of the consolidated balance sheets of Seller and Subsidiaries as of December 31, 1996, 1995 and 1994 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended (collectively, together with any notes thereto, the "Seller Annual Financial Statements"). The Seller Annual Financial Statements have been audited by Larson Allen Weishair & Co. LLP. Seller has furnished Acquiror with copies of the consolidated balance sheets of Seller and Subsidiaries as of July 31, 1997 and the related statements of operations for the seven-month period then ended. The consolidated balance sheet of Seller and Subsidiaries as of July 31, 1997 is herein referred to as the "Latest Seller Balance Sheet," and the related statement of income for the seven-month period then ended are herein referred to as the "Related Seller Statements." The Annual Seller Financial Statements, the Latest Seller Balance Sheet and the Related Seller Statements are collectively referred to as the "Seller Financial Statements." The Seller Annual Financial Statements have been prepared in accordance with generally accepted accounting principles (except as disclosed on Schedule 3.4(a)) applied on a consistent basis during the periods involved, and the Latest Seller Balance Sheet and the Related Seller Statements have been prepared on a basis consistent with the Seller Annual Financial Statements. The Seller Financial Statements fairly present the consolidated financial position of Seller and Subsidiaries as of the dates thereof and the consolidated results of operations and, as applicable, changes in shareholders' equity and cash flows for the periods then ended; provided, however, that the representation contained herein shall not constitute a representation as to the adequacy of the loan loss reserves contained in the Seller Financial Statements.

          (b) Seller has furnished Acquiror with copies of the balance sheets of each Subsidiary as of December 31, 1996, 1995 and 1994 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended (together with any notes thereto, the "Subsidiary Annual Financial Statements"). Seller has furnished Acquiror with copies of the balance sheets of each Subsidiary as of July 31, 1997 and the related statement of operations for the seven-month period then ended. The balance sheets of the Subsidiaries as of July 31, 1997 are herein referred to collectively as the "Latest Subsidiary Balance Sheets," and the related statement of income for the seven-month period then ended are herein referred to as the "Related Subsidiary Statements." The Annual Subsidiary Financial Statements, the Latest Subsidiary Balance Sheets and the Related Seller Statement are collectively referred to as the "Subsidiary Financial Statements." The Subsidiary Annual Financial Statements have been prepared in accordance with generally accepted accounting principles (except as disclosed on Schedule 3.4(b)) applied on a consistent basis during the periods involved, and the Latest Subsidiary Balance Sheets and the Related Subsidiary Statements have been prepared on a basis consistent with the Seller Annual Financial Statements. The Subsidiary Financial Statements fairly present the financial position of the Subsidiaries as of the dates thereof and the results of operations and, as applicable, changes in shareholder's equity and cash flows for the periods then ended; provided, however, that the representation contained herein shall not constitute a representation as to the adequacy of the loan loss reserves contained in the Subsidiary Financial Statements.

          (c) The Latest Seller Balance Sheet and the Latest Subsidiary Balance Sheets are collectively referred to as the "Latest Balance Sheets," and the Related Seller Statements and the Related Subsidiary Statements are collectively referred to as the "Related Statements."

          3.5. LOANS.

          (a) The documentation relating to each loan made by a Bank and relating to all security interests, mortgages and other liens with respect to all collateral for each such loan, taken as a whole, are adequate for the enforcement of the material terms of each such loan and of the related security interests, mortgages and other liens. The terms of each such loan and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including, without limitation, laws, rules and regulations relating to the extension of credit).

          (b) Except as shown on the books and records of Seller as provided to Acquiror on or prior to the date hereof, there are no loans, leases, other extensions of credit or commitments to extend credit of any Bank that have been or, to the knowledge of Seller, should have been classified by any Bank as non-accrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification. In response to a request for information by Acquiror, Seller has provided to Acquiror written information concerning the loan portfolios of each Bank that is true, correct and complete in all material respects, andno material information with respect to the loan portfolios of each Bank has been withheld from Acquiror.

          3.6. REPORTS AND FILINGS. Since January 1, 1994, each of Seller and the Subsidiaries has filed each report or other filing that it was required to file with any federal or state banking, bank holding company or other applicable regulatory authorities having jurisdiction over it (together with all exhibits thereto, the "Seller Regulatory Reports"). Seller has provided or made available to Acquiror copies of all of the Seller Regulatory Reports. As of their respective dates or as subsequently amended prior to the date hereof, each of the Seller Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

          3.7. SUBSIDIARIES. Except for the stock of the Subsidiaries owned by Seller and except as otherwise disclosed on Schedule 3.7, neither the Seller nor any Subsidiary owns any stock, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity, except securities owned by any Bank in the ordinary course of its business.

          3.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except as otherwise disclosed in Schedule 3.8, all of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes (as defined in Section 3.12)) with respect to or based upon transactions or events heretofore occurring ("Liabilities"), required to be reflected on the Latest Balance Sheets in accordance with generally accepted accounting principles have been so reflected. Neither Seller nor any Subsidiary have any Liabilities except (a) as reflected on the Latest Balance Sheets, (b) Liabilities which have arisen after the date of the Latest Balance Sheets in the ordinary course of business, none of which is a material uninsured liability, or (c) as otherwise disclosed on Schedule 3.8. As of the date of this Agreement, there are no agreements or commitments binding any Bank to extend credit, in the amount per "one borrower" (as combined and aggregated as set forth in 12 C.F.R. Section 32.5), of $500,000 or more, except as set forth on Schedule 3.8.

          3.9. NO MATERIAL ADVERSE CHANGES. Since the date of the Latest Balance Sheets, there has been no material adverse change in, and no event, occurrence or development in the business of Seller or any of the Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, has had, or would reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, or the ability of Seller to consummate the transactions contemplated hereby; provided, however, that a material adverse change or a material adverse effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally.

          3.10. ABSENCE OF CERTAIN DEVELOPMENTS. Except as contemplated by this Agreement or as set forth in the Latest Balance Sheets, the Related Statements or on Schedule 3.10, since July 31, 1997, neither Seller nor any Subsidiary has:

          (a) issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except deposit and other bank obligations and investment securities in the ordinary course of business;

          (b) redeemed, purchased, acquired or offered to acquire, directly or indirectly, any shares of capital stock or other securities of Seller or any Subsidiary;

          (c) split, combined or reclassified any outstanding shares of capital stock of Seller or any Subsidiary or declared, set aside or paid any dividends or other distribution payable in cash, property or otherwise with respect to any shares of capital stock of Seller or any Subsidiary or other securities;

          (d) borrowed any amount or incurred or become subject to any material liability, except liabilities and deposit obligations incurred in the ordinary course of business, but in no event has Seller or any Subsidiary entered into any long-term borrowings with terms of greater than one year;

          (e) discharged or satisfied any material lien or encumbrance on the properties or assets of Seller or any Subsidiary or paid any material liability other than in the ordinary course of business;

          (f) sold, assigned, transferred, mortgaged, pledged or subjected to any lien or other encumbrance any of the assets of Seller or any Subsidiary, except (A) in the ordinary course of business, including real estate acquired through foreclosure or deed in lieu of foreclosure ("OREO")
(B) liens and encumbrances for current property taxes not yet due and payable and (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby;

          (g) canceled any material debts or claims or waived any rights of material value, except in the ordinary course of business or upon payment in full;

          (h) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, which would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller or the Subsidiaries, taken as a whole;

          (i) made or granted any bonus or any wage, salary or compensation increase or severance or termination payment to, or promoted, any director, officer, employee, group of employees or consultant, entered into any employment contract or hired any employee, in each case, other than in the ordinary course of business and consistent with past practice as such past practice has been disclosed to Acquiror;

          (j) made or granted any increase in the benefits payable under any employee benefit plan or arrangement, amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except as required by law;

          (k) made any single or group of related capital expenditures or commitment therefor in excess of $25,000 or entered into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease or involves more than $100,000 for any group of related leases in the aggregate;

          (l) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Seller;

          (m) taken any other action or entered into any other transaction other than in the ordinary course of business;

          (n) made any change in its accounting methods or practices, other than changes required by law or regulation made in accordance with generally accepted accounting principle or regulatory accounting principles generally applicable to depository institutions such as the Banks, as the case may be; or

          (o)  agreed to do any of the foregoing.

          3.11.     PROPERTIES.

          (a) Each of Seller and the Subsidiaries owns good and marketable title to all of the real property and all of the personal property, fixtures, furniture and equipment reflected on the Latest Balance Sheets or acquired since the date thereof (other than real property reflected on the Latest Balance Sheets as OREO), free and clear of all liens and encumbrances, except for (i) mortgages on real property set forth on Schedule 3.11, (ii) encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby, (iii) liens for current taxes and special assessments not yet due and payable, (iv) leasehold estates with respect to multi-tenant buildings owned by Seller or any Subsidiary, which leases are identified on
Schedule 3.11, and (v) property disposed of since the date of the Latest Balance Sheets in the ordinary course of business; provided, that no disposal of any real property shall be considered to be in the ordinary course of business.

          (b) Schedule 3.11 correctly sets forth a brief description, including the term, of each lease for real or personal property to which Seller or any Subsidiary is a party as lessee. Seller has delivered to Acquiror complete and accurate copies of each of the leases described on
Schedule 3.11, and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. The leases described on Schedule 3.11 are in full force and effect in all material respects. Each of Seller and the Subsidiaries, as the case may be (if lessee under such lease), has a valid and existing leasehold interest under each lease described on Schedule 3.11 for the term set forth therein. With respect to the leases described on and except as set forth on Schedule 3.11, neither Seller nor any Subsidiary is in default, and, to the best knowledge of Seller, none of the other parties to any of such leases is in default, and, to the best knowledge of Seller, no circumstances (not in the control of Seller or any Subsidiary) exist which could result in such a default under any of such leases.

          (c) To the best knowledge of Seller, there has been no cancellation, breach or anticipated breach by any other party to any lease described on Schedule 3.11. The rent rolls set forth on Schedule 3.11 are true and complete in all material respects and describe all occupancies and the material terms of each occupancy.

          (d) Except as set forth in Schedule 3.11, all of the buildings, fixtures, furniture and equipment necessary for the conduct of the business of Seller or any Subsidiary are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Each of Seller and the Subsidiaries owns, or leases under valid leases, all buildings, fixtures, furniture, personal property, land improvements and equipment necessary for the conduct of its business as it is presently being conducted.

          (e) Except as set forth in Schedule 3.11, neither Seller nor any Subsidiary and none of the buildings owned or leased by Seller or any Subsidiary is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including, without limitation, applicable environmental protection laws and regulations, which violations would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole; and neither Seller nor any Subsidiary has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by Seller or any Subsidiary. Except as set forth in Schedule 3.11, no Hazardous Materials (as defined below) have been deposited or disposed of in, on or under Seller's or any Subsidiary's owned or leased properties (including properties owned, managed or controlled by any Bank in connection with its lending or fiduciary operations) during the period in which Seller or any Subsidiary has owned, occupied, managed, controlled or operated such properties. Except as set forth on Schedule 3.11, to the best knowledge of Seller, no prior owners, occupants or operators of all or any part of Seller's or any Subsidiary's owned or leased properties (including properties owned, managed or controlled by any Bank in connection with its lending or fiduciary operations) ever used such properties as a dump or gasoline service station, or deposited, disposed of or allowed to be deposited or disposed of in, on or under such properties any Hazardous Materials. Except as disclosed on Schedule 3.11, no asbestos or any material amount of ureaformaldehyde materials exists in or on any of Seller's or the Subsidiary's owned or leased properties (including properties owned, managed or controlled by any Bank in connection with its lending or fiduciary operations), and no electrical transformers or capacitors, other than those owned by public utility companies, on such properties contain any PCBs.

          As used in this Section 3.11, the following terms shall have the following meanings:

          (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant, petroleum or petroleum by product or contaminant that might cause any injury to human health or safety or to the environment or might subject Seller or any Subsidiary or, after the Effective Time, Acquiror or any of its affiliates, or any of their respective directors or officers, to any imposition of costs or liability under any Environmental Laws.

          (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of health, safety or the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

          (f) Except as set forth in Schedule 3.11, there are no aboveground or underground tanks (excluding hot water storage or propane tanks) located under, in or about, nor, to the best knowledge of Seller, have there ever been any such tanks located under, in or about, any of Seller's or the Subsidiary's owned or leased properties (including properties owned, managed or controlled by any Bank in connection with its lending or fiduciary operations).

          3.12. TAX MATTERS. Except as disclosed on Schedule 3.12, each of Seller and the Subsidiaries and all members of any consolidated, affiliated, combined or unitary group of which Seller or any Subsidiary is a member have filed or will file all Tax (as hereinafter defined) and Tax information returns or reports required to be filed (taking into account permissible extensions) by them on or prior to the Effective Time, and have paid (or have accrued or will accrue, prior to the Effective Time, amounts for the payment of) all Taxes relating to the time periods covered by such returns and reports. Except as disclosed on Schedule 3.12, the accrued taxes payable accounts for Taxes reflected on the Latest Balance Sheets (or the notes thereto) are sufficient for the payment of all unpaid Taxes of Seller or any Subsidiary accrued for or applicable to all periods ended on or prior to the date of the Latest Balance Sheets or which may subsequently be determined to be owing with respect to any such period. Except as disclosed on Schedule 3.12, neither Seller nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes. Each of Seller and the Subsidiaries has paid or will pay in a timely manner and as required by law all Taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee or third party. Except as disclosed on
Schedule 3.12, all Taxes which will be due and payable, whether now or hereafter, for any period ending on, prior to or including the Effective Time, shall have been paid by or on behalf of Seller and the Subsidiaries or shall be reflected on the books of Seller and the Subsidiaries as an accrued Tax liability determined in a manner which is consistent with past practices and the Latest Balance Sheets, without taking account of the Merger. The aggregate amount of all such accruals for Tax liability for any such period will be set forth on Schedule 3.12 (and a good faith estimate of such amount shall be provided in writing to Acquiror at least 10 days prior to the Effective Time). In the five years prior to the date of this Agreement, no Tax returns of Seller or any Subsidiary have been audited by any governmental authority other than as disclosed on Schedule 3.12; and, except as set forth on Schedule 3.12, there are no unresolved questions, claims or disputes asserted by any relevant taxing authority concerning the liability for Taxes of Seller or any Subsidiary. Neither Seller nor any Subsidiary has made an election under Section 341(f) of the Code for any taxable years not yet closed for statute of limitations purposes. In the five years prior to the date of this Agreement, no demand or claim has been made against Seller or any Subsidiary with respect to any Taxes arising out of membership or participation in any consolidated, affiliated, combined or unitary group of which Seller or any Subsidiary was at any time a member. The tax identification number for Seller and each Subsidiary are set forth on
Schedule 3.12. For purposes of this Agreement, the term "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, deposits, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalties or additions to, or additional amounts in respect of the foregoing, for each of Seller, the Subsidiaries and all members of any consolidated, affiliated, combined or unitary group of which Seller or any Subsidiary is a member.

          3.13.     CONTRACTS AND COMMITMENTS.

          (a) Except as set forth on Schedule 3.13, neither Seller nor any Subsidiary (i) is a party to any collective bargaining agreement or contract with any labor union, (ii) is a party to any written or oral contract relating to any consulting services or to severance pay for any person, (iii) is a party to any written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets), except for securities sold under a repurchase agreement providing for a repurchase date 30 days or less after the purchase date, (iv) is a party to any (A) contract or group of related contracts with the same party for the purchase or sale of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $50,000 for any individual contract or $100,000 for any group of related contracts in the aggregate, (B) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, which is not entered into in the ordinary course of business and is either not terminable by it on 30 days' or less notice without penalty or involves more than $50,000 for any individual contract or $100,000 in the aggregate for any group of related contracts, (C) contract, agreement, arrangement or understanding that restricts its ability to engage in any and all activities permissible under applicable laws and regulations, or (D) other agreement material to the business of Seller and the Subsidiaries, taken as a whole, which is not entered into in the ordinary course of business, or (v) has any commitments for capital expenditures in excess of $25,000.

          (b) Except as disclosed on Schedule 3.13, (i) to the best knowledge of Seller, since the date of the Latest Balance Sheets, no customer has indicated that it will stop or decrease the rate of business done with Seller or any Subsidiary (except for changes in the ordinary course of such business) that would, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole; (ii) each of Seller and the Subsidiaries has performed all obligations required to be performed by it prior to the date hereof in connection with the contracts or commitments set forth on Schedule 3.13, and neither Seller nor any Subsidiary is in receipt of any claim of default under any contract or commitment set forth on
Schedule 3.13, except for any failures to perform, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole; (iii) neither Seller nor any Subsidiary has any present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment set forth on Schedule 3.13; and (iv) to the best knowledge of Seller, there has been no cancellation, breach or anticipated breach by any other party to any contract or commitment set forth on Schedule 3.13, except for any cancellation, breach or anticipated breach which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole.

          3.14. LITIGATION. Except as set forth on Schedule 3.14, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Seller, threatened against Seller or any Subsidiary, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. None of the matters set forth on Schedule 3.14, individually or in the aggregate, will have or could reasonably be expected to have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole.

          3.15. NO BROKERS OR FINDERS. Except as provided in the letter agreement effective September 10, 1997 between Seller and Dain Bosworth Incorporated, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Seller or any Subsidiary.

          3.16. EMPLOYEES. Except as set forth on Schedule 3.16, Seller does not have any knowledge of the announced or anticipated resignation of any officer of Seller or any Subsidiary. Except as set forth on Schedule 3.16, each of Seller and the Subsidiaries have each complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, non-discrimination and the payment of social security and other taxes, except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole.

          3.17.     EMPLOYEE BENEFIT PLANS.

          (a) DEFINITIONS. For the purpose of this Section 3.17, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the term "plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by Seller or any Subsidiary for the benefit of present or former employees, including but not limited to those intended to provide: (a) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (b) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (c) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, or (d) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA).

          The term "plan" shall also include every such plan, fund, contract, program and arrangement: (a) which Seller or any Subsidiary has committed to implement, establish, adopt or contribute to in the future, (b) for which Seller or any Subsidiary is or may be financially liable as a result of the direct sponsor's affiliation to Seller or any Subsidiary or its owners (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the plan is not maintained by Seller or any Subsidiary for the benefit of its employees or former employees), (c) which is in the process of terminating (but such term does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement such that Seller or any Subsidiary has no present or potential liability with respect to such arrangement), or (d) for or with respect to which Seller or any Subsidiary is or may become liable under any common law successor doctrine, express successor liability provisions of law, provisions of a collective bargaining agreement, labor or employment law or agreement with a predecessor employer.

          (b) DISCLOSURE OF PLANS AND OTHER INFORMATION. Schedule 3.17 sets forth all plans by name and brief description identifying: (i) the type of plan, (ii) the funding arrangements for the plan, (iii) the sponsorship of the plan, and (iv) the participating employers in the plan.

          Each plan identified on Schedule 3.17 is further identified by reference to one or more of the following characteristics as may apply to such plan: (i) defined contribution plan as defined in Section 3(34) of ERISA or Section 414(i) of the Code; (ii) defined benefit plan as defined in
Section 3(35) of ERISA or Section 414(j) of the Code; (iii) plan which is or is intended to be tax qualified under Section 401(a) or 403(a) of the Code;
(iv) plan which is or is intended to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code (and whether or not such plan has entered into an exempt loan); (v) nonqualified deferred compensation arrangement; (vi) employee welfare benefit plan as defined in Section 3(1) of ERISA; (vii) multiemployer plan as defined in Section 3(37) of ERISA or
Section 414(f) of the Code; (viii) plan maintained by more than one employer as defined in Section 413(c) of the Code (a "multiple employer plan"); (ix) plan providing benefits after separation from service or termination of employment; (x) plan which owns any Subsidiary or other employer securities as an investment; (xi) plan which provides benefits (or provides increased benefits or vesting) as a result of a change in control of Seller or any Subsidiary; (xii) plan which is maintained pursuant to collective bargaining; and (xiii) a plan funded, in whole or in part, through a voluntary employees' beneficiary association exempt from tax under Section 501(c)(9) of the Code.

          Schedule 3.17 sets forth the identity of each corporation, trade or business (separately for each category below that applies): (i) which is (or was during the preceding five years) under common control with Seller or any Subsidiary within the meaning of Section 414(b) or (c) of the Code;

(ii) which is (or was during the preceding five years) in an affiliated service group with Seller or any Subsidiary within the meaning of Section 414(m) of the Code; (iii) which is (or was during the preceding five years) the legal employer of persons providing services to Seller or any Subsidiary as leased employees within the meaning of Section 414(n) of the Code; and
(iv) with respect to which Seller or any Subsidiary is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et. seq. of ERISA) or the Family and Medical Leave Act.

          To the extent that they exist, Seller has furnished Acquiror with true and complete copies of: (i) the most recent determination letter, if any, received by Seller or any Subsidiary from the Internal Revenue Service regarding each plan; (ii) the most recent determination or opinion letter ruling from the Internal Revenue Service that each trust established in connection with plans which are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt; (iii) all pending applications for rulings, determinations, opinions, no-action letters and the like filed with any governmental agency (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the Securities and Exchange Commission); (iv) the financial statements for each plan for the three most recent fiscal or plan years (in audited form if required by ERISA) and, where applicable, Annual Report/Return (Form 5500) with schedules, if any, and attachments for each plan; (v) the most recently prepared actuarial valuation report for each plan (including but not limited to reports prepared for funding, deduction and financial accounting purposes); (vi) plan documents, trust agreements, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications) with respect to each plan; and (vii) collective bargaining agreements (including side agreements and letter agreements) relating to the establishment, maintenance, funding and operation of any plan.

          Schedule 3.17 identifies each employee of Seller or any Subsidiary who is: (i) absent from active employment due to short or long term disability; (ii) absent from active employment on a leave pursuant to the Family and Medical Leave Act or a comparable state law; (iii) absent from active employment on any other leave or approved absence; (iv) absent from active employment due to military service (under conditions that give the employee rights to re-employment); or (v) not an "at will" employee.

          With respect to continuation rights arising under federal or state law as applied to plans that are group health plans (as defined in Section 601 et. seq. of ERISA), Schedule 3.17 identifies: (i) each employee, former employee or qualifying beneficiary who has elected continuation; and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

          (c)  COMPLIANCE WITH LAW.  Except as disclosed on Schedule 3.17:

               (i) all plans intended to be tax qualified under Section 401(a) or Section 403(a) of the Code have received a determination letter stating that they are so qualified;

               (ii) all trusts established in connection with plans which are intended to be tax exempt under Section 501(a) or (c) of the Code have received a determination letter stating that they are so tax exempt;

               (iii) to the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all plans comply in all material respects with the requirements of ERISA and the Code;

              (iv) all plans have been administered materially in accordance with the documents and instruments governing the plans;

              (v) to the best knowledge of Seller, all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) required in connection with each plan have been timely made;

              (vi) to the best knowledge of Seller, all disclosures and notices required by law or plan provisions to be given to participants and beneficiaries in connection with each plan have been properly and timely made;

              (vii) subject to obtaining the approval provided in Section 5.16, no plan, separately or in the aggregate, requires or would result in the payment of any "excess parachute payments" within the meaning of
    Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor in causing payments to be made by Acquiror or Seller or any Subsidiary that are not deductible (in whole or in part) under Section 280G of the Code; and

              (viii) each of Seller and the Subsidiaries has made a good faith effort to comply with the reporting and taxation requirements for FICA taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code.

         (d)  FUNDING.  Except as disclosed on Schedule 3.17:

              (i) all contributions, premium payments and other payments required to be made in connection with the plans as of the date of this Agreement have been made;

              (ii) proper accrual has been made on the books of each of Seller and the Subsidiaries for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement;

              (iii) subject to obtaining the approval provided in Section 5.16, no contribution, premium payment or other payment has been made in support of any plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404, Section 419, Section 419A of the Code or otherwise); and

              (iv) there is no plan that is subject to Section 301 et. seq. of ERISA or Section 412 of the Code.

         (e)  ABSENCE OF CERTAIN CLAIMS.  Except as disclosed on Schedule 3.17:

              (i) no action, suit, charge, complaint, proceeding, hearing, investigation or claim is pending with regard to any plan other than routine uncontested claims for benefits;

              (ii) the consummation of the transactions contemplated by this Agreement will not cause any plan to increase benefits payable to any participant or beneficiary;

              (iii) the consummation of the transactions contemplated by this Agreement will not: (A) entitle any current or former employee of Seller or any Subsidiary to severance pay, unemployment compensation or any other payment, benefit or award, or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee;

              (iv) no plan is currently under examination or audit by the Department of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Securities and Exchange Commission;

              (v) neither Seller nor any Subsidiary has any actual or potential liability arising under Title IV of ERISA as a result of any plan that has terminated or is in the process of terminating;

              (vi) neither Seller nor any Subsidiary has any actual or potential liability under section 4201 et. seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan; and

              (vii) with respect to the plans, neither Seller nor any Subsidiary has any liability (either directly or as a result of indemnification) for (and the transaction contemplated by this Agreement will not cause any liability for): (A) any excise taxes under section 4971 through section 4980B, section 4999, section 5000 or any other section of the Code, or (B) any penalty under section 502(i), section 502(l), Part 6 of Title I or any other provision of ERISA, or (C) any excise taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable law.

         (f)  POST-SEPARATION BENEFITS.  Except as disclosed on Schedule 3.17:

              (i) all accruals required under FAS 106 have been properly accrued on the financial statements of each of Seller and the Subsidiaries;

              (ii) no condition, agreement or plan provision limits the right of Seller or any Subsidiary to amend, cut back or terminate any plan (except to the extent such limitation arises under ERISA); and

              (iii) neither Seller nor any Subsidiary has any liability for life insurance, death or medical benefits after separation from employment other than: (A) death benefits under the plans identified on Schedule 3.17, or (B) health care continuation benefits described in section 4980B of the Code.

         3.18. INSURANCE. Schedule 3.18 hereto lists each insurance policy maintained by Seller or any Subsidiary with respect to its properties and assets. Prior to the date hereof, Seller has delivered to Acquiror complete and accurate copies of each of the insurance policies described on Schedule3.18.
All such insurance policies are in full force and effect, and neither Seller nor any Subsidiary is in default with respect to its obligations under any of such insurance policies.

         3.19.     AFFILIATE TRANSACTIONS.  Except as set forth on
Schedule 3.19, neither Seller nor any Subsidiary, or any of their respective executive officers or directors, or any member of the immediate family of any such executive officer or director (which for the purposes hereof shall mean a spouse, minor child or adult child living at the home of any such executive officer or director), or any entity which any of such persons "controls" (within the meaning of Regulation O of the FRB), has any loan agreement, note or borrowing arrangement or any other agreement with Seller or any Subsidiary (other than normal employment arrangements or deposit account relationships) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Seller or any Subsidiary.

         3.20. COMPLIANCE WITH LAWS; PERMITS. To the best knowledge of Seller, each of Seller and the Subsidiaries has complied in all respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of Seller or any Subsidiary and to which Seller or any Subsidiary may be subject (including, without limitation, the Occupational Safety and Health Act of 1970, the Home Owners Loan Act, the Federal Deposit Insurance Act, as amended (the "FDIA"), the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act, the Equal Credit Opportunity Act and the Federal Reserve Act, each as amended, and any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment), except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, or Seller's ability to consummate the transactions contemplated hereby; and no claims have been filed by any such governments or agencies against Seller or any Subsidiary alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such governments or agencies. Each of Seller and the Subsidiaries holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business, except where failure to obtain such authorizations would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as whole, or the ability of Seller to consummate the transactions contemplated hereby. Neither Seller nor any Subsidiary is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits (collectively, the "Bank Regulators"), nor have any of Seller or the Subsidiaries been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. Neither Seller or any Bank is subject to
Section 32 of the FDIA.

         3.21. ADMINISTRATION OF FIDUCIARY ACCOUNTS. Each Bank has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. None of Seller, the Subsidiaries or any of their respective officers or directors has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

         3.22. DISCLOSURE. The representations and warranties of Seller contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Seller which has not been disclosed to Acquiror pursuant to this Agreement and the Schedules hereto which would have or would reasonably be expected to have a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, or the ability of Seller to consummate the transactions contemplated hereby.

         3.23. REGULATORY APPROVALS. As of the date hereof, Seller is not aware of any fact that would likely result in the regulatory approvals specified in Section 5.1 not being obtained.

         3.24.     INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

         (a) Schedule 3.24 sets forth a true, correct and complete list of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any Bank is a party or by which any of their properties or assets may be bound. Seller has delivered to Acquiror true, correct and complete copies of all such interest rate risk management agreements and arrangements.

         (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any Bank is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of Seller, in accordance with prudent banking practice and applicable rules, regulations and policies of the Bank Regulators and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Each of Seller and the Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and to the knowledge of Seller, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         3.25.     DISCLOSURES IN SCHEDULES.   Any matter disclosed in any
Schedule to this Agreement shall be deemed to have been disclosed in all Schedules to this Agreement.

         3.26. FAIRNESS OPINION. The Board of Directors of Seller has received the opinion of Dain Bosworth Incorporated, financial advisor to the Board of Directors of Seller, dated September 11, 1997 (the "Fairness Opinion") to the effect that the Merger Consideration is fair to the shareholders of Seller from a financial point of view, and such opinion is in a form and substance reasonably satisfactory to the Board of Directors.


                                     ARTICLE 4

                       CONDUCT OF BUSINESS PENDING THE MERGER

         4.1. CONDUCT OF BUSINESS. From the date of this Agreement to the Effective Time, unless Acquiror shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including this Section 4.1:

         (a) the business of Seller and the Subsidiaries shall be conducted only in, and neither Seller nor any Subsidiary shall take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and past practices;

         (b) neither Seller nor any Subsidiary shall, directly or indirectly, (i) amend or propose to amend its Charter or Bylaws; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (A) deposit and other bank obligations in the ordinary course of business and (B) pursuant to the exercise of the options, warrants, conversion privileges and other rights set forth on Schedule 3.3; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of or any other ownership interest in Seller or any Subsidiary (iv) split, combine or reclassify any outstanding shares of capital stock of Seller or any Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of Seller, except that the Banks shall be permitted to pay dividends on the shares of common stock of the Banks owned by Seller; (v) borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event will Seller or any Bank enter into any long-term borrowings with a term of greater than one year; (vi) discharge or satisfy any material lien or encumbrance on the properties or assets of Seller or any Subsidiary or pay any material liability, except otherwise in the ordinary course of business, (vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business; provided, that any such sale, assignment or transfer of any real property shall not be considered in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable and (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby; (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Seller, except in exchange for debt previously contracted, including OREO; (x) other than as set forth on
Schedule 3.10, make any single or group of related capital expenditures or commitments therefor in excess of $25,000 or enter into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $50,000 for any individual lease or involves more than $100,000 for any group of related leases in the aggregate; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

         (c) neither Seller nor any Subsidiary shall, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee, except in the ordinary course of business consistent with past practice as disclosed on Schedule 3.17;

         (d) neither Seller nor any Subsidiary shall adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as and to the extent required by law or as disclosed on Schedule 3.17;

         (e) each of Seller and the Subsidiaries shall use commercially reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;

         (f) neither Seller nor any Subsidiary shall enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on Schedule 3.14 or to which Seller or any Subsidiary becomes a party after the date of this Agreement, without prior consultation with Acquiror;

         (g) each of Seller and the Subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of each of Seller and the Subsidiaries and to keep available the services of its officers and employees as a group and preserve intact material agreements and credit facilities, and Seller shall confer on a regular and frequent basis with representatives of Acquiror, as reasonably requested by Acquiror, to report on operational matters and the general status of ongoing operations;

         (h) neither Seller nor any Subsidiary shall take any action with respect to investment securities held or controlled by any of them inconsistent with past practices, alter its investment portfolio duration policy as heretofore in effect or, without prior consultation with Acquiror, take any action that would have or could reasonably be expected to have a material effect on the Bank's asset/liability position;

         (i) none of the Banks shall make any agreements or commitments binding it to extend credit except in a manner consistent with past practice and in accordance with each Bank's lending policies as disclosed to Acquiror, and none of the Banks shall make any agreements or commitments binding it to extend credit in an amount in excess of $500,000, or sell, assign or otherwise transfer any participation in any loan, in each case without prior or prompt subsequent notification to Acquiror;

         (j) with respect to properties leased by Seller or any Subsidiary, neither Seller nor any Subsidiary shall renew, exercise an option to extend, cancel or surrender any lease of real property nor allow any such lease to lapse, without the consent of Acquiror, which consent shall not be unreasonably withheld;

         (k) neither Seller nor any Subsidiary shall make any change in its accounting methods or practices, other than changes required by law or regulation made in accordance with generally accepted accounting principle or regulatory accounting principles generally applicable to depository institutions such as the Banks, as the case may be;

         (l) neither Seller nor any Subsidiary shall renew for any period in excess of one month its agreement with Deluxe Corporation (or its affiliates); and

         (m) neither Seller nor any Subsidiary shall agree to do any of the foregoing.

For purposes of this Agreement, the words "prior consultation" with respect to any action means advance notice of such proposed action and a reasonable opportunity to discuss such action in good faith prior to taking such action.

                                     ARTICLE 5

                        ADDITIONAL COVENANTS AND AGREEMENTS

         5.1. FILINGS AND APPROVALS. Acquiror and Seller will use all reasonable efforts and will cooperate with the other in the preparation and filing, as soon as practicable, of all applications or other documents required to obtain regulatory approvals and consents from the FRB and any other applicable regulatory authorities and provide copies of the non-confidential portions of such applications, filings and related correspondence to the other party. Prior to filing each application, registration statement or other document with the applicable regulatory authority, each party will provide the other party with an opportunity to review and comment on the non-confidential portions of each such application, registration statement or other document and will discuss with the other party which portions of this Agreement shall be designated as confidential portions of such applications. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         5.2. CERTAIN LOANS AND RELATED MATTERS. Seller will furnish to Acquiror a complete and accurate list as of the end of each calendar month after July 1997, within 15 business days after the end of each such calendar month, of
(a) all of the Bank's periodic internal credit quality reports prepared during such calendar month (which reports will be prepared in a manner consistent with past practices), (b) all loans of the Banks classified as non-accrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification, (c) all OREO, including in-substance foreclosures and real estate in judgment, (d) any current repurchase obligations of the Banks with respect to any loans, loan participations or state or municipal obligations or revenue bonds and (e) any standby letters of credit issued by the Banks.

         5.3. MONTHLY FINANCIAL STATEMENTS AND PAY LISTINGS. Seller shall furnish Acquiror with Seller's and each Subsidiary's balance sheets as of the end of each calendar month after July 1997 and the related statements of income, within 15 days after the end of each such calendar month. Such financial statements shall be prepared on a basis consistent with the Latest Balance Sheets and the Related Statements and on a consistent basis during the periods involved and shall fairly present the financial positions of Seller and each of the Subsidiaries, respectively, as of the dates thereof and the results of operations of Seller and each of the Subsidiaries, respectively, for the periods then ended. Seller shall make available to Acquiror with Seller's and each Subsidiary's payroll listings as of the end of each pay period after July 1997, within one week after the end of such pay period.

         5.4. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that Acquiror shall reimburse Seller for the following costs and expenses: (a) Acquiror shall reimburse Seller in an amount not to exceed $200,000 (excluding the cost of obtaining the Fairness Opinion) for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (b) Acquiror shall reimburse Seller for the cost of obtaining the Fairness Opinion. Acquiror and Seller agree that the Final Balance Sheet and Final Retained Earnings shall be adjusted to the extent necessary appropriately to effect the agreements set forth in the Section 5.4.

         5.5. NO NEGOTIATIONS, ETC.

         (a) Seller will not, and will cause the Subsidiaries and Seller's and each Subsidiary's respective officers, directors, employees, agents and affiliates, not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Seller or any Subsidiary or other similar transaction or business combination involving Seller or any Subsidiary, or participate in any negotiations in connection with or in furtherance of any of the foregoing or permit any person other than Acquiror and its representatives to have any access to the facilities of, or furnish to any person other than Acquiror and its representatives any non-public information with respect to, Seller or any Subsidiary in connection with or in furtherance of any of the foregoing. Seller shall promptly notify Acquiror if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made, and shall promptly provide Acquiror with such information regarding such proposal, offer, inquiry or contact as Acquiror may request.

         (b) Acquiror will not, and will cause its subsidiaries and Acquiror's and its subsidiaries' respective officers, directors, employees, agents and affiliates not to, directly or indirectly negotiate with any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, any bank with its principal offices located in, or within a 50-mile radius of, St. Cloud, Minnesota.

         5.6. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other parties of (a)the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be materially untrue or inaccurate when made, at the Effective Time or at any time prior to the Effective Time and (b)any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.7. ACCESS TO INFORMATION; CONFIDENTIALITY; NONSOLICITATION OF EMPLOYEES.

         (a) Seller shall permit and shall cause the Subsidiaries to permit Acquiror full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to Acquiror and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives of Acquiror all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Seller and the Subsidiaries including, without limitation, all books of account (including, without limitation, the general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), Plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Acquiror may have a reasonable interest, including, without limitation, its interest in planning for integration and transition with respect to the business of Seller and the Subsidiaries; provided, however, that the foregoing rights granted to Acquiror shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of Seller set forth herein. In addition, Seller shall cause the Subsidiaries to instruct their officers, employees, counsel and accountants to be available for, and respond to any questions of, such Acquiror representatives at reasonable hours and with reasonable notice by Acquiror to such individuals, and to cooperate fully with Acquiror in planning for the integration of the business of Seller and the Subsidiaries with the business of Acquiror and its affiliates.

         (b) All information furnished by Seller pursuant hereto shall be treated as the sole property of Seller and shall be kept confidential in accordance with the terms contained in paragraphs numbered 2 through 5 and paragraphs numbered 7, 12 and 13 of the Confidentiality Agreement dated June 16, 1997 between Acquiror and Seller (the "Confidentiality Agreement") until the Effective Time.

         (c) In the event that this Agreement shall terminate, neither party shall disclose, except as required by law or pursuant to the request of an administrative agency or other regulatory body, the basis or reason for such termination, without the consent of the other party.

         (d) Acquiror shall be bound by its agreements contained in paragraphs numbered 8 and 10 of the Confidentiality Agreement until the Effective Time.

         5.8. FILING OF TAX RETURNS AND ADJUSTMENTS.

         (a) Seller and the Subsidiaries shall file (or cause to be filed)at their own expense, on or prior to the due date, all Tax returns, including all Plan returns and reports, for all Tax periods ending on or before the Effective Time where the due date for such returns or reports (taking into account valid extensions of the respective due dates) falls on or before the Effective Time; provided, however, that neither Seller nor any Subsidiary shall file any such Tax returns, or other returns, elections or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements), or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without prior consultation with Acquiror; provided, further, that neither Seller nor any Subsidiary shall make any election or take any other discretionary position with respect to Taxes, in a manner inconsistent with past practices, without the prior written approval of Acquiror. In the event the granting or withholding of such approval by Acquiror results in additional Taxes owing for any Tax period ending on or before the Effective Time, liability for such additional Taxes shall not cause any representation of Seller relating to Taxes to be untrue. Seller shall provide Acquiror with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Tax return or election of Seller and the Subsidiaries (including returns of all Plans) at least ten days before filing such return or election and shall reasonably cooperate with any request by Acquiror in connection therewith.

         (b) Acquiror, in its sole and absolute discretion, will file (or cause to be filed) all Tax returns of Seller and the Subsidiaries due after the Effective Time. After the Effective Time, Acquiror, in its sole and absolute discretion and to the extent permitted by law, shall have the right to amend, modify or otherwise change all Tax returns of Seller and the Subsidiaries for all Tax periods. To the extent Acquiror amends any such Tax returns, other than an amendment at the request of the applicable federal, state, local or foreign Tax authority, and such amendment results in additional Taxes owing for any Tax period ending on or before the Effective Time, such additional Taxes shall not cause any representation of Seller relating to Taxes to be untrue.

         5.9. SHAREHOLDER APPROVAL; REGISTRATION STATEMENT.

         (a) Seller shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger, and shall schedule such meeting based on consultation with Acquiror. The Board of Directors of Seller shall recommend that the shareholders approve this Agreement and the Merger, and shall use its best efforts (including, without limitation, soliciting proxies for such approval) to obtain such shareholder approval.

         (b) For the purposes of (i) holding a meeting of the shareholders of Seller to approve this Agreement and the Merger and (ii) registering the Acquiror Common Stock to be issued to holders of Seller Common Stock in connection with the Merger with the SEC and with applicable state securities authorities, the parties hereto shall cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/proxy statement satisfying all applicable requirements of the 1933 Act, the 1934 Act and applicable Blue Sky Laws (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

         (c) Acquiror shall furnish such information concerning Acquiror as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Acquiror, to be prepared in accordance with Section 5.9(b). Acquiror agrees promptly to notify Seller if at any time prior to the Seller shareholder meeting any information provided by Acquiror in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or omission.

         (d) Seller shall furnish Acquiror with such information concerning Seller and the Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Seller and the Subsidiaries, to be prepared in accordance with Section 5.9(b). Seller agrees promptly to notify Acquiror if at any time prior to the Seller shareholder meeting any information provided by Seller in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Acquiror with the information needed to correct such inaccuracy or omission.

         (e) Acquiror shall promptly file the Registration Statement with the SEC and applicable state securities agencies. Acquiror shall use reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable Blue Sky Laws at the earliest practicable date. Seller hereby authorizes Acquiror to utilize in the Registration Statement the information concerning Seller and the Subsidiaries provided to Acquiror for the purpose of inclusion in the Prospectus/Proxy Statement. Seller shall have the right to review and comment on the form of proxy statement included in the Registration Statement. Acquiror shall advise Seller promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Acquiror shall furnish Seller with copies of all such documents. Prior to the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.

         (f) Acquiror shall use reasonable efforts to cause to be delivered to Seller a letter relating to the Registration Statement from Ernst & Young LLP, Acquiror's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Seller, in form and substance reasonably satisfactory to Seller and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (g) Seller shall use reasonable efforts to cause to be delivered to Acquiror a letter relating to the Registration Statement from Larsen Allen Weishair LLP, Seller's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (h) Acquiror shall bear the costs of all SEC filing fees with respect to the Registration Statement and the costs of qualifying the shares of Acquiror Common Stock under the Blue Sky Laws, to the extent necessary. Acquiror shall bear all printing and mailing costs in connection with the preparation and
mailing of the Prospectus/Proxy Statement to Seller shareholders.   Acquiror and
Seller shall each bear their own legal and accounting expenses in connection with the Registration Statement.

         5.10. ESTABLISHMENT OF ACCRUALS. If requested by Acquiror, on the business day immediately prior to the Effective Time, the Banks shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform the Banks' accounting and credit loss reserve practices and methods to those of Acquiror (as such practices and methods are to be applied to the Banks from and after the Effective Time) and reflect Acquiror's plans with respect to the conduct of the Banks' business following the Merger and to provide for the costs and expenses relating to the consummation by the Banks of the transactions contemplated by this Agreement. The establishment of such accruals and reserves shall not be an adjustment to the Final Balance Sheet or the Final Retained Earnings and shall not, in and of itself, constitute a breach of any representation or warranty of Seller contained in this Agreement or constitute a material adverse change in the business, operations or financial condition of Seller and the Banks, taken as a whole.

         5.11.  EMPLOYEE MATTERS.

         (a) GENERAL. Subject to the following agreements, after the Effective Time, Acquiror shall have the right to continue, amend, merge or terminate any of the Plans (as defined in Section 3.17) in accordance with the terms thereof and subject to any limitation arising under applicable law, including tax qualification requirements. Until Acquiror shall take such action, however, such Plans shall continue in force for the benefit of present and former employees of Seller or any Subsidiary who have any present or future entitlement to benefits under any of the Plans ("Seller Employees").

         (b) SALARY CONTINUATION AGREEMENTS. Acquiror expressly assumes and agrees to be bound by the terms of the salary continuation agreements with each of Edward J. Zapp and John Leisen as disclosed to Acquiror (the "Salary Continuation Agreements").

         (c)  SEVERANCE.   Acquiror shall enter into a severance agreement
substantially in the form provided by Acquiror to Seller with each of the eight individuals mutually agreed to by Acquiror and Seller. With respect to employees of Seller or any Subsidiary not subject to any other severance agreement, Acquiror shall pay severance to such employees in accordance with Acquiror's General Severance Pay Program, as the same may be amended from time to time.

         (d) LIMITATION ON ENFORCEMENT. This Section 5.11 is an agreement solely between Seller and Acquiror. Nothing in this Section 5.11, whether express or implied, confers upon any employee of Seller, any Subsidiary or Acquiror or any other person, any rights or remedies, including, but not limited to: (i) any right to employment or recall, (ii) any right to continued employment for any specified period or (iii) any right to claim any particular compensation, benefit or aggregate of benefits, of any kind or nature whatsoever, as a result of this Section 5.11.

         5.12. TAX TREATMENT. None of Seller, the Subsidiaries or Acquiror shall take any action which would disqualify the Merger as a "reorganization" that would be tax-free to the shareholders of Seller pursuant to Section 368(a) of the Code.

         5.13. LOAN PARTICIPATIONS. Seller agrees that it will not sell any loan participation or renew any loan participation without first offering to sell such loan participation to Acquiror on the same terms as such sale or renewal.

         5.14. AFFILIATE/REPRESENTATION LETTERS. Seller shall use its best efforts to obtain and deliver to Acquiror prior to the Effective Date
(a) a signed representation letter substantially in the form of Exhibit A hereto and otherwise satisfactory to Acquiror from each shareholder of Seller who may reasonably be deemed an "affiliate" of Seller within the meaning of such term as used in Rule 145 under the 1933 Act and (b) signed representation letters from all of the shareholders of Seller holding to the effect that it is each such shareholder's plan and intent to hold (and not to sell, transfer or otherwise dispose of) at least 50% of the shares of Acquiror Common Stock received by such shareholder in the Merger; provided, however, that in the event that the proposed Treasury regulations regarding the "continuity of interest" test applicable to transactions intending to qualify as reorganizations within the meaning of Section 368(a) of the Code are adopted as final regulations in substantially the form in which they were proposed on December 20, 1996 with an effective date of such regulations on or prior to the Effective Date, Seller's obligations under Section 5.14(b) shall terminate.

         5.15. UPDATED SCHEDULES. On a date 15 business days prior to the Effective Date and on the Effective Date, Seller shall modify any Schedule to this Agreement or add any Schedule or Schedules hereto for the purpose of making the representations and warranties to which any such Schedule relates true and correct in all material respects as of such date, whether to correct any misstatement or omission in any Schedule or to reflect any additional information obtained by Seller subsequent to the date any Schedule was
previously delivered by Seller to Acquiror.   Notwithstanding the foregoing, any
updated Schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects for purposes of Section 6.3(a) hereof.

         5.16. 280G APPROVAL. Seller shall make no payments that separately or in the aggregate could or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, unless and until such payments are approved by the shareholders of Seller in accordance with the provisions of Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code, and Seller shall use its best efforts to obtain shareholder approval of any such payments in accordance with such Sections of the Code prior to the Effective Time.

         5.17. AGREEMENT TO PURCHASE CONVERTED SHARES. Commencing immediately following the Effective Time and from time to time thereafter until the second anniversary of the Effective Date, upon request, Acquiror shall purchase from the former shareholders of Seller up to an aggregate of 30% of the total number of shares of Acquiror Common Stock issued upon conversion of Seller Common Stock in the Merger (the "Merger Shares"). The purchase price for each such Merger Share purchased by Acquiror shall be equal to the closing price for a share of Acquiror Common Stock as quoted on the New York Stock Exchange on the trading day immediately prior to the day on which such purchase occurs. At any such time as Acquiror has purchased a number of shares of Acquiror Common Stock representing 30% of the total number of Merger Shares, Acquiror's obligation to purchase shares as herein provided shall cease. In addition, Acquiror may, in its sole and absolute discretion, suspend its obligation to purchase shares in the event of restrictions imposed by federal securities laws or accounting requirements for transactions accounted for as a pooling-of-interests.

         5.18. PURCHASE OF CERTAIN ASSETS AT BOOK VALUE. Immediately prior to the Effective Time, Edward J. Zapp shall purchase from Seller the assets listed on Schedule 5.18 at the book value of such assets as of the last day of the month preceding the month in which the Effective Date occurs.

                                     ARTICLE 6

                                     CONDITIONS

         6.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) REGULATORY APPROVAL. Regulatory approval for the consummation of the transactions contemplated hereby shall have been obtained from the FRB and any other governmental authority from whom approval is required, and the applicable waiting periods, if any, under all statutory or regulatory waiting periods shall have lapsed. None of such approvals shall contain any conditions or restrictions that Acquiror reasonably believes will materially restrict or limit the business or activities of Acquiror, Seller or the Subsidiaries or have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole, on the one hand, or Seller and the Subsidiaries, taken as a whole, on the other hand.

         (b) NO INJUNCTION. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would impair the consummation of the transactions contemplated hereby.

         (c) NO PROHIBITIVE CHANGE OF LAW. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would materially impair the consummation of the transactions contemplated hereby.

         (d) GOVERNMENTAL ACTION. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in (i) restraining or prohibiting the consummation of the transactions contemplated hereby or obtaining material damages from Seller, any Subsidiary, Acquiror or any of Acquiror's subsidiaries in connection with the transactions contemplated hereby, (ii) prohibiting direct or indirect ownership or operation by Acquiror of all or a material portion of the business or assets of Seller or any Subsidiary or of Acquiror or any of its subsidiaries, or to compelling Acquiror or any of its subsidiaries or Seller or any Subsidiary to dispose of or to hold separately all or a material portion of the business or assets of Acquiror or any of its subsidiaries or of Seller or any Subsidiary, as a result of the transactions contemplated hereby, or
    (iii) requiring direct or indirect divestiture by Acquiror of any of its business or assets or of the business or assets of Seller or any Subsidiary.

         (e) NO TERMINATION. No party hereto shall have terminated this Agreement as permitted herein.

         (f) SHAREHOLDER APPROVAL. The Merger shall have been approved by the requisite vote of the shareholders of Seller, and Seller shall have obtained the shareholder approval required by Section 5.16.

         6.2. ADDITIONAL CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

         (a) REPRESENTATIONS AND COMPLIANCE. The representations and warranties of Acquiror set forth in Article 2 shall have been true and correct as of the date hereof, and shall be true and correct as of the Effective Time as if made at and as of the Effective Time, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole; and Acquiror shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

         (b) OFFICER'S CERTIFICATE. Acquiror shall have furnished to Seller a certificate of the Chief Financial Officer of Acquiror, dated as of the Effective Time, in which such officer shall certify that such officer has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled.

         (c) ACQUIROR SECRETARY'S CERTIFICATE. Acquiror shall have furnished to Seller (i) copies of the text of the resolutions by which the corporate action on the part of Acquiror necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Time executed on behalf of Acquiror by its corporate secretary or one of its assistant corporate secretaries certifying to Seller that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of Acquiror by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Acquiror executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

         (d) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of Acquiror or its subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of Acquiror and its subsidiaries, taken as a whole.

         (e) CHANGE IN CONTROL OF ACQUIROR. Acquiror shall not have merged, or announced an agreement to merge, into another corporation, or sold all or substantially all of its assets, or had one person or group acquire, or had one person or group announce its intent to acquire, directly or indirectly, beneficial ownership of more than 50% of the outstanding Acquiror Common Stock.

         (f) REGISTRATION STATEMENT; LISTING. The registration statement on Form S-4 referred to in Section 5.9 shall have been declared and shall remain effective and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC, and the shares of Acquiror Common Stock to be issued pursuant to Section 1.2 hereof shall have been listed on the NYSE subject to notice of issuance, at the Effective Time.

         (g) TAX OPINION. Seller shall have received an opinion of Fredrikson & Byron, P.A., dated as of the Effective Time and in form and substance satisfactory to Seller and

    Acquiror, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
    Section 368(a) of the Code and that accordingly: (i) no gain or loss will be recognized for federal income tax purposes by Acquiror or Seller as a result of the consummation of the Merger; (ii) no gain or loss will be recognized for federal income tax purposes by shareholders of Seller who exchange their Seller Common Stock solely for Acquiror Common Stock pursuant to the Merger (except to the extent of any cash received in lieu of fractional shares); and (iii) the tax basis of the Acquiror Common Stock received by shareholders of Seller who exchange all of their Seller Common Stock solely for Acquiror Common Stock in the Merger will be the same as the tax basis of the Seller Common Stock surrendered in exchange therefor. In rendering such opinion, such counsel may require and rely upon representations and covenants of Seller and Acquiror and such other persons as such counsel deems appropriate.

         6.3. ADDITIONAL CONDITIONS TO OBLIGATION OF ACQUIROR. The obligation of Acquiror to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

         (a) REPRESENTATIONS AND COMPLIANCE. The representations and warranties of Seller in this Agreement shall have been true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the Effective Time as if made at and as of the Effective Time, except (i) where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole, (ii) for the representations and warranties set forth in Section 3.5(b) which shall be true and correct in all materials respects as of the date of this Agreement, and the lists provided pursuant to Section 5.2 shall be true and correct in all material respects as of the respective dates of each such list and (iii) for the representations and warranties set forth in the first sentence of Section 3.16 which may be updated for facts arising after the date hereof and which shall be true and correct as of the date of such update; and Seller shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Time.

         (b) OFFICERS' CERTIFICATE OF SELLER. Seller shall have furnished to Acquiror a certificate of the Chief Executive Officer and the Chief Financial Officer of Seller, dated as of the Effective Time, in which such officers shall certify that they have no reason to believe that the conditions set forth in Section 6.3(a) have not been fulfilled.

         (c) SELLER SECRETARY'S CERTIFICATE. Seller shall have furnished to Acquiror (i) copies of the text of the resolutions by which the corporate action on the part of Seller necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Time executed on behalf of Seller by its corporate secretary or one of its assistant corporate secretaries certifying to Acquiror that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of Seller by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

         (d) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of Seller or the Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of Seller and the Subsidiaries, taken as a whole; provided, however, that a material adverse change or a material adverse effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally.

         (e) SELLER COMMON STOCK. As of the Effective Time, all issued and outstanding shares of Seller Common Stock will be free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, including any lien, pledge, security interest, encumbrance or charge set forth on Schedule 3.3.

         (f) AFFILIATE/REPRESENTATION LETTERS. Seller shall have delivered to Acquiror the letters required to be delivered pursuant to Section 5.14.

         (g) FINAL BALANCE SHEET. Seller shall have delivered to Acquiror the Final Balance Sheet as provided in Section 1.3.

         (h) TAX OPINION. Acquiror shall have received an opinion of Dorsey & Whitney LLP, dated as of the Effective Time and in form and substance satisfactory to Seller and Acquiror, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly: (i) no gain or loss will be recognized for federal income tax purposes by Acquiror or Seller as a result of the consummation of the Merger; (ii) no gain or loss will be recognized for federal income tax purposes by shareholders of Seller who exchange their Seller Common Stock solely for Acquiror Common Stock pursuant to the Merger (except to the extent of any cash received in lieu of fractional shares); and (iii) the tax basis of the Acquiror Common Stock received by shareholders of Seller who exchange all of their Seller Common Stock solely for Acquiror Common Stock in the Merger will be the same as the tax basis of the Seller Common Stock surrendered in exchange therefor. In rendering such opinion, such counsel may require and rely upon representations and covenants of Seller and Acquiror and such other persons as such counsel deems appropriate.


                                     ARTICLE 7

                         TERMINATION, AMENDMENT AND WAIVER

         7.1. TERMINATION. This Agreement may be terminated prior to the Effective Time:

         (a)  by mutual consent of Acquiror and Seller;

         (b) by either Acquiror or Seller, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

         (c) by either Acquiror or Seller if the Effective Time is not on or before February 28, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement); or

         Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other parties.

         7.2. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability or obligation of any party (or any shareholder, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, except (a) as may be otherwise provided in law or in equity,
(b) for the obligations of the parties under Article 8, and (c) that the covenants contained in Sections 5.4, 5.7(b), (c) and (d) hereof shall survive such termination.

         7.3. AMENDMENT. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         7.4. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto or (b) waive compliance with any of the agreements of any other parties or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.


                                     ARTICLE 8

                                    THE DEPOSIT

         8.1. OPTION DEPOSIT AND ESCROW DEPOSIT. Prior to the date hereof, and in consideration for certain covenants and agreements set forth in a letter agreement heretofore entered into by and among the parties hereto setting forth the general provisions of this Agreement, Acquiror has deposited $500,000 (the "Option Deposit") in an escrow account. Upon execution of this Agreement and in consideration of the covenants and agreements of Seller herein, Acquiror shall deposit in an escrow account with First Trust National Association (the "Escrow Agent") for the benefit of Seller, and pursuant to the escrow agreement attached hereto as Exhibit B, the sum of $1,000,000 (the "Escrow Deposit") plus the Option Deposit (together, the "Deposit"). Interest on the applicable portion of Deposit shall be paid to the party to be paid such portion of the Deposit pursuant to Section 8.2 or 8.3, hereof, as applicable. Any fees of the escrow agent shall be paid by the party receiving the interest on the Escrow Deposit.

         8.2. RELEASE OF DEPOSIT TO SELLER. If the Effective Time is delayed beyond February 28, 1998 or if the Merger shall not have been consummated for any reason on or prior to such date (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of Seller in breach of Seller's obligations under this Agreement), other than the termination of this Agreement pursuant to Section 7.1(b) due to a failure to satisfy the conditions of Sections 6.1(f), 6.2(g), 6.3(a) or (g) hereof, the Escrow Agent shall pay the Deposit, together with interest thereon, to Seller on the earlier of such termination or such date. If this Agreement is terminated pursuant to
Section 7.1(b), due to a failure to satisfy the conditions of Sections 6.1(f), 6.2(g), 6.3(a) or (g) hereof, the Escrow Agent shall pay the Option Deposit, together with interest thereon, to the Seller on such termination.

         8.3. REFUND OF DEPOSIT TO ACQUIROR. If the Effective Time is on or before February 28, 1998, the Deposit shall be refunded to Acquiror. If this Agreement is terminated at any time pursuant to Section 7.1(b) due to a failure to satisfy the conditions of Sections 6.1(f), 6.2(g), 6.3(a) or (g), or if the Merger shall not have been consummated due to the action or failure to act of Seller in breach of Seller's obligations under this Agreement, the Escrow Deposit shall be refunded to Acquiror.


                                     ARTICLE 9

                                 GENERAL PROVISIONS

         9.1. PUBLIC STATEMENTS. Neither Seller nor the Acquiror shall make any public announcement or statement with respect to the Merger, this Agreement or any related transactions without the approval of the other parties; provided, however, that Acquiror may, upon reasonable notice to and prior consultation with Seller, make any public announcement or statement that it believes is required by federal securities laws.

         9.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

         if to Acquiror:

              U.S. Bancorp
              Mail Station - MPFP3007
              601 Second Avenue South
              Minneapolis, Minnesota 55402-4302
              Attention:  Lee R. Mitau
              Fax:  (612) 973-4333

         with a copy to:

              Dorsey & Whitney LLP
              Pillsbury Center South
              220 South Sixth Street
              Minneapolis, Minnesota 55402
              Attention:  Elizabeth C. Hinck
              Fax:  (612) 340-8738

         if to Seller:

              Zappco, Inc.
              1015 St. Germain St. West
              P.O. Box  531
              St. Cloud, Minnesota 56302-0531
              Attention:  Edward J. Zapp
              Fax:  (320) 259-8440
         with a copy to:

              Fredrikson & Byron, P. A.
              1100 International Centre
              900 Second Avenue South
              Suite 1100
              Minneapolis, Minnesota 55402-3397
              Attention:  John Kost
              Fax:  (612) 347-7077

         All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when receipt electronically acknowledged, if faxed or telecopied; and the next day after being delivered to an overnight delivery service.

         9.3. INTERPRETATION. When a reference is made in this Agreement to subsidiaries of Acquiror, the word "subsidiary" means any "majority-owned subsidiary" (as defined in Rule 12b-2 under the 1934 Act) of Acquiror, as the context requires; provided, however, that neither Seller nor any Subsidiary shall at any time be considered a subsidiary of Acquiror for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

         9.4. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

         9.5. MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof; and (d) shall not be assigned by operation of law or otherwise. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         9.6. INVESTIGATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No investigation made by or on behalf of the parties hereto or the results of any such investigation shall constitute a waiver of any representation, warranty or covenant of any other party.

         9.7. NO SURVIVAL OF REPRESENTATIONS. The representations, warranties and covenants made by Seller and Acquiror in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on, and shall have no further force or effect after, the Effective Time, except for those covenants contained herein or therein which by their terms apply in whole or in part after the Effective Time.

         9.8. SCHEDULES. The Schedules referred to in this Agreement shall be delivered as of the date hereof under cover of a letter from the President of Seller.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly elected and authorized officers.


                                          U.S. BANCORP



                                          By  /s/ Richard A. Zona
                                            -----------------------------
                                            Richard A. Zona
                                             Vice Chairman





                                          ZAPPCO, INC.



                                          By /s/ Edward J. Zapp
                                            -----------------------------
                                             Edward J. Zapp
                                             President, Chairman and CEO

                                                                      EXHIBIT A








            , 199
------------     --


U.S. Bancorp
601 Second Avenue South
Minneapolis, Minnesota  55402-4302

Ladies and Gentlemen:

          1. I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of Zappco, Inc., a Minnesota corporation ("Zappco").

          2. Pursuant to an Agreement and Plan of Merger dated September 12, 1997 (the "Agreement"), by and between U.S. Bancorp, a Delaware corporation ("USBC"), and Zappco, it is contemplated that Zappco will merge with and into USBC and that all of the outstanding common stock, par value $1.00 per share, of Zappco ("Zappco Common Stock") will be converted into common stock, par value $1.25 per share, of USBC ("USBC Common Stock"), as set forth in the Agreement (the "Merger"). In connection with the Merger, I will receive my pro rata portion of the shares of USBC Common Stock upon distribution of the USBC Common Stock to the holders of Zappco Common Stock.

          3.   I hereby agree as follows:

               a. I will not offer to sell, transfer or otherwise dispose of any of the shares of USBC Common Stock distributed to me pursuant to the Merger (the "Stock"), except (i) in compliance with the applicable provisions of Rule 145, (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (iii) in an offering registered under the Securities Act.

          4. I consent to the endorsement of the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

                         "The shares represented by this certificate were
               issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by U.S. Bancorp of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

U.S. Bancorp
            , 199
------------     --
Page 2

          USBC's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement, it being understood that USBC will promptly process all transfer requests effected in compliance with the terms of this letter agreement.

          5. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legend set forth in paragraph 4 above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs
(c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or
(iii) I am not at the time an affiliate of USBC and have been the beneficial owner of the Stock for at least one year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and USBC has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of USBC and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or (v) USBC shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to USBC, to the effect that the stock transfer restrictions and the legend are not required.

          6. I have carefully read this letter agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Zappco.

                         Sincerely,



                         ----------------------------------------
                         [Name]


Agreed and accepted this
                         ---
day of             , 199  , by
       ------------     --

U.S. BANCORP



By
  ----------------------------
  Its
     -------------------------

                                                                 EXHIBIT B


                                  ESCROW AGREEMENT


          THIS ESCROW AGREEMENT is made and entered into this 12th day of September, 1997, by and among U.S. Bancorp ("USBC"), Zappco, Inc. ("Zappco") and First Trust National Association (the "Escrow Agent").

          Reference is made to that certain Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") by and between USBC and Zappco. The Merger Agreement provides that USBC shall deposit in an escrow account with the Escrow Agent for the benefit of Zappco an aggregate of $1,500,000 (the "Escrow Funds"), of which $500,000 has previously been deposited in a demand deposit account (Account No. 173100380612) (the "Existing Escrow Account") with U.S. Bank National Association (d/b/a First Bank National Association) and upon the execution of this Escrow Agreement will be transferred to an escrow account (the "New Escrow Account") with the Escrow Agent. Such Escrow Funds are to be held in escrow pursuant to the terms of the Merger Agreement. The parties hereto desire that the Escrow Agent hold, invest and distribute the Escrow Funds, together with interest accrued thereon, all in the manner set forth in this Escrow Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties contained herein and in the Merger Agreement, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, it is agreed as follows:

          1. DEFINITIONS. Capitalized terms used and not defined herein shall have the meaning given them in the Merger Agreement.

          2. APPOINTMENT OF ESCROW AGENT. USBC and Zappco hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Escrow Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. This Escrow Agreement shall supersede any prior written or oral agreement of the parties with respect to the funds held in the Existing Escrow Account.

          3. ESCROW DEPOSIT AND INVESTMENT. Prior to the execution of this Escrow Agreement, USBC has deposited $500,000 of the Escrow Funds in the Existing Escrow Account. Contemporaneous with the execution and delivery of this Escrow Agreement, such funds in the Existing Escrow Account have been transferred to the New Escrow Account and USBC has delivered $1,000,000 (the "Second Escrow Deposit") to the Escrow Agent for deposit in the New Escrow Account, which brings the aggregate amount deposited in the New Escrow Account to $1,500,000 (excluding earnings on deposits to date). The Escrow Agent agrees to hold and invest such Escrow Funds, together with interest accrued thereon, in the manner set forth in Schedule A to this Escrow Agreement, until such funds, and the interest accrued thereon, are released in accordance with the provisions of Section 4 hereof. The Escrow Agent shall change such investments procedures upon written instructions signed by USBC and Zappco. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall not be liable for any loss incurred at such liquidation which is due to fluctuations in market rates or penalties incurred because of early redemption.

          4. RELEASE OF ESCROW FUNDS. The Escrow Funds, and the interest accrued thereon, shall be released in accordance with written instructions signed by USBC and Zappco delivered to the Escrow Agent. USBC and Zappco agree that Article 8 of the Merger Agreement shall govern the manner in which the Escrow Funds shall be released by the Escrow Agent and that their written instructions to the Escrow Agent shall be in accordance with such Article 8.

          5. FEES OF ESCROW AGENT. The Escrow Agent shall be entitled to a fee for its services in the amount set forth on Schedule B to this Escrow Agreement. Such fee shall be paid by USBC upon invoice from the Escrow Agent. If the Second Escrow Deposit is released to Zappco upon written request from USBC and Zappco, then the Escrow Agent shall deduct the entire fee from the interest and income earned from the investment and reinvestment of the Escrow Funds and shall reimburse USBC for its payment of the fee of the Escrow Agent.

          6. DUTY AND LIABILITY OF ESCROW AGENT. The sole duty of the Escrow Agent shall be to receive, hold and distribute the Escrow Funds as provided in this Escrow Agreement. The Escrow Agent shall incur no liability with respect to any action taken by it in reliance upon or in response to any joint notice, direction, instruction or consent of the parties which may be given under the terms of this Escrow Agreement, nor for any action or omission of the Escrow Agent hereunder, except for its own willful misconduct. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be subject to nor bound by the terms of any other agreement between the parties.

          7. ASSIGNMENT; BINDING EFFECT. This Escrow Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns. This Escrow Agreement shall not be assignable or transferable, in whole or in part, by any of the parties hereto except upon the express prior written consent of all of the other parties hereto, and nothing contained in this Escrow Agreement is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of, this Escrow Agreement.

          8. NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by facsimile, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

               if to USBC:

                    U.S. Bancorp
                    Mail Station - MPFP3007
                    601 Second Avenue South
                    Minneapolis, Minnesota 55402-4302
                    Attention:  Lee R. Mitau
                    Fax:  (612) 973-4333

               with a copy to:

                    Dorsey & Whitney LLP
                    Pillsbury Center South
                    220 South Sixth Street
                    Minneapolis, Minnesota  55402
                    Attention:  Elizabeth C. Hinck
                    Fax:  (612) 340-8738

               if to Zappco:

                    Zappco Inc.
                    1015 St. Germain St. West
                    P.O. Box 531
                    St. Cloud, Minnesota  56302-0531
                    Attention:  Edward J. Zapp
                    Fax:  (320) 259-8440

               with a copy to:

                    Fredrikson & Byron, P.A.
                    1100 International Center
                    900 Second Avenue South
                    Suite 1100
                    Minneapolis, Minnesota  55402-3397
                    Attention:  John G. Kost
                    Fax:  (612) 347-7077

               if to the Escrow Agent:

                    First Trust National Association
                    First Trust Center - SPFT0210
                    180 East Fifth Street
                    St. Paul, Minnesota  55101
                    Attention: Thomas M. Gronlund
                    Fax:  (612) 244-0712

          9. TERMINATION. This Escrow Agreement is deemed terminated upon the release of the entire amount of the Escrow Funds in accordance with
Section 7 and 8 of the Merger Agreement.

          10. AMENDMENT. This Escrow Agreement may be amended only by a written instrument signed by all of the parties.

          11. GOVERNING LAW. This Escrow Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

          12. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

                                            U.S. BANCORP


                                            By
                                              ---------------------------

                                            Its
                                               --------------------------




                                            ZAPPCO, INC.


                                            By
                                              ---------------------------

                                            Its
                                               --------------------------



                                            FIRST TRUST NATIONAL ASSOCIATION


                                            By
                                              ---------------------------

                                            Its
                                               --------------------------

                                                                  APPENDIX B

[Dain Bosworth Letterhead/Logo]



September 12, 1997



Board of Directors
Zappco, Inc.
1015 West St. Germain
St. Cloud, MN 56301

Members of the Board:

You have requested our opinion, as of the date hereof, as to the fairness, from a financial point of view, to the holders of the common stock of Zappco, Inc. (the "Company") of the consideration to be received by such holders in connection with an Agreement and Plan of Reorganization (the "Merger Agreement"), dated on or about September 12, 1997, by and among U.S. Bancorp ("USB") and the Company. The Merger Agreement provides for, among other things, the merger of the Company with and into USB (the "Merger") pursuant to which the holders of the common stock of Zappco will receive such number of shares of USB common stock as determined by dividing the amount of approximately $69,899,000, plus additional retained earnings from August 31, 1997 to the closing of the Merger (the "Effective Time"), by the average closing price of USB's common stock for the ten trading days preceding the Effective Time. A portion of the USB shares received by the holders of Zappco common stock will be restricted as to transferability for a period of two years following the Effective Time.

Dain Bosworth Incorporated ("Dain Bosworth"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. In the ordinary course of business Dain Bosworth has published research reports and made recommendations regarding the equity securities of USB, as well as other companies in the commercial banking industry. Additionally, Dain Bosworth has traded debt and equity securities of USB as well as the securities of other publicly traded companies in the commercial banking industry, and periodically may have positions in such securities. Dain Bosworth has in the past served as a managing underwriter for public offerings of USB equity and debt securities, and has also acted as agent in the private placement of USB debt securities.

Dain Bosworth has been engaged by the Company to render this fairness opinion and we will receive a fee for rendering such opinion. We also will be indemnified against certain liabilities that may arise from activities related to our engagement.

Board of Directors
Zappco, Inc.
Page 2

In connection with this opinion, we have, among other things, reviewed certain publicly available information regarding the Company and USB. In addition, we have reviewed certain confidential financial, operating and other information supplied to us by the Company. We visited the corporate offices of the Company and made inquiries of management regarding the past and current business operations, financial condition, and future prospects of the Company. We have reviewed drafts of the Merger Agreement and drafts of selected other documents related to the Merger. In addition, we have held discussions with the senior management of the Company and USB to understand their respective reasons for completing the Merger.

We have also considered certain publicly-available financial and stock market data on USB. We compared this information to similar information for certain publicly traded companies in the business similar to the Company and USB, and we also considered, to the extent publicly available, the terms of selected relevant mergers and acquisitions, analyzed the general economic outlook for companies in the commercial banking industry, and performed other studies and analyses as we considered appropriate.

In conduction our review and in rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of such information. It is understood that we were retained by the Board of Directors of the Company, and that the Board of Directors has not looked to us for independent verification with respect to the financial and other information provided to us or publicly available, including the projections provided to us relating to the Company. We have further relied upon the assurances of management of the Company that they are not aware of any facts that would make the information supplied to us by the Company inaccurate or misleading.

Our opinion as expressed herein is limited to the fairness to common shareholders of the Company, from a financial point of view, of the consideration to be received by such shareholders in connection with the Merger, and does not address the Company's underlying business decision to proceed with the Merger. We were not asked to solicit, and did not solicit, proposals from other parties regarding a merger or acquisition of the Company. We did not make an independent appraisal of the assets or liabilities of the Company or USB, and we do not express an opinion regarding the liquidation value or solvency of either company or the regulatory compliance of USB. Also, we are not expressing any opinion herein as to the prices at which the stock of USB will trade in the future. Our opinion is based solely on information available to us on or before the date hereof, and reflects general market, economic, financial, monetary, and other conditions as of such date.

This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the shareholders' meeting to be held in connection with the Merger. Also, our opinion may not be reproduced, quoted, published, or referred to in any manner, nor be used for any other purposes, without our prior written consent.

Board of Directors
Zappco, Inc.
Page 3

Based upon the foregoing, and other matters that we considered relevant, it is our opinion that, as of the date hereof, the consideration to be received by the common shareholders of the Company pursuant to the terms of the Merger is fair to such shareholders from a financial point of view.

Very truly yours,


/s/ DAIN BOSWORTH INCORPORATED

                                                                   APPENDIX C


                          SECTIONS 302A.471 AND 302A.473 OF
                      THE MINNESOTA  BUSINESS CORPORATION ACT--
                             DISSENTERS' APPRAISAL RIGHTS

302A.471.  RIGHTS OF DISSENTING SHAREHOLDERS

    SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

    (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

         (1)  alters or abolishes a preferential right of the shares;

         (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

         (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

         (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

    (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

    (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

    (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

    (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    SUBD. 2.  BENEFICIAL OWNERS.

    (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    SUBD. 3  RIGHTS NOT TO APPLY.

    (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

    (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

    SUBDIVISION 1.  DEFINITIONS.

    (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

    SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    SUBD. 4.  NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

    (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

         (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

         (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

         (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

         (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    SUBD. 5.  PAYMENT; RETURN OF SHARES.

    (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

         (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

         (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    SUBD. 8.  COSTS; FEES; EXPENSES.

    (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                       PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Delaware law, the directors and officers of U.S. Bancorp (the "Company") are entitled, under certain circumstances, to be indemnified by the Company against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

    Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the directors derived an improper personal benefit.

    The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by Delaware law, as amended from time to time. The Board of Directors has discretion to indemnify any employee of the Company for actions arising by reason of the employee's employment with the Company. Expenses incurred by officers and directors in defending actions, suits, or proceedings shall be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

    The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  EXHIBITS.

    2.1 Agreement and Plan of Merger dated September 12, 1997, by and among the Company and Zappco, Inc. (Included in Proxy Statement/Prospectus as Appendix A.) The registrant agrees to furnish supplementally a copy of omitted schedules to the Commission upon request.

    4.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed August 1, 1997, File No. 1-6880.)

    4.2 Certificate of Designation for the Company's Series 1990A Preferred Stock. (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File
         No. 33-42650.)

    4.3 Certificate of Designation for the Company's 8 1/8% Cumulative Preferred Stock, Series A, par value $1.00 per share, liquidation preference $25 per share. (Incorporated by reference to Exhibit B to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed August 1, 1997.)

    4.4 Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.2 to the registrant's Current Report on Form 8-K filed August 1, 1997.)

    4.5 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    4.6 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    4.7 Second Amendment, dated July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company
         (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    4.8 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and the Company (without exhibits). (Incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    4.9  Form of Periodic Stock Purchase Right.  (Incorporated by reference to
         Exhibit 4.12 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    4.10 Form of Risk Event Warrant.  (Incorporated by reference to Exhibit
         4.13 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    4.11 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    4.12 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company
         (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

    5.1 Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered.

    8.1 Opinion and consent of Fredrikson & Byron, P.A. as to certain federal income tax consequences described in the Proxy Statement/Prospectus.

    23.1 Consent of Dorsey & Whitney LLP  (Included in Exhibit 5.1.)

    23.2 Consent of Fredrikson & Byron, P.A.  (Included in Exhibit 8.1.)

    23.3 Consent of Ernst & Young LLP (relating to financial statements of the Company).

    23.4 Consent of Deloitte & Touche LLP (relating to financial statements of the Company)

    23.5 Consent of Coopers & Lybrand L.L.P. (relating to financial statements of the Company)

    23.6 Consent of Larson, Allen, Weishair & Co., LLP (relating to financial statements of Zappco, Inc.).

    23.7 Consent of Dain Bosworth Incorporated

    24.1 Powers of Attorney.

    99.1 Form of Proxy for Special Meeting of Shareholders of Zappco, Inc.

    99.2 Form of Representation Letter of Zappco Shareholders.

    99.3 Articles of Incorporation of Zappco, Inc.

    99.4 Certificate of Amendment to Articles of Incorporation of Zappco, Inc.

    99.5 Bylaws of Zappco, Inc., as amended.

    99.6 Escrow Agreement, dated September 12, 1997, by and among USB, Zappco, Inc., and First Trust National Association (Included in Proxy Statement/Prospectus as Exhibit B to Appendix A.)


----------
*  To be filed by Amendment.

    (b)  FINANCIAL STATEMENT SCHEDULES.

          None.

    (c)  REPORTS, OPINIONS AND APPRAISALS.

         The opinion of Dain Bosworth Incorporated is included as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its articles, bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 27, 1997.

                                       U.S. BANCORP



                                       By /s/ John F. Grundhofer
                                          ---------------------------------
                                                 John F. Grundhofer
                                           President and Chief Executive
                                                      Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE AND TITLE                            DATE

         /s/ John F. Grundhofer                       October 27, 1997
    ------------------------------------
              John F. Grundhofer,
     President, Chief Executive Officer
                and Director
        (principal executive officer)


            /s/ Susan E. Lester                       October 27, 1997
     ------------------------------------
              Susan E. Lester,
      Executive Vice President and Chief
              Financial Officer
         (principal financial officer)


             /s/ David J. Parrin                      October 27, 1997
      ------------------------------------
               David J. Parrin,
      Senior Vice President and Controller
         (principal accounting officer)


                      *                               October 27, 1997
      ------------------------------------
           Linda L. Ahlers, Director


                      *                               October 27, 1997
      ------------------------------------
            Harry L. Bettis, Director


                      *                               October 27, 1997
      ------------------------------------
           Gerry B. Cameron, Director

                      *                               October 27, 1997
      ------------------------------------
       Carolyn Silva Chambers, Director


                      *                               October 27, 1997
      ------------------------------------
        Arthur D. Collins, Jr., Director


                      *                               October 27, 1997
      ------------------------------------
            Peter H. Coors, Director


                      *                               October 27, 1997
      -----------------------------------
           Franklin G. Drake, Director


                      *                               October 27, 1997
      ------------------------------------
           Robert L. Dryden, Director


                      *                               October 27, 1997
      -----------------------------------
             John B. Fery, Director


                      *                               October 27, 1997
      -----------------------------------
          Joshua Green III, Director


                      *                               October 27, 1997
      -----------------------------------
            Roger L. Hale, Director


                      *                               October 27, 1997
      ------------------------------------
          Delbert W. Johnson, Director


                       *                              October 27, 1997
      -----------------------------------
           Norman M. Jones, Director


                       *                              October 27, 1997
      -----------------------------------
         Richard L. Knowlton, Director


                       *                              October 27, 1997
      ------------------------------------
           Jerry W. Levin, Director


                       *                              October 27, 1997
      -----------------------------------
           Kenneth A. Macke, Director


                       *                              October 27, 1997
      ------------------------------------
            Allen T. Noble, Director

                       *                              October 27, 1997
      ------------------------------------
          Edward J. Phillips, Director


                       *                              October 27, 1997
      ------------------------------------
           Paul A. Redmond, Director



      ------------------------------------
           S. Walter Richey, Director


                       *                              October 27, 1997
      ------------------------------------
         Richard L. Robinson, Director


                       *                              October 27, 1997
      -----------------------------------
           N. Stewart Rogers, Director


                       *                              October 27, 1997
      ------------------------------------
          Richard L. Schall, Director


                       *                              October 27, 1997
      ------------------------------------
          Walter Scott, Jr., Director


                       *                              October 27, 1997
      ------------------------------------
         Benjamin R. Whiteley, Director


* By         /s/ David J. Parrin
      ------------------------------------
                David J. Parrin,
          Pro se and as Attorney-in-Fact

                                    EXHIBIT INDEX



                                                                                Page
                                                                                ----
2.1  Agreement and Plan of Merger dated September 12, 1997, by and among the
     Company and Zappco, Inc.  (Included in Proxy Statement/Prospectus as
     Appendix A.)  The registrant agrees to furnish supplementally a copy of omitted schedules to the Commission upon request.

4.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed August 1, 1997, File No. 1-6880.)

4.2  Certificate of Designation for the Company's Series 1990A Preferred Stock.
     (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

4.3  Certificate of Designation for the Company's 8 1/8% Cumulative Preferred
     Stock, Series A, par value $1.00 per share, liquidation preference $25 per share. (Incorporated by reference to Exhibit B to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed August 1, 1997.)

4.4  Bylaws of the Company, as amended  (Incorporated by reference to Exhibit
     3.2 to the registrant's Current Report on Form 8-K filed August 1, 1997.)

4.5  Stock Purchase Agreement, dated as of May 30, 1990, among Corporate
     Partners, L.P., Corporate Offshore Partners, L.P., The State Board of
     Administration of Florida and the Company (without exhibits).
     (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

4.6 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The
     State Board of Administration of Florida and the Company (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the registrant's
     Registration Statement on Form S-3, File No. 33-42650.)

4.7  Second Amendment, dated July 18, 1990, to Stock Purchase Agreement among
     Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State
     Board of Administration of Florida and the Company (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the registrant's
     Registration Statement on Form S-3, File No. 33-42650.)

4.8 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and the Company (without exhibits).
     (Incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

4.9  Form of Periodic Stock Purchase Right.  (Incorporated by reference to
     Exhibit 4.12 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

4.10 Form of Risk Event Warrant.  (Incorporated by reference to Exhibit 4.13 to
     Amendment No. 1 to the registrant's Registration Statement on Form S-3,
     File No. 33-42650.)

4.11 Registration Rights Agreement, dated as of July 18, 1990, among Corporate
     Partners, L.P., Corporate Offshore Partners, L.P., The State Board of
     Administration of Florida and the Company (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)



4.12 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the registrant's Registration Statement on Form S-3, File No. 33-42650.)

5.1 Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered.

8.1 Opinion and consent of Fredrikson & Byron, P.A. as to certain federal income tax consequences described in the Proxy Statement/Prospectus.

23.1 Consent of Dorsey & Whitney LLP  (Included in Exhibit 5.1.)

23.2 Consent of Fredrikson & Byron, P.A.  (Included in Exhibit 8.1.)

23.3 Consent of Ernst & Young LLP (relating to financial statements of the Company).

23.4 Consent of Deloitte & Touche LLP (relating to financial statements of the Company)

23.5 Consent of Coopers & Lybrand L.L.P. (relating to financial statements of the Company)

23.6 Consent of Larson, Allen, Weishair & Co., LLP (relating to financial statements of Zappco, Inc.).

23.7 Consent of Dain Bosworth, Incorporated

24.1 Powers of Attorney.

99.1 Form of Proxy for Special Meeting of Shareholders of Zappco, Inc.

99.2 Form of Representation Letter of Zappco Shareholders.

99.3 Articles of Incorporation of Zappco, Inc.

99.4 Certificate of Amendment to Articles of Incorporation of Zappco, Inc.

99.5 Bylaws of Zappco, Inc., as amended.

99.6 Escrow Agreement, dated September 12, 1997, by and among USB, Zappco, Inc., and First Trust National Association (Included in Proxy Statement/Prospectus as Exhibit B to Appendix A.)

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